UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

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NABORS INDUSTRIES LTD.

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Annual General Meeting of Shareholders

Tuesday, June 1, 2021, 10:00 A.M. CDT

The Offices of Nabors Corporate Services, Inc.

515 West Greens Road

Houston, Texas 77067

Notice of 2021 Annual General Meeting of Shareholders

Tuesday, June 1, 2021, 10:00 A.M. CDT

The Offices of Nabors Corporate Services, Inc., 515 W. Greens Rd., Houston, Texas 77067

April 22, 2021

Dear Fellow Shareholder:

On behalf of the Board of Directors (the “Board”) of Nabors Industries Ltd. (“Nabors,” or the “Company”), we cordially invite you to attend the Company’s 2021 annual general meeting of shareholders to be held at the offices of our subsidiary, Nabors Corporate Services, Inc., 515 W. Greens Rd., Houston, Texas, 77067 on June 1, 2021 at 10:00 A.M. CDT (the “meeting”). You are entitled to vote at the meeting if you were a shareholder of record at the close of business on April 5, 2021. This year, shareholders will consider:

1.	the election of seven directors for a one-year term (Item 1);

2.

the approval and appointment of PricewaterhouseCoopers LLP as the Company’s independent auditor for the year ending December 31, 2021, and authorization for the Audit Committee of the Board to set the independent auditor’s remuneration (Item 2);

3.	an advisory “Say on Pay” vote to approve the compensation paid by the Company to its named executive officers as disclosed in the Proxy Statement (Item 3);

4.	the approval of Amendment No.1 to the Company’s Amended and Restated 2016 Stock Plan (Item 4); and

5.	such other business as may properly come before the meeting.

The Company’s annual audited financial statements for the year ended December 31, 2020, also will be presented at the meeting.

Further information regarding the meeting and the above proposals is set forth in the Proxy Statement. We are mailing a Notice of Internet Availability of Proxy Materials (the “Notice”) on or about April 22, 2021. Shareholders who have requested a paper copy of the Proxy Statement and the Company’s 2020 Annual Report will receive those documents. The Notice contains instructions on how to access the proxy materials, vote online and obtain a paper copy of the proxy materials.

YOUR VOTE IS VERY IMPORTANT. PLEASE SUBMIT YOUR PROXY OR VOTING INSTRUCTIONS AS SOON AS POSSIBLE. We hope you will read the Proxy Statement and 2020 Annual Report and submit your proxy, or use telephone or Internet voting, prior to the meeting. Even if you plan to attend the meeting, please submit a proxy as soon as possible to ensure that your shares are voted at the meeting in accordance with your instructions.

On behalf of the Board and our management team, I extend our appreciation for your continued support.

Sincerely yours,

ANTHONY G. PETRELLO Chairman, President and Chief Executive Officer

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS

FOR THE ANNUAL GENERAL MEETING TO BE HELD ON JUNE 1, 2021:

Our Proxy Statement and our 2020 Annual Report are available at:

www.proxyvote.com

April 22, 2021

Dear Fellow Shareholder:

It is an honor to serve as the Company’s Lead Director. On behalf of the entire Board, we thank you for your investment through what has been one of the most turbulent periods in our industry’s history. From the global public health crisis and the tremendous degree of social unrest, to the complex and challenging oil market conditions brought on by numerous stressors, the constant of 2020 was the diligent and tireless work of the management and employees of Nabors to move the Company forward.

Delivering Progress Through Challenging Times

A reverse stock split was approved by shareholders during the year, enabling the Company to remain listed on the New York Stock Exchange. Though difficult, the Company was able to “weather the storm” so to speak, even while some of its peers were forced to file for Chapter 11 bankruptcy protection. Despite the challenges of 2020, Nabors performed exceedingly well and the Board is proud of what the Company was able to accomplish in one of the most difficult times the Company has ever faced, including:

•	Reducing total debt by roughly $365 million (nearly 11%) and net debt by roughly $394 million (nearly 14%)

•	Increasing full-year daily margin in our U.S. Drilling segment by $699, or nearly 6% and increasing full-year daily margin in our International segment by $177, or more than 1%

•	Reducing general and administrative plus research and engineering expense by 23%

•	Reducing capital spending by 54%

•	Amending our revolving credit facility to remove the leverage ratio covenant and give us greater financial flexibility

This excellent performance was achieved by our hardworking, dedicated employees who remained committed to our customers throughout this incredibly challenging year.

Deepening Engagement with Our Shareholders

We continued our track record of shareholder engagement in 2020. In addition to discussing our business strategy, performance and industry dynamics, we were especially focused on understanding shareholder perspectives on our corporate governance and executive compensation after recent years of disappointing Say-on-Pay votes. Over the past year, members of our Board reached out to shareholders representing 35% of outstanding shares and engaged with holders representing 26% of outstanding shares. We also held discussions with representatives from the two largest proxy advisory firms. I personally participated in several of these dialogues, along with the Chairs of our Compensation Committee and our ESG Committee, our Corporate Secretary and a small team of experts from Nabors. We received valuable feedback from our shareholders that greatly influenced our compensation decisions, and which is detailed in the letter authored by our Compensation Committee Chair and the detailed CD&A that follows. In response to shareholder feedback, we made numerous changes to our executive compensation program, including:

•	Reductions in the grant date value of our CEO’s TSR Share award for 2020 and 2021

•	Introduction of a payout cap for our CEO’s TSR award at five times the grant date fair value

•	Reduction in CEO, and CFO base salaries for 2020 totaling approximately 25% and 23%, respectively

•

Introduction of Performance Share Units for our CEO and CFO, which are granted and reported at target value, replacing the full earned value Performance Share awards to which they are entitled under their respective employment agreements

•	Compensation Committee rotation and new leadership

•	Reduction in director compensation for 2020 by approximately 21% on average

We also made a number of disclosure enhancements, including:

•	Enhanced transparency and readability of our CD&A and overall Proxy Statement

•	Published a supplemental presentation alongside this Proxy Statement to provide additional context on executive compensation

•	Published our latest sustainability report, which can be found on our website at https://www.nabors.com/global-stewardship

Continuing Our ESG Commitment

Equally important is the Company’s ongoing focus and commitment to ESG. We continued to deepen our ESG reporting in 2020 and pursued new initiatives related to diversity and inclusion and anticipate further actions to come. Highlights for 2020 include:

•	Further developed reporting initiatives aligned with SASB and GRI

•	Signed up to the Science Based Targets initiative to develop a rigorous plan for emissions reductions

•	Launched crucial diversity and health, safety and environmental initiatives to drive further progress

•	Established diversity and inclusion council and employee resource group

•	Linked ESG with executive compensation

We look forward to continuing the dialogue with our shareholders over the coming months on these important topics. Our goal remains consistent – to be as responsive as possible to our shareholders and all stakeholders as we strive to maximize shareholder returns.

Sincerest regards,

JOHN YEARWOOD

Lead Independent Director

2021 Proxy Statement	i

PROXY SUMMARY

This summary highlights information contained in this Proxy Statement. It does not contain all the information that you should consider before voting. We encourage you to read the entire Proxy Statement. For information regarding the Company’s 2020 financial performance, please read our 2020 Annual Report. The annual meeting will take place:

Date: June 1, 2021	Time: 10:00 A.M. CDT	Place: The Offices of Nabors Corporate Services, Inc. 515 W. Greens Rd. Houston, Texas 77067

Please vote your shares promptly, as this will save the expense of additional proxy solicitation. You may submit your vote by Internet, telephone, mail or in person.

Visit the website listed on your proxy card/voting instruction form to vote via the Internet.	Call the telephone number on your proxy card/voting instruction form to vote by telephone.

Sign, date and return your proxy card/voting instruction form to vote by mail.	Vote in person at the annual meeting. Owners with shares held through a bank or broker may vote in person at the meeting if they have a legal proxy from the bank or broker and bring it to the meeting.

Items to Be Considered & Board Recommendations

Item		Votes Required for Approval	Board’s Voting Recommendation	Page Reference

Item 1	Elect directors	Plurality of votes cast	FOR	5

Item 2	Approve and appoint PricewaterhouseCoopers LLP as our independent auditor for the year ending December 31, 2021 and authorize the Board’s Audit Committee to set the independent auditor’s remuneration	Majority of votes present	FOR	27

Item 3	Approve, on an advisory basis, the compensation of the Company’s named executive officers	Majority of votes present The vote on this item is nonbinding, but the Board will consider the results of the vote in making future decisions	FOR	57

Item 4	Approve Amendment No. 1 the Company’s Amended and Restated 2016 Stock Plan	Majority of votes present	FOR	58

This Proxy Statement and our 2020 Annual Report are available electronically on our hosted website at www.proxyvote.com and accessible via the QR code at the right. The Notice and proxy materials are first being made available to our shareholders on or about April 22, 2021.

2021 Proxy Statement	1

PROXY SUMMARY

Director Nominees

Upon the recommendation of the ESG Committee (formerly the Governance and Nominating Committee), the Board has nominated the following seven director nominees (all of whom are current directors) to be elected at the annual general meeting of shareholders. All the nominees for director are independent under the rules of the NYSE, other than Mr. Petrello, who is our Chief Executive Officer. Detailed information about each director nominee, including their respective backgrounds, skills and experience, can be found under “Corporate Governance—Director Nominees”.

Name, Age and Primary Occupation	Director Since	Independent	Committees

Tanya S. Beder, Age 65 Chairman and CEO of SBCC Group Inc.	2017	✓	Audit, Compensation (Chair), Technology and Safety

Anthony R. Chase, Age 66 Chairman and CEO of ChaseSource, L.P.	2019	✓	Compensation, ESG, Risk Oversight (Chair)

James R. Crane, Age 67 Chairman and CEO of Crane Capital Group Inc.	2012	✓	Executive, and Technology and Safety (Chair)

John P. Kotts, Age 70 Private investor and entrepreneur	2013	✓	Audit (Chair), Compensation

Michael C. Linn, Age 69 President and CEO of MCL Ventures, LLC	2012	✓	ESG (Chair), Risk Oversight

Anthony G. Petrello, Age 66 Chairman of the Board, President and CEO	1991		Executive (Chair)

John Yearwood, Age 61 Independent Lead Director Retired President, CEO and COO of Smith International, Inc.	2010	✓	Audit, ESG, Executive, Risk Oversight, Technology and Safety

Director Dashboard

2	2021 Proxy Statement

PROXY SUMMARY

Diverse Skillsets and Backgrounds

Health, Safety and Environment	4

Academia/Education	3

Logistics	1

Technology	4

Manufacturing	3

Investment Banking	4

Financial Literacy / Accounting	7

Finance / Capital Allocation	6

International	7

CEO / Business Head	7

Oil and Gas	6

Drilling	4

Oilfield Services Industry	5

Corporate Governance	7

Public Company Director	7

Shareholder Engagement in 2020

Why We Engage

We believe that dialogue with shareholders and key stakeholders affords our Board and management team deep, important insights on the most important topics facing our Company. We regularly engage with shareholders throughout the year on topics ranging from our business strategy and performance, to ESG and compensation issues. Doing so allows for more focused, effective responses to issues and questions as they arise.

How We Engage

Outreach Shareholders are engaged through various methods, including one-on-one meetings, analyst conferences, investor days, panel discussions, and the annual shareholder meeting.	»

Discussion

Active discussions involving management and independent directors, including our lead independent director, are the key to gaining insight and understanding of investor questions and concerns.

		»	Feedback Shareholder feedback from any medium is shared with management and the Board of Directors.	»	Results Serious matters are deliberated by the Board, which converts shareholder feedback into tangible actions.

Scope of Recent Engagement

Over the past year we reached out to 10 of our largest institutional shareholders, representing approximately 35% of our common shares outstanding, in an effort to better understand their perspectives on important compensation and governance matters. Ultimately we held discussions with shareholders representing approximately 26% of our outstanding shares as of year-end 2020. The Chair of the Compensation Committee, the Chair of the ESG Committee, the Lead Director, and the Corporate Secretary participated in several of these discussions along with a small team of experts from Nabors. Our investor relations team also engaged in dialogue on a regular basis with a number of shareholders in 2020.

2021 Proxy Statement	3

PROXY SUMMARY

In addition to providing updates on our business strategy and performance, we discussed the following matters:

Topic	Focus Areas

Ongoing Impact of COVID-19	• Assessing the impact to our business • Studying business continuity efforts • Reviewing the employee health and safety response

Compensation (see CD&A for additional detail)

•  Reducing CEO compensation

•  Deepening alignment between performance and compensation

•  Introducing Performance Share Units and enhance long-term compensation program

•  Incorporating ESG-related plan metrics

•  Implementing Compensation Committee leadership and composition changes

•  Reducing amount of equity awarded

•  Reducing director compensation

•  Establishing performance metrics with transparent, quantifiable measures

Governance	• Evaluating Board leadership and robust role of our independent Lead Director • Reviewing Board composition

Sustainability

•  Developing further ESG-related disclosures in line with SASB and GRI

•  Announcing intention to align long-term emissions targets with the Science-Based Targets initiative

•  Developing programs to increase diverse representation among management

•  Adding programs around key health, safety and environmental initiatives

Corporate Governance Best Practices

✓ Independent Lead Director	✓ Significant stock ownership across key executives
✓ Annual director elections	✓ Proxy access
✓ Fulsome Board evaluation process	✓ Continuing education for directors
✓ Dedicated ESG Committee	✓ Shareholder right to call special meetings
✓ Active shareholder engagement program	✓ Majority independent Board
✓ Gender, ethnic and cultural diversity among Board and management

4	2021 Proxy Statement

PROXY STATEMENT

Item 1: Election of Directors

The members of the ESG Committee recommended the re-nomination of all seven continuing director nominees. The full Board has agreed with the recommendations of the ESG Committee and nominated each of Ms. Beder and Messrs. Chase, Crane, Kotts, Linn, Petrello and Yearwood for re-election. Each nominee for director who is elected at the meeting will serve a one-year term, expiring at the next annual general meeting of shareholders or until such later time as such director’s successor is duly elected and qualified. Each of the nominees has agreed to serve as a director if elected, and we do not anticipate that any will be unable or unwilling to stand for election.

The ESG Committee and the Board have determined that the nominees possess the right mix of backgrounds, perspectives and experiences to provide robust oversight. The Board regularly evaluates the needs and risks facing the Company to ensure the Board embodies the necessary skills, attributes and qualifications to suit the evolving landscape in which it operates. The Board’s top priority is to ensure effective and ethical oversight of the Company and its operations, and the implementation of its strategic goals.

To guide this process, the Committee considers a broad set of criteria to ensure that each candidate can assist the Board in fulfilling its fiduciary duties to the Company and its shareholders. In identifying and recommending director nominees, the ESG Committee places primary emphasis on the following criteria:

•	Reputation, judgment, integrity and, for non-employee directors, independence;

•	Diversity of viewpoints, backgrounds and experience, including gender, race, ethnicity, age, and geography;

•	Business or other relevant experience;

•

The extent to which the interplay of the nominee’s expertise, skills, knowledge, and experience with that of the other members of the Board will result in an effective Board that is responsive to the Company’s needs; and

•

For director nominees who are current directors, history of attendance at Board and Committee meetings, as well as preparation for, participation in and contributions to the effectiveness of those meetings.

These criteria include those set forth in our Board Guidelines on Significant Corporate Governance Issues, which are available on our website at www.nabors.com and to any shareholder who requests them in writing. Requests should be addressed to the Corporate Secretary and delivered in person or by courier to the address on notice of meeting appearing at the beginning of this Proxy Statement, or by mail to P.O. Box HM3349, Hamilton, HMPX Bermuda.

2021 Proxy Statement	5

PROXY STATEMENT

Director Nominee Snapshot

The table and charts below summarize the key skills and attributes of each director and illustrates the depth of expertise as well as the diverse, balanced nature of perspectives.

	Beder	Chase	Crane	Kotts	Linn	Petrello	Yearwood

Skills & Experience

Public Company Director	❖	❖	❖	❖	❖	❖	❖

Corporate Governance	❖	❖	❖	❖	❖	❖	❖

Oilfield Services Industry		❖		❖	❖	❖	❖

Drilling		❖			❖	❖	❖

Oil and Gas		❖	❖	❖	❖	❖	❖

CEO / Business Head	❖	❖	❖	❖	❖	❖	❖

International	❖	❖	❖	❖	❖	❖	❖

Finance / Capital Allocation	❖	❖		❖	❖	❖	❖

Financial Literacy / Accounting	❖	❖	❖	❖	❖	❖	❖

Investment Banking	❖	❖	❖	❖

Manufacturing				❖		❖	❖

Technology	❖	❖				❖	❖

Logistics			❖

Academia/Education	❖	❖			❖

Health, Safety and Environment		❖	❖			❖	❖

Board Tenure – Years	4	2	9	8	9	30	11

INDEPENDENT DIRECTORS 6/7	DIVERSITY		AGE RANGE 61 ▶ 70
	14.3% WOMEN	14.3% MINORITY

IND. DIRECTOR AVG. TENURE 7.2 YEARS	AVERAGE AGE 66 YEARS

6	2021 Proxy Statement

PROXY STATEMENT

Director Skills and Experiences

The Board believes its current and future directors should possess a broad mix of attributes and perspectives. Currently the Board is focused on maintaining a mix of individuals with the following backgrounds and experiences:

Public Company Director	Prior public-company director experience is helpful in that the nominee will have an understanding of (i) his or her role – there is no time for on-the-job training; (ii) how to deal with the myriad of complex issues that can arise and need attention; and (iii) the time commitment involved

Corporate Governance	Experience in dealing with evolving and dynamic corporate governance matters helps to ensure proper corporate policies are in place and enforced, and that the Board and management are appropriately and fully fulfilling their responsibilities

Oilfield Services/ Drilling/ Oil & Gas	An in-depth knowledge of these industries is important for maintaining our place as a leading provider of drilling and drilling-related services and equipment

CEO/Business Head	Background and experience as a CEO provides an understanding of the requirements and challenges to manage employees and run a company

International	International experience is essential for a company like Nabors, with operations and offices in over 20 countries worldwide

Finance/ Capital Allocation	Knowledge and expertise in financial matters helps to ensure the availability and correct allocation of financial resources to maximize returns

Investment Banking	A background and understanding in this area is useful in pursuing strategic acquisitions

Financial Literacy/ Accounting	An understanding of financial reporting and accounting principles is necessary to satisfy stock market listing requirements and, more importantly, in fulfilling accounting oversight responsibilities

Manufacturing	Experience and knowledge of manufacturing processes is important for us as, unlike some of our competitors, we develop and manufacture much of the equipment we use

Technology	A broad understanding of technology and technical systems helps ensure the sensible investing in, and development of, technology

Logistics	Without the proper flow of equipment, supplies, and personnel, we cannot support and satisfy global customer demands

Academia/ Education	An academic background can bring new ways of thinking and problem solving to corporate issues

Health, Safety and Environment	Essential to achieving our “Mission Zero” company-wide effort to eliminate injuries and incidents, and ensuring environmentally sound operations

2021 Proxy Statement	7

PROXY STATEMENT

The members of the ESG Committee, as well as the full Board, believe that the combination of the various qualifications, attributes, skills, balanced tenure and experiences of the director nominees contributes to an effective and well-functioning Board and that, individually and as a whole, the director nominees possess the necessary qualifications and expertise to provide effective oversight of the Company and its business.

Director Nominees

TANYA S. BEDER Independent Director Director since: 2017 Age: 65	Committees: Audit, Compensation, Risk Oversight, Technology and Safety Other Public Company Boards: 1

Ms. Beder currently serves as the Chairman and CEO of SBCC Group, Inc. (“SBCC”), which she founded in January 1987. SBCC is an independent advisory firm operating globally, whose projects include assisting corporate management, institutional investors, large financial firms and other clients in solving complex financial problems under crisis and providing strategic advice to seize opportunities. Ms. Beder has served since 2011 on the board of the American Century mutual fund complex in Mountain View, California, where she chairs the Technology and Risk Committee and is a member of the Portfolio Committee and the Audit & Compliance Committee. She also serves on the board of Kirby Corporation (NYSE:KEX) since October 2019 and is a member of the Audit Committee. Previously, Ms. Beder served as a member of the CYS Investments, Inc. (NYSE:CYS) board of directors from May 2012 to September 2018, where she chaired the Nominating and Governance Committee and was a member of the Compensation Committee and Executive Special Committee. She also served as the Chief Executive Officer of Tribeca Global Management LLC, a $2.6 billion dollar fund with operations in Singapore, London, and New York; Managing Director of Caxton Associates LLC, a $10 billion asset management firm with operations in New York and London; and President of Capital Market Risk Advisors, Inc. in New York, which she co-founded. Ms. Beder also spent time in various positions with The First Boston Corporation (now Credit Suisse) where she was a part of the first team of derivatives traders and structurers for currency and interest rate swaps, caps, collars, floors, futures, and options, and was on the mergers and acquisitions team in New York and London. In January 2013, she was appointed to the President’s Circle of the National Academies in Washington, DC, after serving six years at the National Academy of Sciences on the Board of Mathematics and their Applications. Ms. Beder also serves on the Mathematical Finance Advisory Board of New York University and is a Board Member Emeritus of the International Association of Quantitative Finance, where she previously served as Chairman. She is an appointed Fellow of the International Center for Finance at Yale University and for eight years taught courses on finance and fintech at Stanford University. From 2004 – 2017 she served on the Advisory Board of the Columbia University Financial Engineering Program, from 2014 – 2017 she served on the Board of The Institute for Pure and Applied Mathematics at UCLA, and from 2010-2014 she served as a Director of the Pilgrim Asia Macro Fund in Singapore. Ms. Beder holds a B.A. in mathematics and philosophy from Yale University, and an MBA from Harvard Business School.

❖ Qualifications:

Ms. Beder brings to the Board extensive asset management experience, vast knowledge of operational and risk management, and experience serving on both public and private boards of directors. The Board also benefits greatly from Ms. Beder’s service on key Committees, including the Compensation Committee which she Chairs as well as her financial expertise.

8	2021 Proxy Statement

PROXY STATEMENT

ANTHONY R. CHASE Independent Director Director since: 2019 Age: 66	Committees: Compensation, ESG, Risk Oversight Other Public Company Boards: 3

Mr. Chase is Chairman and Chief Executive Officer of ChaseSource, L.P., a Houston-based staffing, facilities management, and real estate development firm that he founded, which is recognized as one of the nation’s largest minority-owned businesses by Black Enterprise magazine. He was a founder of three other ventures he sold: the first, Chase Radio partners, founded in 1992, owned seven radio stations and was sold to Clear Channel Communications in 1998; the second, Cricket Wireless, a nationwide mobile phone service provider that he started together with Qualcomm in 1993; and the third, ChaseCom, L.P., a global customer relationship management and staffing services company that built and operated call centers in the U.S. and India, until its sale to AT&T, Inc. in 2007. Mr. Chase currently serves as a director of Cullen/Frost Bankers, Inc. (NYSE:CFR), Heritage Crystal Clean (NASDAQ: HCCI) and LyondellBassell Corporation (NYSE: LYB). He also serves on the board of directors of Saudi Aramco Nabors Drilling Co. (“SANAD”), our joint venture in Saudi Arabia. Mr. Chase previously served on the board of directors of Anadarko Petroleum Corporation, Paragon Offshore plc, Sarepta Therapeutics, Inc., and Western Midstream Operating, LP. Mr. Chase is a principal owner of the Marriott Hotel at George Bush International Airport in Houston, Texas. He graduated with honors from Harvard College and subsequently earned M.B.A. and J.D. degrees from Harvard Business School and Harvard Law School, respectively. He is an Eagle Scout. Chase is a tenured Professor of Law at the University of Houston Law Center, where he began teaching in 1990. He has published numerous law review articles during his tenure. Mr. Chase is on the board of directors of several non-profit boards in Houston: Houston Endowment, Greater Houston Partnership, Texas Medical Center, and the MD Anderson Board of Visitors. Mr. Chase served as Deputy Chairman of the Federal Reserve Bank of Dallas and the Chairman of the Greater Houston Partnership. He is also a member of the Council on Foreign Relations. Mr. Chase currently chairs the City of Houston/Harris County COVID-19 Relief Fund and co-chaired the City of Houston/Harris County Hurricane Harvey Relief Fund.

❖ Qualifications

Mr. Chase brings experience and expertise in oil and gas, environmental law, real estate, and management and provision of human resources, as well as experience as an executive and as a board member of both public and private companies.

JAMES R. CRANE Independent Director Director since: 2012 Age: 67	Committees: Executive, Technology and Safety Other Public Company Boards: 2

Chairman and CEO of Crane Capital Group Inc., an investment management company, since 2006. Crane Capital Group has invested in transportation, power distribution, real estate and asset management. Its holdings include Crane Worldwide Logistics, a premier global provider of customized transportation and logistics services with 130 offices in 35 countries, and Crane Freight & Cartage. Mr. Crane purchased the Floridian National Golf Club in March 2010 and quickly developed it into one of the nation’s premier golf clubs. Mr. Crane led an investor group that in November 2011 purchased the Houston Astros. In January 2017, Mr. Crane acquired and serves as Chairman of the board of Davaco, a leader in high-volume remodels and technology deployments in global brands. In March 2017, Mr. Crane opened two restaurants – Osso & Kristalla and Potente – in Houston, Texas. In June 2017, he started Crane Safety, a commercial safety supply company. In August 2017 he started Modiant, a software company. In June 2018 he became the principal owner of Apurture Cellars, a winery in Sonoma County, California. Mr. Crane was Founder, Chairman and Chief Executive Officer of Eagle Global Logistics, Inc., a NASDAQ-listed global transportation, supply chain management and information services company, from 1984 until its sale in August 2007. Mr. Crane holds a B.S. in Industrial Safety from Central Missouri State University. He serves on the boards of directors of Cargojet, Inc. (TO:CJT) and Western Midstream Holdings, LLC, a subsidiary of Occidental Petroleum Corporation and the general partner of Western Midstream Partners, LP.

❖ Qualifications

Mr. Crane’s experience in marketing, logistics, global operations and creating shareholder value provide an important resource to the Board. The Board also benefits from Mr. Crane’s proven leadership abilities and experience.

2021 Proxy Statement	9

PROXY STATEMENT

JOHN P. KOTTS Independent Director Director since: 2013 Age: 70	Committees: Audit, Compensation, Risk Oversight Other Public Company Boards: None

Mr. Kotts is a private investor and entrepreneur. Through his management company, J.P. Kotts & Co., Inc., Mr. Kotts also operates a private investment fund focused on the trading of U.S. and international securities and other financial instruments. He also invests in real estate and private equities. Mr. Kotts is currently the owner and CEO of Vesco/Cardinal, an oil tool rental and service company, as well as several manufacturing companies. Mr. Kotts previously held various financial, banking and investment banking positions in companies specializing in leveraged buyouts, venture capital and turnaround transactions. From 1990 to 1998, he owned and operated Cardinal Services, Inc., a leading supplier of liftboat rentals and other production-related services, including mechanical wireline services and plug and abandonment services, to oil companies operating in the Gulf of Mexico. Mr. Kotts previously served on the board of directors for C&J Energy Services Ltd. from March 2015 to September 2015. He holds a B.A. in Philosophy and an M.B.A in Finance from Hofstra University and completed additional post-graduate work at McGill University in Montréal, New York University and Harvard Business School.

❖ Qualifications

Mr. Kotts’ industry background and knowledge, business acumen and financial expertise were the primary factors considered by the Board in deciding to appoint him as a director and nominate him for election to the Board. Mr. Kotts brings to the Board entrepreneurial drive and management skills.

MICHAEL C. LINN Independent Director Director since: 2012 Age: 69	Committees: ESG Other Public Company Boards: 1

President and CEO of MCL Ventures, LLC, an oil, gas and real estate investment firm, since 2012. Mr. Linn is the former Chairman, CEO, President and Director of LINN Energy, LLC, which he founded. Since 2015 he has served as a director for the general partner of Black Stone Minerals, L.P. He has served as a Senior Advisor for Quantum Energy Partners, LLC since 2012, and previously served as a director for Western Refining Logistics GP. Mr. Linn is on the board of managers of Cavallo Mineral Partners, LLC, and previously served as a director of Jagged Peak Energy Inc. He serves as a member of the National Petroleum Council’s Board of Directors and as Chairman of the Education Committee of the IPAA. He previously served on the board of directors of C&J Energy Services Ltd., as Non-Executive Director and Chairman of the Safety, Health, Environment, Security and Ethics Committee for Centrica plc, as Chairman and director of the Natural Gas Council, as Chairman of the Independent Petroleum Association of America, as director of the Natural Gas Supply Association, as Chairman and President of each of the Independent Oil and Gas Associations of New York, Pennsylvania and West Virginia, and as Texas Representative for the Legal and Regulatory Affairs Committee of the Interstate Oil and Gas Compact Commission. Mr. Linn holds a B.A. in Political Science from Villanova University and a J.D. from the University of Baltimore School of Law.

❖ Qualifications

Mr. Linn’s broad understanding of the energy landscape and insight into the needs of our customers, together with his extensive industry knowledge and relationships, provide valuable resources to the Board. The Board also benefits from Mr. Linn’s proven leadership from his experience as a chief executive officer.

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ANTHONY G. PETRELLO Non-independent Director Director since: 1991 Age: 66	Committees: Executive Other Public Company Boards: None

Chairman of the Board of Nabors since 2012 and director since 1991; Deputy Chairman of Nabors 2003-2012; President and CEO of Nabors and Nabors Industries, Inc. since 2011; President and Chief Operating Officer of Nabors and Nabors Industries, Inc. from 1991-2011. Mr. Petrello holds a J.D. degree from Harvard Law School and B.S. and M.S. degrees in Mathematics from Yale University. Mr. Petrello also serves as a director of Hilcorp Energy Company. In 2018, Mr. Petrello was the recipient of the Offshore Energy Center Pinnacle Award, recognizing outstanding individuals who have taken today’s leading-edge tools and technologies and applied them to real world challenges.

❖ Qualifications

Mr. Petrello brings to the Board an extensive and unique combination of commercial, operational, and technical skills and a thorough knowledge of the Company’s operational activities worldwide. He serves as an integral link between the Company and the Board, enabling the Board to better perform its oversight role.

JOHN YEARWOOD Independent Lead Director Director since: 2010 Age: 61	Committees: Audit, ESG, Executive, Technology and Safety Other Public Company Boards: 1

Mr. Yearwood currently serves on the board of directors of TechnipFMC plc (NYSE:FTI), Sheridan Production Partners, Foro Energy LLC, Bazean LLC, and Coil Tubing Partners LLC. He previously served on the boards of Sabine Oil & Gas, LLC until August 2016, Premium Oilfield Services, LLC until April 2017, and Dixie Electric LLC until November 2018. Until August 2010, he served as the Chief Executive Officer, President and Chief Operating Officer of Smith International, Inc. He was first elected to Smith’s board of directors in 2006 and remained on the board until he successfully negotiated and completed the sale of Smith to Schlumberger Limited in August 2010. Before joining Smith, Mr. Yearwood spent 27 years with Schlumberger Limited in numerous operations, management and staff positions throughout Latin America, Europe, North Africa and North America, including as President and in financial director positions. He also previously served as Financial Director of WesternGeco, a 70:30 joint venture between Schlumberger and Baker Hughes from 2000 to 2004. Mr. Yearwood received a B.S. Honors Degree in Geology and the Environment from Oxford Brookes University in England.

❖ Qualifications

Mr. Yearwood brings significant executive management experience in the oilfield services industry to the Board. His extensive industry knowledge, combined with his keen insight into strategic development initiatives, operations and our competitive environment, have provided the basis for the extraordinary leadership and critical independent oversight Mr. Yearwood demonstrates as Lead Director.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR EACH OF THESE NOMINEES FOR DIRECTOR WITH A TERM ENDING AT THE 2022 ANNUAL GENERAL MEETING.

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Other Executive Officers

WILLIAM J. RESTREPO Chief Financial Officer Age: 61

CFO of Nabors since March 2014. In this role, Mr. Restrepo has global oversight for finance and accounting, including treasury, tax, investor relations and internal audit. He also works closely on corporate development initiatives. Mr. Restrepo formerly served as Chief Financial Officer at Pacific Drilling S.A. from February 2011 to February 2014. He also previously served as Chief Financial Officer at Seitel from 2005 to 2009, and at Smith International, Inc. from 2009 to 2010 until its merger with Schlumberger Limited. Prior to that, from 1985 to 2005, Mr. Restrepo served in various senior financial and operational positions for Schlumberger Limited, including operational responsibility for all product lines in the Continental Europe and Arabian Gulf markets, as well as senior financial executive roles in Corporate Treasury and worldwide controller positions with international posts in Europe, South America and Asia. Mr. Restrepo currently serves on the board of Reelwell AS, a Norwegian provider of drilling technology, and previously served on the board of directors of SANAD from 2017 to 2020, as well as on the boards of directors of C&J Energy Services Ltd. from 2015 to 2017, Probe Technology Services from 2008 to 2016, and Platinum Energy Solutions, Inc. from 2012 to 2013. Mr. Restrepo holds a B.A. in Economics and an M.B.A, both from Cornell University, as well as a B.S. in Civil Engineering from the University of Miami.

MARK D. ANDREWS Corporate Secretary Age: 48

Corporate Secretary of Nabors since September 2007. Prior to joining Nabors, Mr. Andrews served in various treasury and financial management positions with General Electric Company, a diversified technology and financial services company, beginning in December 2000. Mr. Andrews was employed by the public accounting firm of PricewaterhouseCoopers LLP from September 1996 to November 2000 in a number of capacities, including Tax Manager, within the firm’s Mining and Resource Practice. Mr. Andrews holds a Honours B.B.A. degree from Wilfrid Laurier University and is also a Chartered Professional Accountant, Chartered Secretary and a CFA charterholder.

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Continuing Education for Directors

The Board has access to a number of resources to assist directors in enhancing their skills and knowledge in current and evolving areas that are relevant to our business. The Company also pays for reasonable expenses associated with a director’s attendance at continuing education programs. The Board is also routinely briefed by external advisors on the macro and industry environment as well as other issue-specific topics throughout the year. Examples for 2020 are noted below.

Members of the Nabors Compensation Committee held several sessions with external advisors on the following topics:

•	The impact of COVID-19, economic downturn and Saudi Arabia-Russia price war on industrywide executive compensation

•	Best practices related to C-Suite and Director compensation in response to 2020 events

Members of the Audit and Safety & Technology Committees attended several sessions with external experts on the following topics:

•	Operational controls during work from home

•	Oversight of external vendors

•	Challenges in remote internal auditing

•	Cybersecurity and other technology challenges

Additionally, several Nabors Directors are frequent lecturers on governance matters and engage in robust, independent continuing education as a result.

Board Refreshment and Succession Planning Process

The Board routinely evaluates its composition to ensure that composition is aligned with the needs of the Company’s business strategy. To support this process, the ESG Committee evaluates the skills, experience and capabilities of the Board in light of the Company’s strategy and considers how Board composition may evolve to address emergent strategic needs. In considering Board refreshment, the ESG Committee also takes into account diversity. The Board acknowledges the benefits of diverse viewpoints and experiences in the decision-making process. The ESG Committee has discretion to engage outside consultants to help identify candidates and also considers suggestions from shareholders.

Over the last five years, the Company has added two new directors to its seven-person Board – Ms. Tanya Beder and Mr. Anthony Chase, both of whom bring diverse perspectives.

The Board also has an established practice of rotating membership of key Committees as well as rotating Committee leadership positions to allow for fresh perspectives. In furtherance of this practice, in 2020 Michael Linn stepped down as Chair of the Compensation Committee and Tanya Beder assumed the role. The Board additionally refreshed the chairs of the ESG and Risk Oversight Committees.

Board, Committee and Individual Director Evaluations

The Board has an ongoing process in place to regularly assess its performance. A formal evaluation is conducted on an annual basis to solicit feedback and determine appropriate action based on that feedback. Our Lead Director, together with the ESG Committee Chair, leads the Board’s annual self-evaluation, which considers the following topics:

•	Board/Committee materials

•	Board/Committee meeting logistics and effectiveness

•	Board/Committee oversight responsibilities

•	Board/Committee composition

•	Committee effectiveness

•	Individual director performance

The results of the evaluation are reviewed by the ESG Committee and discussed at the full Board level.

Shareholder Nominations and Proxy Access Policy

The ESG Committee accepts shareholder recommendations of director candidates and evaluates such candidates in the same manner as other candidates. Shareholders who wish to submit a candidate for consideration by the ESG Committee for election at our 2022 annual general meeting of shareholders may do so by submitting in writing the candidate’s name, together with the information described in the Board’s “Amended and Restated Policy Regarding Director Candidates Recommended by Shareholders” available at www.nabors.com.

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PROXY STATEMENT

In addition, the Amended and Restated Policy Regarding Director Candidates Recommended by Shareholders includes the Company’s proxy access policy, which permits up to 20 shareholders owning collectively 3% or more of our outstanding common shares for at least three years to nominate and include in our proxy materials nominees representing up to 20% of the Board, as detailed in the policy, provided that the shareholder(s) and the nominee(s) satisfy the requirements specified in the policy. Submissions to the Board should be delivered in person or by courier to the address on the notice of meeting appearing at the beginning of this Proxy Statement or by mail to P.O. Box HM3349, Hamilton, HMPX Bermuda, no later than the date required for shareholder submissions pursuant to SEC Rule 14a-8, as set forth on pages 70-71 of this Proxy Statement.

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Role of the Board of Directors

The Board directs the management of the Company’s business and affairs. The shareholders elect the Board to act on their behalf and to oversee their interests. Unless reserved to the shareholders under applicable law or the Company’s Bye-laws, all corporate authority resides in the Board as the representative of the shareholders.

The Board selects and appoints executive officers to manage the day-to-day operations of the Company, while retaining ultimate oversight responsibilities. Together, the Board and management share an ongoing commitment to the highest standards of corporate governance and ethics. The Board reviews all aspects of our governance policies and practices, including the “Board Guidelines on Significant Corporate Governance Issues” (the “Governance Guidelines”) and the Company’s “Code of Business Conduct”, at least annually and makes changes as necessary. The Governance Guidelines and the Code of Business Conduct along with all Committee charters are available on the Company’s website at www.nabors.com.

Overview of Key Governance Topics

Board Leadership Structure

While our Governance Guidelines provide for an independent chairman of the Board following the tenure of our current Chairman and CEO, the Board believes that the current combination of the chairmanship with an experienced, independent Lead Director creates an effective and balanced Board leadership structure for the Company. The Board believes that, as the individual with primary responsibility for managing the Company’s day-to-day operations and with extensive knowledge and understanding of the Company, Mr. Petrello is best positioned to chair regular Board meetings as the directors discuss key business and strategic issues and to focus the Board’s attention on the issues of greatest importance to the Company and its shareholders. Furthermore, combining the roles of Chairman and CEO in Mr. Petrello creates a clear line of authority that promotes decisive and effective leadership, both within and outside the Company. Both the Chairman and Lead Director serve on the Board’s Executive Committee, and any director may raise a matter for consideration by the Board. The Board’s current view is that a combined Chairman and CEO position, together with a predominantly independent Board and a proactive, objective independent Lead Director, promotes a candid discourse and responsible corporate governance.

If reelected, Mr. Yearwood will continue to serve as our independent Lead Director, a position he has held since 2011. The Board believes that Mr. Yearwood’s extensive management experience in the industry and effective performance in the role of Lead Director qualify him to continue to serve in that capacity.

The Lead Director’s primary responsibilities include:

•	presiding over executive sessions of non-employee directors;

•	calling meetings of the non-employee directors as desirable;

•	developing and approves, together with the Chairman, the agenda for Board meetings, adding agenda items where he deems appropriate;

•	serving on the Executive Committee of the Board;

•	chairing certain portions of Board meetings;

•	providing input and guidance on strategy and growth directly to management in operations;

•	serving as liaison between the Chairman and the non-employee directors;

•	leading, together with the ESG Committee Chair, the Board’s annual self-evaluation; and

•	performing other duties delegated by the Board from time to time.

The Lead Director is also available for consultation and direct engagement discussions with the Company’s shareholders. This past year, our Lead Director partnered with the Chairs of the Compensation and ESG Committees and others in extensive communications with significant shareholders regarding compensation and ESG matters.

Director Independence

The ESG Committee conducts a review at least annually of the independence of each member of the Board and its Committees and reports its findings to the full Board. As permitted by the rules of the NYSE, the Board has adopted categorical standards to assist it in making determinations of director independence. These standards incorporate and are consistent with the independence requirements of the NYSE and are set forth in our Governance Guidelines available on

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our website at www.nabors.com. In addition to these standards, the Board also reviews each of the transactions, relationships and arrangements described under “Certain Relationships and Related Transactions” below, as well as social and other relationships, in determining whether a director is independent.

Upon the recommendation of the ESG Committee, the Board has determined that each director of the Board, other than Mr. Petrello, is independent. The Board also has determined that each member of our Audit, Compensation, and ESG Committees meets the independence standards established for these Committees by the NYSE and the applicable rules and regulations of the SEC.

Board’s Role in Risk Oversight

Our full Board is responsible for risk oversight and has designated the Risk Oversight Committee to provide assistance in fulfilling its oversight responsibilities with respect to the Company’s processes and policies regarding risk assessment and risk management, including the Company’s enterprise risk management, compliance and operational control activities. The Risk Oversight Committee generally meets on a quarterly basis to evaluate the Company’s risk exposure and tolerance.

Risk Oversight Committee’s Role in Risk Oversight

❖  Receives information from management regarding a variety of matters, including operations, legal, regulatory, finance, internal audit, ESG, cybersecurity, information technology, and strategy, as well as any material risks associated with each matter.

❖  Receives an update from the Company’s Enterprise Risk Management Committee* (“ERMC”) comprised of almost a dozen top senior managers of the Company from various functions, each of whom supervises day-to-day risk management throughout the Company.

❖ Receives an update from the chair of each of the committees and in turn provides a quarterly risk report to the Board.

*

The ERMC is not a Committee of the Board. The ERMC is tasked with identifying all potential material risks facing the Company and implementing mitigation measures. The ERMC members meet formally throughout the year to define and improve the risk mapping process and implementation.

The other Committees of the Board also have broad risk oversight roles related to their overall strategic mandate:

Audit	Compensation	ESG	Technology & Safety

❖ Oversees the Company’s financial statements and regularly interacts with parties including management, the external auditor and Compensation Committee on related risks.	❖ Reviews executive compensation in light of incentive risk structures and evaluates the connection between risk management policies and practices, corporate strategy and compensation.	❖ Reviews and evaluates ESG-related risks from a strategic, regulatory and financial perspective.

❖  Assesses and manages the Company’s exposure to health and safety risks; oversees, reviews and receives updates on the Company’s information technology systems, including the potential for and mitigation of cybersecurity threats.

The Board also has a procedure in place for employees, shareholders and third parties to report concerns about the Company’s conduct, accounting, internal controls and other matters to the Board. In addition, the Board oversees management as management fulfills its responsibilities for the assessment and mitigation of risks and for taking appropriate risks.

Board’s Role in Strategy Oversight

Overseeing the Company’s business strategy is a key focus area for the Board, and directors are regularly engaged in ongoing dialogue on the topic. To stay apprised of ongoing and emerging developments, senior management presents at least quarterly on strategic progress and initiatives. The Board also meets annually for a formal strategy session wherein it assesses overall progress and go-forward strategic priorities. Further, frequent formal and informal interactions take place between the Board and senior business unit leaders, including six separate working sessions regarding our strategic leadership in technology development throughout 2020.

Shareholder Communications with the Board

Shareholders and other interested parties may contact any of the Board’s directors (as a group or individually), Committees, or independent directors as a group, by writing to them at Nabors Industries Ltd., c/o Corporate Secretary. Communications should be delivered in person or by courier to the address on the notice of meeting appearing at the

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beginning of this Proxy Statement or by mail to P.O. Box HM3349, Hamilton, HMPX Bermuda. Shareholder communications received in this manner will be handled in accordance with the Board’s “Policy Regarding Shareholder Communications with the Board of Directors” which is available at www.nabors.com. In addition, any concern about the Company’s conduct, or a complaint about the Company’s accounting, internal control or auditing matters, may be communicated directly to the Lead Director, to the outside directors as a group, or to the Audit Committee. Such communications will be treated as confidential and can be anonymous, and may be submitted in writing in care of the Corporate Secretary, or reported by phone to the Nabors Hotline, established specifically for reporting policy concerns, at 1-877-NABORS7.

Sustainability

Sustainability is an essential part of our corporate culture and an integral part of our strategic plans. Through technological innovation, environmental impact planning, corporate safety initiatives and community relations activities, the Company understands that how we conduct business is of equal importance to our results. Our 2020 ESG report can be found on our website, www.nabors.com.

Environmental

In 2020, we continued to deepen our commitment to environmental sustainability amidst one of the most challenging operating environments in recent memory. The following operational highlights and targets demonstrate our commitment:

•	We pledged through the Science Based Targets initiative (SBTi) to set rigorous, science-based emissions reduced targets.

•	We will work to reduce global greenhouse gas (GHG) emissions 5% from our 2020 baseline in the next year.

•	We will take further steps to reduce rig energy consumption and further our environmental stewardship in our own operations and our supply chain.

Social

Nabors relies on the strength and quality of its employees across its broad, global operations. Recognizing the importance of diversity, equity and inclusion alongside continuing to support our employees, we took the following actions in 2020:

•	Our CEO became a signatory to the CEO Action for Diversity & Inclusion pledge, as we commit to promoting diversity, equity and inclusion in our business and developing diverse talent.

•	We worked to further deepen our pipeline of diverse talent, with diverse individuals comprising 42% of identified “high potential performers” and development plans completed for each.

•	We made continued improvements in safety, with a 9% improvement in total recordable incident rate (TRIR) and 47% improvement in high potential incidents year-over-year.

Code of Business Conduct

The Company has adopted a Code of Business Conduct in accordance with NYSE requirements. All of our employees, including our executive officers and senior management, as well as our non-employee directors, are required to abide by our Code of Business Conduct and related policies and procedures, to ensure that our business is conducted in a consistently legal and ethical manner. We also expect venders and suppliers to act consistently with the Code of Business Conduct. The Code of Business Conduct is posted on our website at www.nabors.com. We intend to disclose on our website any material amendments to the Code of Business Conduct, or waivers from any provision of the Code of Business Conduct that apply to our CEO and CFO.

Meetings of the Board and Committees

The Board has six Committees, each of which report their activities to the full Board: (1) the Audit Committee, (2) the Compensation Committee, (3) the Executive Committee, (4) the ESG Committee, (5) the Risk Oversight Committee and (6) the Technology and Safety Committee. Appointments to and chairs of the Committees are recommended by the ESG Committee and approved by the Board. Directors are expected to attend all meetings of the Board and Committees on which they serve.

Each of our incumbent directors attended over 75% of all meetings and information sessions of the Board and Committees on which he or she served during 2020.

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The following chart shows the current membership and Chair of each Committee, and the number of meetings held by each Committee during 2020.

Director	Audit	Compensation	Executive	ESG	Risk Oversight	Technology and Safety

Tanya S. Beder	❖	Chair(1)				❖

Anthony R. Chase		❖(1)		❖	Chair(1)

James R. Crane			❖			Chair

John P. Kotts	Chair	❖

Michael C. Linn				Chair(1)	❖(1)

Anthony G. Petrello			Chair

John Yearwood	❖		❖	❖(1)	❖	❖

Number of Meetings	3	5	0	3	3	3

(1)	Since July 31, 2020.

Board Practices and Commitment

The Board typically meets four times a year, but due to the COVID-19 pandemic, the Board held three meetings during 2020, however, these meetings were supplemented by numerous information sessions. The Board also took action on 6 occasions by unanimous written consent. The Audit Committee met 3 times and took action on 2 occasions via unanimous written consent; the Compensation Committee met 5 times and took action on 4 occasions via unanimous written consent; and each of the ESG, Risk Oversight and Technology and Safety Committees met 3 times and took action on 1 occasion via unanimous written consent.

Ordinarily, the Board targets at least one meeting each year to be held at a key Nabors market location outside the United States, though it was unable to do so in 2020 due to the COVID-19 pandemic. This practice allows the Board members to have direct contact with both field level and local management, and facilitates a greater understanding of the challenges and opportunities in these markets. The Board also may use these occasions to meet with key customers and vendors, and to receive direct feedback on the Company’s performance and opportunities.

Key management personnel are invited on a rotational basis to make presentations to the Board at almost every meeting. This practice ensures informed contact by the Board members with one another as well as with management.

Our standard practice is for each director to attend all Committee meetings, whether or not a member of that Committee. This practice promotes extraordinary depth of knowledge with respect to Company matters and ensures the Company benefits from the directors’ collective knowledge, skill and experience. Board members also hold meetings with shareholders, either in person or by telephone. This allows the Board to have direct communication and to discuss all issues that are of importance to the shareholders. Members of the Board also meet regularly with management and employees of the Company to discuss strategy and other matters.

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Key Committee Responsibilities

The following table shows the key responsibilities of each Board Committee.

Audit Committee	Key Responsibilities

•  Oversees the integrity of our consolidated financial statements, system of internal controls, internal audit, financial risk management, and compliance with legal and regulatory requirements.

•  Selects, determines the compensation of, evaluates and, if deemed appropriate, replaces the independent auditor, and preapproves audit and permitted non-audit services.

•  Determines the qualifications and independence of our independent auditor and evaluates the performance of our internal auditors and independent auditor.

•  After review, recommends to the Board the acceptance and inclusion of the annual audited consolidated financial statements in our annual report on Form 10-K.

•  Conducts information sessions in connection with the Company’s quarterly earnings releases and other matters.

All members of the Audit Committee were determined to have met the independence, financial literacy and experience requirements of the NYSE and SEC rules and regulations. The Board has also determined that Messrs. Kotts and Yearwood and Ms. Beder are “audit committee financial experts” as defined under SEC rules.

The Audit Committee operates under a written charter adopted by the Board, which is available on the Corporate Governance page of our website at www.nabors.com.

Compensation Committee	Key Responsibilities

•  Reviews and approves the compensation of our executive officers and other senior leaders.

•  Oversees the administration of our incentive compensation and other equity-based compensation plans for officers and employees.

•  Reviews and discusses with management the Compensation Discussion and Analysis (“CD&A”) and recommends to the Board the inclusion of the CD&A in the proxy statement.

•  Communicates with the Audit Committee regarding performance goals and evaluations of key finance, internal control, internal audit and risk management personnel.

•  In consultation with the ESG Committee recommends director compensation.

•  Meets with the Risk Oversight Committee to confirm that compensation and incentive pay structures do not encourage unnecessary risk taking.

All members of the Compensation Committee were determined to have met the independence standards of the NYSE.

The Compensation Committee operates under a written charter adopted by the Board, which is available on the Corporate Governance page of our website at www.nabors.com.

Executive Committee	Key Responsibilities

• As necessary between meetings of the Board, exercises all power and authority of the Board overseeing the management of the business and affairs of the Company.

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ESG Committee	Key Responsibilities

•  Identifies and recommends candidates for election to the Board.

•  Establishes procedures for the Committee’s oversight of the evaluation of the Board.

•  Reviews corporate governance policies annually.

•  Reviews and approves any related-party transactions involving directors and executive officers.

•  Oversees setting of ESG strategy and related risks and opportunities

•  Receives monthly updates from key sustainability-related personnel on initiative progress

•  Monitors and advises the Board on environmental, social, and governance-related policy initiatives, including compliance, and oversees the publication of the Company’s sustainability report.

All members of the ESG Committee were determined to have met the independence standards of the NYSE.

The ESG Committee operates under a written charter adopted by the Board, which is available on the Corporate Governance page of our website at www.nabors.com.

Risk Oversight Committee	Key Responsibilities

•  Monitors management’s identification and evaluation of major strategic, operational, regulatory, information and external risks inherent in the Company’s business.

•  Reviews the integrity of the Company’s systems of operational controls, regarding legal and regulatory compliance.

•  Reviews the Company’s processes for managing and mitigating operational and enterprise risk.

The Risk Oversight Committee operates under a written charter adopted by the Board, which is available on the Corporate Governance page of our website at www.nabors.com.

Technology and Safety Committee	Key Responsibilities

•  Reviews the Company’s strategic technology positions, including intellectual property, patents, and trademarks.

•  Monitors the Company’s compliance with health and safety standards.

•  Reviews the Company’s safety performance and strategic technology position.

•  Reviews the integrity of information technology systems, including the potential for cybersecurity threats.

The Technology and Safety Committee Charter Committee operates under a written charter adopted by the Board, which is available on the Corporate Governance page of our website at www.nabors.com.

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Non-Employee Director Compensation

We believe it is essential to attract outstanding non-employee directors and align their economic interest in the Company with other shareholders. We accomplish this through a combination of annual cash retainers and equity incentive awards. Director compensation and benefits are set by the full Board, upon the recommendation of the ESG Committee (until 2021, as described below), in consultation with the Compensation Committee and based on market analysis and recommendations provided by our compensation consultant, Pearl Meyer & Partners LLC (“Pearl Meyer”). Beginning in 2021 the Board has delegated to the Compensation Committee the task of overseeing director compensation. Both the ESG Committee and the Compensation Committee consist entirely of independent directors, and are authorized to delegate authority to one or more subcommittees.

We believe that director compensation should be reasonable in light of what is customary for companies of similar size, global scope and complexity and should reflect the time, effort and expertise required of directors to adequately perform their responsibilities. The amount of compensation paid or awarded to non-employee directors takes into account the fact that, given the nature of the business and the location of our operations, our directors generally are required to travel a substantial distance to attend meetings at key Nabors market locations outside of the U.S. These travel obligations often result in the directors dedicating a number of days to attending meetings. Directors do not receive additional amounts for attendance at these Board and Committee meetings.

In 2018 the Board approved and the shareholders ratified a director compensation policy that limits each non-employee director’s individual compensation to a maximum of $550,000 per calendar year (the “Non-Employee Director Compensation Limitation”). Under the Non-Employee Director Compensation Limitation, the Board has the authority to make decisions with respect to director compensation within the $550,000 limit; in other words, such compensation may consist of cash, equity or other consideration. The Non-Employee Director Compensation Limitation was reconfirmed by shareholders in 2020 in connection with their approval of the Company’s Amended and Restated 2016 Stock Plan.

The amount of director compensation was not increased in connection with the adoption and ratification of the Non-Employee Director Compensation Limitation. In fact, our non-employee director compensation was reduced in early 2019, with the annual retainer for the chair of each Committee, other than the chair of the Audit Committee, being reduced from $50,000 to $30,000, and the retainer for the chair of the Audit Committee being reduced from $100,000 to $60,000. In addition, the retainer paid to members of the Audit Committee was reduced from $20,000 to $15,000 annually. Finally, the retainer for the Lead Director was reduced from $50,000 to $35,000. More recently, in March of 2020, the annual non-Committee cash retainer for each member of the Board was reduced by 20%, to $80,000.

All cash retainers are paid on a pro rata basis at the end of each quarter. Any director may elect to receive immediately vested stock options in lieu of the quarterly cash retainer payment, valued at the amount of the payment using the Black-Scholes valuation model. During 2020 none of the directors elected to receive options in lieu of any cash retainer payment.

In addition to the cash compensation described above, non-employee directors also are entitled receive an annual equity incentive award equal to $250,000. Such restricted share awards to non-employee directors generally are made shortly after the annual general meeting of shareholders. This ensures that the awards are granted only to shareholder-elected members for the current year and not to directors who are retiring or otherwise not continuing as directors. In addition, directors who retire from the Board and who meet other criteria may under certain circumstances maintain previously issued equity awards outstanding upon approval by the Compensation Committee.

Under the Director Share Ownership guidelines, each director is required to own Company shares with a value of at least five times the director’s annual cash retainer (exclusive of any portion of the retainer received as a member or Chair of any Committee). Share value for purposes of the guidelines is determined as of the date of grant for vested or unvested restricted share awards or, in the case of open market purchases, the date of acquisition. Each director has three years from the date of his or her first election to the Board by the shareholders to meet the ownership requirements of the guidelines. Each director is currently in compliance with the guidelines or is on schedule to be within the requisite three-year period.

For 2020, upon the recommendation of the ESG Committee, the directors elected to receive a deferred cash payment in lieu of the annual restricted share grant in order to preserve shares available for grant under the Amended and Restated 2016 Stock Plan. The payment was reduced to $180,000 in light of the market downturn resulting from the COVID-19 pandemic and the price war between Saudi Arabia and Russia, and also to reflect the related reduction in travel required during the year.

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The following table sets forth information concerning total director compensation in 2020 for each non-employee director.

Director Compensation Table

Name	Fees Earned or Paid in Cash ($)	Stock Awards ($)	Option Awards ($)	Non-Equity Incentive Plan Compensation Non-Equity Incentive Plan Compensation ($)	Change in Pension Value and Nonqualified Deferred Compensation Earnings ($)	All Other Compensation ($)	Total ($)

Tanya S. Beder	145,320	0	0	0	0	180,000	325,320

Anthony R. Chase	117,060	0	0	0	0	180,000	297,060

James R. Crane	114,505	0	0	0	0	180,000	294,505

John P. Kotts	160,320	0	0	0	0	180,000	340,320

Michael C. Linn	124,505	0	0	0	0	180,000	304,505

John Yearwood	170,321	0	0	0	0	180,000	350,321

Stock Awards: No share awards were granted during 2020. In lieu of share awards, non-employee directors received a deferred cash award of $180,000, which is reflected in the “All Other Compensation” column above.

Option Awards: Any director may elect to receive immediately vested stock options, in lieu of the quarterly cash retainer payment, valued at the amount of the payment using the Black-Scholes valuation model. During 2020 none of the directors elected to receive options in lieu of any cash retainer payment.

All Other Compensation: Non-employee directors are entitled receive an annual equity incentive award equal to $250,000. For 2020, upon the recommendation of the ESG Committee, the directors elected to receive a deferred cash payment of $180,000 in lieu of the annual restricted share grant in order to preserve shares available for grant under the Amended and Restated 2016 Stock Plan.

Mr. Petrello, who was an employee of the Company throughout 2020, is not included in this table. His compensation is reflected in the Summary Compensation Table under “—Executive Compensation Tables” below.

22	2021 Proxy Statement

CORPORATE GOVERNANCE

Share Ownership

Share Ownership of Directors and Executive Officers

Our directors and executive officers are required to own our common shares in order to align their interests with those of other shareholders. Ownership of the Company’s common shares ties a portion of their net worth to the Company’s share price and provides a continuing incentive for them to work toward superior long-term stock performance.

As of April 5, 2021, Nabors had 8,503,845 common shares outstanding and entitled to vote, including shares held by subsidiaries of Nabors. For purposes of the following table, “beneficial ownership” is determined in accordance with Rule 13d-3 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”) pursuant to which a person or group of persons is deemed to have “beneficial ownership” of any common shares that such person has the right to acquire within 60 days. The following table sets forth the beneficial ownership of common shares, as of April 5, 2021, by each of our current directors and executive officers, both individually and as a group. Except as otherwise indicated below, each person has sole voting and investment power for the common shares shown below.

	Common Shares Beneficially Owned

Beneficial Owner	Number of Shares	Percent of Total Outstanding

Tanya S. Beder	4,449	*

Anthony R. Chase	2,116	*

James R. Crane	6,642	*

John P. Kotts	15,133	*

Michael C. Linn	5,467	*

Anthony G. Petrello	337,148	3.96%

John Yearwood	9,888	*

Mark D. Andrews	2,555	*

William J. Restrepo	84,831	1.00%

All directors and executive officers as a group	468,229	5.49%

*	Less than 1%

The address of each of the directors and named executive officers listed above is in care of the Company at Crown House, 4 Par-la-Ville Rd., Second Floor, Hamilton, HM 08 Bermuda.

The percentage of shares outstanding is based on the Company’s total common shares outstanding as of April 5, 2021, the record date for this year’s meeting.

We have included in the table common shares underlying stock options that have vested or are scheduled to vest within 60 days of April 5, 2021. For purposes of computing the percentage of shares held by the persons named above, such option shares are not deemed to be outstanding for purposes of computing the ownership of any person other than the relevant option holder. The number of common shares underlying fully vested stock options, or those vesting within 60 days of April 5, 2021, included in the table are as follows: Ms. Beder – 60; Mr. Chase – 178; Mr. Crane – 1,175; Mr. Kotts – 9,609; Mr. Petrello – 15,000; and all directors/executive officers as a group – 26,022. Restricted share awards are considered outstanding shares and therefore are included in the table above regardless of vesting schedule. Similarly, we have included in the table common shares underlying mandatory convertible preferred shares as of April 5, 2021, based on the maximum conversion rate of 0.1372 common share for each preferred share held. For purposes of computing the percentage of shares held by the persons above, such convertible shares are not deemed to be issued and outstanding for purposes of computing the ownership of any person other than the relevant holder of the preferred shares. The number of common shares underlying fully converted preferred shares as of April 5, 2021, included in the table, are as follows: Mr. Petrello – 123; Mr. Restrepo – 992.

The shares listed for Mr. Petrello include 6,284 shares owned by a charitable foundation over which Mr. Petrello, as an officer of the foundation, has voting and dispositive power. Mr. Petrello disclaims beneficial ownership of those shares.

2021 Proxy Statement	23

CORPORATE GOVERNANCE

Share Ownership of Certain Beneficial Owners

The following table contains information regarding each person known to us to beneficially own more than 5% of our outstanding common shares as of April 5, 2021, based on Schedule 13G filings made by such persons with the SEC.

Beneficial Owner Name and Address	Number of Shares	Percent of Total Outstanding

BlackRock, Inc. 55 East 52nd Street New York, NY 10055	1,013,057	11.91%

The Vanguard Group 100 Vanguard Blvd. Malvern, PA 19355	553,003	6.50%

The percentage of shares outstanding are based upon the Company’s total common shares outstanding as of April 5, 2021.

Blackrock: Based on a Schedule 13G filed on February 5, 2021, BlackRock and certain of its affiliates have sole voting power with respect to 1,003,780 shares and sole dispositive power with respect to 1,013,057 shares as of December 31, 2020.

Vanguard: Based on a Schedule 13G filed on February 10, 2021, The Vanguard Group and certain of its affiliates have shared voting power with respect to 5,518 shares, sole dispositive power with respect to 544,873 shares and shared dispositive power with respect to 8,130 shares as of December 31, 2020.

Certain Relationships and Related Transactions

The Board has adopted a written policy regarding the review, approval and ratification of “related-party transactions”. A “related person” is defined under applicable SEC rules and includes our directors, executive officers, beneficial owners of 5% or more of our common shares and each of their immediate family members. Under the written policy, our ESG Committee, which is comprised entirely of independent directors, is responsible for reviewing and approving in advance all transactions involving any related party of the Company. In making its determination, the Committee must consider the fairness of the transaction to the Company and the potential impact of the transaction on the director’s independence.

Mr. Crane, an independent director of our Board, controls Crane Capital Group Inc. (“CCG”), an investment management company that indirectly owns a majority interest in or otherwise controls several operating companies, some of which have provided services to the Company in the ordinary course of business, including transportation and international logistics. In 2020, the amount of the Company’s transactions with these CCG companies was $6.2 million excluding pass through charges, which the ESG Committee determined is immaterial to both the Crane companies and the Company. In its determination, the ESG Committee considered that:

•	The Company’s aggregate payment for services to the CCG companies constituted approximately 0.5% of the consolidated revenue of the CCG companies;

•	Mr. Crane was not and is not involved in the commercial decisions of either the Company or the CCG companies related to the provision of services to the Company; and

•	All commercial transactions between the Company and the CCG companies were and are conducted at arm’s length and in the ordinary course of business.

The ESG Committee and the Board considered the totality of the information and concluded that Mr. Crane met both the objective and subjective standards of director independence established by the NYSE, as well as the Board’s Governance Guidelines. The ESG Committee and the Board also approved ongoing ordinary-course business transactions between the Company and the CCG companies.

24	2021 Proxy Statement

AUDIT COMMITTEE REPORT

The Audit Committee operates under a written charter adopted by the Board, which is available on the Company’s website at www.nabors.com. The Audit Committee is responsible for (i) oversight of the quality and integrity of the Company’s consolidated financial statements, the Company’s system of internal controls over financial reporting, and financial risk management, (ii) the qualifications and independence of the Company’s independent registered public accounting firm (independent auditor), (iii) the performance of the Company’s internal auditors and independent auditor and (iv) the Company’s compliance with legal and regulatory requirements with respect to the foregoing. Subject to approval by the shareholders, the Audit Committee has the sole authority and responsibility to select, determine the compensation of, oversee, evaluate and, when appropriate, replace the Company’s independent auditor.

The Audit Committee serves in an oversight capacity and is not part of the Company’s managerial or operational decision-making process. Management is responsible for the financial reporting process, including the Company’s system of internal controls for the preparation of consolidated financial statements in accordance with accounting principles generally accepted in the United States, and for the assessment of and the report on the Company’s internal control over financial reporting included in the Annual Report. The Company’s independent auditor is responsible for auditing those financial statements and expressing an opinion as to (i) their conformity with such accounting principles and (ii) the effectiveness of the Company’s internal controls over financial reporting. PricewaterhouseCoopers LLP was the Company’s independent auditor in 2020. The Audit Committee’s responsibility is to oversee the financial reporting process and to review and discuss management’s report on the Company’s internal controls over financial reporting. The Audit Committee relies, without independent verification, on the information provided to it and on the representations made by management, the internal auditors and the independent auditor.

During 2020, the Audit Committee, among other things:

•

Reviewed and discussed the Company’s quarterly earnings releases, quarterly reports on Form 10-Q, and the annual report on Form 10-K, including the consolidated financial statements and the report on internal controls;

•

Reviewed and discussed the Company’s policies and procedures for financial risk assessment and financial risk management and the major financial risk exposures of the Company and its business units, as appropriate;

•	Reviewed and discussed the annual plan and the scope of work of the internal auditors for 2020 and summaries of the significant reports to management by the internal auditors;

•	Provided input to the Compensation Committee regarding performance of key finance, internal control and risk management personnel;

•	Reviewed and discussed with management their reports on the Company’s policies regarding applicable legal and regulatory requirements;

•	Reviewed and approved the Audit Committee’s charter; and

•	Met with the independent auditor in executive sessions.

The Audit Committee reviewed and discussed with management, the internal auditors and the independent auditor the audited consolidated financial statements for the year end December 31, 2020, the critical accounting policies that are set forth in the Company’s annual report on Form 10-K for the year then ended, management’s annual report on the Company’s internal controls over financial reporting, and PricewaterhouseCoopers LLP’s opinion on the effectiveness of the internal controls over financial reporting.

The Audit Committee discussed with the independent auditor matters that independent registered public accounting firms must discuss with Audit Committees under generally accepted auditing standards and standards of the Public Company Accounting Oversight Board (“PCAOB”), including, among other things, matters related to the conduct of the audit of the Company’s consolidated financial statements and the matters required to be discussed by PCAOB Accounting Standards No. 1301 (Communications with Audit Committees). This review included a discussion with management and the independent auditor of the quality (not merely the acceptability) of the Company’s accounting principles, the reasonableness of significant estimates and judgments, and the disclosures in the Company’s consolidated financial statements, including the disclosures related to critical accounting policies.

The independent auditor also provided to the Audit Committee the written disclosures and the letter required by applicable requirements of the PCAOB and represented that it is independent from the Company. The Audit Committee discussed with the independent auditor its independence from the Company, and considered whether services it provided to the Company beyond those rendered in connection with its audit of the Company’s annual consolidated financial statements included in its annual report on Form 10-K, reviews of the Company’s interim condensed consolidated financial statements included in its quarterly reports on form 10-Q, and its opinion on the effectiveness of the Company’s internal controls over financial reporting, were compatible with maintaining its independence.

2021 Proxy Statement	25

AUDIT COMMITTEE

The Audit Committee also reviewed and preapproved, among other things, the audit, audit-related, tax and other services performed by, and related fees of, the independent auditor. The Audit Committee received regular updates on the amount of fees and scope of audit, audit-related, tax and other services provided.

Based on the Audit Committee review and these meetings, discussions and reports discussed above, and subject to the limitations on its role and responsibilities referred to above and in the Audit Committee charter, the Audit Committee recommended to the Board that the Company’s audited consolidated financial statements for the year ended December 31, 2020, be included in the Company’s annual report on Form 10-K. The Audit Committee also selected PricewaterhouseCoopers LLP as the Company’s independent auditor for the year ending December 31, 2021, which it believes is in the best interest of the Company and/or shareholders, and is presenting that selection to shareholders for approval at the meeting.

Respectfully submitted,

THE AUDIT COMMITTEE

John P. Kotts, Chair

Tanya S. Beder

John Yearwood

26	2021 Proxy Statement

AUDIT COMMITTEE

Item 2: Approval and Appointment of Independent Auditor and Authorization for the Audit Committee to Set the Independent Auditor’s Remuneration

PricewaterhouseCoopers LLP served as independent auditors for the Company for the year ended December 31, 2020. PricewaterhouseCoopers LLP or its predecessor has been our independent auditor since May 1987.

Under Bermuda law, our shareholders have the responsibility to approve the appointment of the independent auditor of the Company to hold office until the close of the next annual general meeting and to authorize the Audit Committee of the Board to set the independent auditor’s remuneration. At the meeting, the shareholders will be asked to approve the appointment of PricewaterhouseCoopers LLP as our independent auditor for the year ending December 31, 2021, and to authorize the Audit Committee to set the independent auditor’s remuneration. The selection of PricewaterhouseCoopers LLP as our independent auditor for the year ending 2021 was approved by the Audit Committee in February 2021.

Representatives of PricewaterhouseCoopers LLP will be present at the meeting with the opportunity to make a statement if they desire to do so and to respond to appropriate questions.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR ITEM 2, THE APPOINTMENT OF

PRICEWATERHOUSECOOPERS LLP AS INDEPENDENT AUDITOR OF THE COMPANY AND AUTHORIZATION

OF THE AUDIT COMMITTEE TO SET THE INDEPENDENT AUDITOR’S REMUNERATION

Audit Committee Pre-Approval Policy

The Audit Committee has established a pre-approval policy for all audit and permitted non-audit services (including the fees and terms thereof) to be performed for the Company by the independent auditor. The Chair of the Audit Committee may preapprove permissible proposed nonaudit services that arise between Committee meetings, provided that the decision to preapprove the service is reported to the full Audit Committee at the next regularly scheduled meeting. During 2020, all audit and non-audit services performed by the independent auditor were subject to the pre-approval policy.

Independent Auditor Fees

The following table summarizes the aggregate fees for professional services rendered by PricewaterhouseCoopers LLP. The Audit Committee preapproved all fees for 2020 and 2019 services.

	2020	2019

Audit Fees	$5,029,002	$5,414,088

Audit-Related Fees	0	18,258

Tax Fees	277,890	242,134

All Other Fees	2,700	2,700

Total	$5,309,592	$5,677,180

Audit Fees for the years ended December 31, 2020 and 2019, respectively, include fees for professional services rendered for the audits of the consolidated financial statements of the Company and the audits of the Company’s internal control over financial reporting, in each case as required by Section 404 of the Sarbanes-Oxley Act of 2002 and applicable SEC rules, statutory audits, consents and accounting consultation attendant to the audit.

Audit-Related Fees for the years ended December 31, 2020 and 2019, respectively, include consultations concerning financial accounting and reporting standards.

Tax Fees for the years ended December 31, 2020 and 2019, respectively, include services related to tax compliance, including the preparation of tax returns and claims for refund, and tax planning and tax advice.

All Other Fees for the years ended December 31, 2020 and 2019, respectively, include nonrecurring advisory services with respect to corporate process improvements, as well as market data research.

2021 Proxy Statement	27

COMPENSATION DISCUSSION AND ANALYSIS

A Letter from the Chair of the Compensation Committee

Dear Fellow Shareholder:

As the new Chair of the Compensation Committee, I am pleased to provide an update on the initiatives we pursued and progress made in 2020. I hope you find the updated structure and presentation of our proxy and CD&A to be clearer, more reader-friendly and sufficiently responsive to your feedback and concerns.

Scope of Outreach and Gathering Shareholder Feedback

The Board and Compensation Committee has sought to gather shareholder feedback on its compensation program. Over the past year, we reached out to shareholders representing 35% of outstanding shares and we engaged with holders representing 26% of outstanding shares on a number of compensation, corporate governance and ESG-related matters. I personally participated in several of the meetings along with our Lead Director, the Chair of our ESG Committee, our Corporate Secretary, and a small team of experts within Nabors. We also held discussions with the two largest proxy advisory firms during 2020.

Understanding Shareholder Feedback

While the 2020 compensation framework included changes based on shareholder feedback received in 2019, we built on those by making additional changes based on our 2020 outreach that will take effect for 2021. The Compensation Committee’s work over 2019 and 2020 was in direct response to feedback seeking the following:

•	A reduction in CEO compensation and greater alignment with company performance

•	Ongoing incorporation of ESG metrics into executive compensation

•	Substitution of Performance Share Units instead of Performance Shares

•	A reduction in director compensation

•	A refresh of the Compensation Committee

The feedback was discussed by the full Board and greatly influenced the Compensation Committee’s decision-making process as we assessed the changes required for 2020 and later periods.

Demonstrating Responsiveness

During 2020 and 2021 we implemented the following changes:

•	Reduced the reported grant date value of our CEO’s TSR Share award for 2020 and 2021 by approximately $2.2 million and $2.9 million, respectively

•	Introduced in 2021 a payout cap for our CEO’s TSR award at five times the grant date fair value

•	Reduced CEO and CFO base salaries for 2020 by approximately 25% and 23%, respectively

•

Introduced Performance Share Units for the CEO and CFO, to be granted and reported at target value, instead of the full-earned-value Performance Share awards to which they are entitled under their respective employment agreements

•	Established performance metrics with greater specificity and measurement criteria

•	Rotated new leadership for the Compensation Committee

•	Reduced director compensation for 2020 by approximately 21% on average

We believe the compensation strategy underscores the link between pay and performance, supports a performance culture based on merit, recognizes and incentivizes excellent long-term performance, and is aligned with the Company’s values.

For 2020, the CEO’s compensation on a “fiscal-year” basis was reduced by approximately 35%, to $9.9 million. We also believe that shareholder feedback is paramount to getting executive compensation right. Our Board and Compensation Committee have spent a great deal of time listening to and working on the implementation of shareholder feedback. While we are proud of the many changes made to date, we also recognize that for us, this continues to be an iterative process and we are humble enough to know that ongoing work is required.

On behalf of the entire Compensation Committee, we appreciate the feedback you provided and look forward to continuing to engage with you over the coming months and years to improve and evolve our executive compensation program and policies. We welcome any questions or additional perspective. Communications can be directed by email to: compensation.committee@nabors.com.

Sincerest regards,

28	2021 Proxy Statement

COMPENSATION DISCUSSION AND ANALYSIS

This Compensation Discussion and Analysis (“CD&A”) is intended to help you understand the executive compensation relating to the named executive officers listed below (the “executive officers”). This CD&A supplements and should be read in conjunction with the compensation tables and related narratives of this Proxy Statement.

CD&A and Related Compensation Disclosures	Table of Contents

Named Executive Officers

•	Anthony G. Petrello, Chairman of the Board, President and Chief Executive Officer
•	William J. Restrepo, Chief Financial Officer
•	Mark D. Andrews, Corporate Secretary

2020 CD&A Overview

Business Overview	Continued Engagement with Shareholders	CEO Compensation

Brought on by the severe disruptions in the oil market and COVID-19 pandemic, Nabors faced one of the most challenging business environments it has ever seen.

We moved with urgency to safeguard our employees and operations, managing to secure numerous operational milestones despite the circumstances. We substantially strengthened our liquidity and leverage while improving our margins and expanding our range of advanced digital technologies.

We continue to make progress on key ESG initiatives and were able to expand our reporting and further embed related goals throughout our operations.

Following our 2020 Say-on-Pay vote, we sought engagements with our top shareholders to understand their perspectives and we made adjustments in response to their feedback.

The Compensation Committee believes the updated compensation strategy closely aligns executive compensation with shareholder interests.

We continue to engage with shareholders on these and other crucial issues.

In response to shareholder feedback, in 2020 we replaced our backward-looking Performance Shares with forward-looking Performance Share Units.

This one-time change requires us to report in 2020 the awards granted for two different time periods as part of the same year (i.e., the Performance Shares granted for the 2019 performance period and the Performance Share Units for the 2020 performance period, granted at the beginning of the period). This one-time reporting anomaly resulted in an incremental $7.5M in stock awards reported for our CEO in our summary compensation table.

Other changes to executive compensation include: reducing the CEO’s TSR Share award for 2020 by two-thirds, and in 2021 by one-half; capping the 2021 TSR Share award payout at 5 times grant date value; and reducing the CEO’s 2020 base salary by approximately $440,000.

More information on the business environment and Nabors achievements can be found on page 30.	More information on our engagement with shareholders and relevant changes made in response can be found on page 31.	More information on the impact of the shift from Performance Shares to Performance Share Units can be found on page 34.

2021 Proxy Statement	29

COMPENSATION DISCUSSION AND ANALYSIS

CD&A SUMMARY

Business Update

In 2020, we faced one of the most challenging business environments in our long history, brought on by the COVID-19 pandemic and the oversupply of oil triggered by certain producers’ pursuit of market share. For the first time ever the price of near-month West Texas Intermediate crude oil briefly declined below $0 in April.

The impact of these macroeconomic conditions was a sharp and significant reduction in oilfield activity generally, and in drilling activity in particular. From mid-March through mid-August, the Lower 48 land rig count declined by 534 rigs, or 70%. From February through October, the international rig count, excluding the United States, declined by 598 rigs, or 45%.

Our management team responded with urgency and prudence:

•	First, we worked to ensure the health and wellbeing of our global workforce and the broader Nabors community, while maintaining operational continuity.

•	Second, we quickly resized the enterprise to better align with the evolving environment.

•	Third, we intensified our commitment to technological innovation and improved sustainability.

Our companywide response to these dire conditions, spearheaded by our CEO and CFO, yielded significant benefits, and resulted in several financial and operational highlights during 2020:

•	We generated free cash flow(1) of $184 million, after funding capital expenditures of $190 million focused mainly on sustaining our worldwide operations.

•

We strengthened our liquidity and leverage. We reduced net debt(2) by $394 million, and decreased our debt maturities through 2023 by approximately $1.5 billion with a combination of repayments, repurchases, and exchanges.

•

We improved the full-year daily margins in our U.S. Drilling and International segments compared to 2019. With the application of rigorous pricing and cost discipline, our U.S. Drilling full-year daily margin increased by $699, or nearly 6%. This measure was the highest reported among our U.S. competitors. Our International full-year daily margin increased by $177, or more than 1%.

•

We expanded our portfolio of advanced digital technologies with the introductions of our RigCLOUD® platform for digital operations and our SmartDRILLTM automated drilling software. Since their introductions, we have seen revenue and customer penetration for both of these products increase steadily.

•

We improved our enterprise-wide safety record setting a new standard for the Company and our closest competitors in recordable incident rate. This performance reflects our corporate culture which empowers each Nabors employee to prioritize safety with the ultimate goal of achieving Mission Zero.

We emerged from the challenging environment of 2020 as a stronger company. We made material progress addressing our leverage and liquidity. We extended our leadership in technology. And we improved our overall sustainability by strengthening our commitment to environmental stewardship and social responsibility. We believe we are positioned to generate increased returns to shareholders, and all stakeholders, in 2021 and the years to come.

(1)

Free cash flow represents net cash provided by operating activities less cash used for investing activities. Free cash flow is an indicator of our ability to generate cash flow after required spending to maintain or expand our asset base. Management believes that this non-GAAP measure is useful information to investors when comparing our cash flows with the cash flows of other companies. This non-GAAP measure has limitations and therefore should not be used in isolation or as a substitute for the amounts reported in accordance with GAAP. However, management evaluates the performance of the consolidated Company based on several criteria, including free cash flow, because it believes that these financial measures accurately reflect the Company’s ongoing profitability and performance. Please refer to Annex A to this Proxy Statement for a reconciliation of this non-GAAP measure to net cash provided for operating activities, which is a GAAP measure.

(2)

“Net debt” is calculated as total debt minus the sum of cash and cash equivalents and short-term investments. Net debt is a non-GAAP measure and should not be used in isolation or as a substitute for amounts reported in accordance with GAAP. Please refer to Annex A to this Proxy Statement for a reconciliation of this non-GAAP measure to total debt, which is a GAAP measure.

30	2021 Proxy Statement

COMPENSATION DISCUSSION AND ANALYSIS

Shareholder Engagement

We continue to make progress and implement positive changes to our pay programs and practices in response to shareholder feedback. That said, our shareholders continue to make it clear that further change is required and our Compensation Committee is highly focused on getting executive compensation right.

To better understand shareholder perspectives, management and members of the Board, including our Lead Director and the Chair of the Compensation Committee, reached out to shareholders to solicit feedback on executive compensation and other corporate governance matters. The Committee was particularly focused on hearing the views of the Company’s largest shareholders and engagements were requested with the top-10 holders, representing approximately 35% of shares outstanding. Conversations were ultimately held on various topics with shareholders representing 26% of outstanding shares. We also engaged with the two leading proxy advisory firms to provide an update on our shareholder outreach efforts, including the feedback we received. Feedback collected was shared with the full Board and factored heavily into the Compensation Committee’s decision-making process.

The Board and Committee recognizes there is continued work to be done and looks forward to further engagement with our shareholders on this topic. The Board hopes that shareholders will view positively the following Compensation Committee considerations and responses in connection with this feedback. The table below summarizes the key topics raised by shareholders and proxy advisors in our conversations, as well as the actions and perspectives that the Compensation Committee has taken in response.

What We Heard	Nabors Response	Feedback Incorporated?

Reduce CEO compensation

•  For 2020, the base salary of our CEO was reduced by approximately $440,000 (25%).

•  For 2020, reduced the TSR Share award by two-thirds, for a grant-date value reduction of $2.2 million.

•  For 2021, reduced the TSR Share award by one-half, for a grant-date value reduction of $2.9 million.

•  When viewed from the “fiscal-year” perspective, CEO total compensation for 2020 reflects a reduction of approximately 35% from 2019 amounts.

✓

Create further pay for performance alignment

•  Reflecting our alignment and consideration of long-term value creation, a significant amount of our CEO’s compensation is long term and performance-based. All cash and equity incentive compensation is 100% performance-based.

✓

Introduce Performance Share Units and enhance overall long-term nature of compensation program

•  We accomplished the introduction of Performance Share Units to replace the previous Performance Share program following extensive shareholder engagement.

•  The new program deepens executive alignment with shareholders: the number of shares earned depends on the achievement of certain one-year metrics that are pushed down to the business units. However, the underlying shares only vest over three years from the date of grant, placing the amount of the award subject to stock performance over three years. This structure is both performance-based and puts compensation at-risk for a three-year period.

✓

Address amount of equity awarded

•  We have taken action to introduce a payout cap at five times the grant date fair value for our CEO’s 2021 TSR award.

•  Performance Share Units granted in 2021 vest in cash or shares, at the discretion of the Compensation Committee; in the case of the CEO’s Performance Share Units, vesting above target payout is 100% cash.

✓

Continue inclusion of ESG metrics as part of CEO performance goals

•  The Board is proud of its incorporation of ESG goals as a component of the Performance Share Unit incentives, reflecting our continued ESG commitment. In 2020, the CEO’s Performance Share Units metrics included a goal to enhance overall Company ESG reporting and improve corporate diversity.

•  The CEO’s goals for 2021 also include quantifiable, detailed targets and ESG measures.

✓

Refresh the Compensation Committee

•  We took decisive action to refresh the composition of the Compensation Committee to include two of our shortest-tenured independent directors to provide fresh and diverse perspectives. One of these directors serves as the new Compensation Committee Chair.

✓

Reduce director compensation

•  Representing our shared commitment, for 2020, non-employee Directors received deferred cash of $180,000 in lieu of a $250,000 annual stock grant.

•  Further, we reduced director’s annual cash retainer compensation by 21% on average.

✓

We continue to engage with our shareholders on these and other crucial issues.

2021 Proxy Statement	31

COMPENSATION DISCUSSION AND ANALYSIS

Track Record of Positive Program Enhancements

Our Compensation Committee is committed to addressing compensation challenges. Over the last several years, the Committee has made a number of changes to CEO compensation in response to evolving business conditions and shareholder feedback. A summary of these changes is reflected below:

2018	• Our CEO forfeited a TSR Share award with a grant date value of approximately $4 million in exchange for a restricted share award with a grant date value of $1,500

2019	• Reduced CEO base salary by 10%

2020

•  Base salary was reduced by over $440,000, or approximately 25%

•  TSR Share award was reduced by two-thirds, for a grant date value reduction of $2,179,700

•  Applied heavier weighting toward financial performance goals within overall performance share award

•  Introduction of forward-looking Performance Share Unit awards to replace backward-looking Performance Share awards

•  Introduced specific ESG performance metrics into the long-term plan

Cumulative value of over $6.84 million in reductions if valuing the share awards as of grant date

32	2021 Proxy Statement

COMPENSATION DISCUSSION AND ANALYSIS

Key Components of CEO Compensation

All CEO incentive compensation is 100% performance based. Key components are discussed below:

Compensation Element	Settled In	Key Design Features	Objective	2020 Decisions

Base Salary	Cash	• Aligned with market levels of peers	• Rewards the skill and expertise that our CEO contributes to the Company on a day-to-day basis	• Reduction in CEO base salary for 2020

Annual Cash Incentive (the “Incentive Plan”)	Cash	• For 2020, based 100% on adjusted EBITDA(1) • No award earned unless threshold level performance is achieved

•  Focus on efficient and profitable operations, preservation of shareholder value, improvement in competitive position, and ability to further capitalize on opportunities for growth

•  Adjusted EBITDA metric is a primary method used by analysts for stock evaluation

•  Furthers shareholder alignment by placing significant annual compensation at risk

• CEO annual cash incentive awarded following critical role in achieving targets

TSR Shares	Equity

•  Earned based on relative TSR performance over the three years following grant date

•  No shares earned if relative performance is below the peer group 25th percentile

•  Capped at target if absolute TSR is negative

			• Furthers shareholder alignment by tying significant compensation to achievement of strong relative total return performance over a multi-year period	• Reduced 2020 TSR award by two-thirds • Introduced 2021 TSR award cap at five times grant date fair value • Reduced 2021 TSR award by 50%

Performance Share Units (Starting in 2020)	Equity

•  Earned based on achievement of applicable performance goals set at or near the grant date

•  Shares only earned if applicable performance criteria established for the performance period have been achieved

•  Awards vest equally over a three-year term subject to continued employment with the Company

• Furthers shareholder alignment by tying significant compensation to achievement of strategic objectives critical to long-term growth

•  Introduced Performance Share Units to replace Performance Shares

•  Incorporated ESG-related goals into Performance Share Unit metrics

•  For 2021, Performance Share Units are payable in shares or cash at the discretion of the Compensation Committee; all amounts earned by the CEO over target are payable only in cash

(1)

“Adjusted EBITDA” is calculated by subtracting the sum of direct costs, general and administrative expenses and research and engineering expenses from operating revenues. Adjusted EBITDA is a non-GAAP measure and should not be used in isolation or as a substitute for the amounts reported in accordance with GAAP. However, management evaluates the performance of our operating segments and the consolidated company based on several criteria, including adjusted EBITDA, because we believe that this financial measure, along with adjusted operating income, accurately reflect our ongoing profitability and performance. Please refer to Annex A to this Proxy Statement for a reconciliation of this non-GAAP measure to income (loss) from continuing operations before income taxes, which is a GAAP measure.

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COMPENSATION DISCUSSION AND ANALYSIS

Performance-Based Pay

Incentive compensation is 100% performance based. Based on total compensation as reflected in the Summary Compensation Table, 92% of our CEO’s and 88% for our CFO’s compensation is performance-based, as illustrated in the following charts(1):

(1)

Excluding reported compensation from the following categories in the Summary Compensation Table for 2020: (a) Change in Pension Value and Nonqualified Deferred Compensation Earnings, and (b) All Other Compensation. Based on fiscal-year compensation set forth below and excluding compensation reflected in clauses (a) and (b) of the preceding sentence, 85% of our CEO’s compensation and 83% of our CFO’s compensation, is performance-based.

Understanding the Summary Compensation Table: Impact of Introducing Performance Share Unit Awards

There are two primary factors to weigh when assessing our 2020 executive compensation program:

•

Based on shareholder feedback received, we transitioned from awarding backward-looking Performance Shares (i.e., granted after the end of the performance period if and to the extent the applicable performance metrics have been met), with forward-looking Performance Share Units (i.e., granted at the beginning of the applicable performance period but only earned to the extent applicable performance metrics are met). The Performance Shares were granted for 2019 performance in early 2020, and the 2020 Performance Share Units were granted in early 2020 at the start of the performance period.

•

As a result, the Summary Compensation Table for 2020 is not reflective of fiscal year compensation, because it includes both Performance Shares earned for 2019 and Performance Share Units for 2020. Our CEO and CFO did not receive the amount of total compensation for 2020 set forth in the Summary Compensation Table.

This is a one-time anomaly due only to the shift from Performance Shares to Performance Share Units. The Supplemental Summary Compensation Table below reflects the impact of excluding the Performance Shares and represents what the Compensation Committee considers the actual compensation of our CEO and CFO for 2020 (what we refer to as fiscal-year compensation):

Executive Officer	Salary ($)	Stock Awards ($)	Non-Equity Incentive Plan Compensation ($)	Change in Pension Value and Nonqualified Deferred Compensation Earnings ($)	All Other Compensation ($)	Total ($)

CEO	1,307,115	5,361,842	1,743,000	253,970	1,325,198	9,991,125

CFO	503,000	1,813,158	647,400	78,515	588,906	3,630,979

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COMPENSATION DISCUSSION AND ANALYSIS

Compensation Principles and Practices

In 2020, we continued to adhere to compensation practices that strengthen the alignment between the compensation of our executive officers, Company performance and shareholder returns:

WHAT WE DO	WHAT WE DON’T DO

Share ownership policy aligns executive officer interests with those of shareholders	No buyout or exchange of underwater options, or repricing of underwater stock options without shareholder approval

Shareholder engagement program in place with track record of making positive changes in response to shareholder feedback	No excise tax gross-ups in connection with a change-of-control, and it is our policy not to include any such tax gross-ups in any future executive officer agreements

Compensation philosophy aligns pay with financial and operational performance, including a mix of relative and absolute metrics; a significant portion of executive pay is performance-based or “at risk”	No guaranteed bonuses or uncapped incentives

Cap TSR Share award payouts	Target individual elements of compensation or total compensation to a certain percentile within a peer group

Cap severance payments in our executive agreements	No automatic share replenishment or “evergreen” provisions in our stock incentive plans

Hold an annual Say-on-Pay vote	No excessive perquisites without a compelling business rationale

Conduct market referencing of peer group companies, compensation surveys and market data to understand how our aggregate executive compensation compares to competitive norms	No excessive employee equity grants (2020 burn rate was 1.66%)

Maintain an independent Compensation Committee

Work with an independent compensation consultant

DETAILED COMPENSATION OVERVIEW

Compensation Philosophy

In designing our executive compensation program, we adhere to the following philosophy:

•	We seek to attract, retain and motivate leaders who understand the complexities of our business and can deliver positive business results for the benefit of our shareholders.

•	We provide our executives with appropriate and competitive individual pay opportunities with actual pay outcomes that reward superior corporate and individual performance.

•	We emphasize linking pay to the measures and strategic objectives that create long-term value.

•	We seek to increase shareholder value by providing executives with appropriate incentives to achieve our long-term business objectives.

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COMPENSATION DISCUSSION AND ANALYSIS

How We Determine Annual Base Salary

Base salary is a fixed element of an executive’s annual cash compensation. The Compensation Committee periodically reviews its determination, as it deems appropriate, taking into account various factors, including the Company’s performance, market data, industry conditions and shareholder feedback.

The Compensation Committee may also take into account certain competitive factors, which sometimes include:

•	Compensation levels of similarly-situated executives of other drilling contractors and in the oilfield services sector at companies in our Peer Group;

•	Necessary levels of compensation to attract and retain highly talented executives from outside the industry; and

•	A newly hired executive’s salary at his or her most recent place of employment.

2020 Annual Base Salary

Our CEO’s and CFO’s annual base salaries reflected in each of their employment agreements are $1.75 million and $650,000, respectively.

•	In 2019, our CEO agreed to a one-year 10% reduction in base salary, which was extended for another year at the beginning of 2020.

•	On March 23, 2020, our CEO received a further reduction in base salary of 10%, and our CFO and our Corporate Secretary received reductions in their base salaries of 20% and 10%, respectively.

•	Further salary reductions were put in place beginning April 6, 2020.

•	As a result, our CEO and CFO received aggregate reductions in base salaries, of approximately $440,000 and $145,000, or 25% and 23%, respectively.

How We Determine Annual Cash Incentive

All of our CEO’s and CFO’s annual cash incentive awards are based on performance metrics.

•	The annual cash incentive is targeted at 100% of the executive’s base salary, exclusive of any temporary reductions and capped at twice such amount.

The metrics for earning the annual cash incentives are determined by the Compensation Committee at the beginning of the applicable performance year. The Compensation Committee sets targets for achieving those goals:

•	Minimum threshold before any annual cash incentive can be earned;

•	Target award dollar amount to incentivize a specific desired performance level; and

•	Maximum goal which sets an appropriate limit on the potential annual cash incentive that can be earned.

The performance measures are pushed down to the business units to ensure all employees throughout the Company are focused on the same goals. Following the end of the fiscal year, the Compensation Committee determines whether the performance goals have been attained and approves any cash payment amount based upon the level of achievement of the pre-established annual performance goals.

If actual performance results fall between payout levels, the annual cash incentive is prorated accordingly. Adjustments to targets are permitted as deemed appropriate by the Board to account for significant events that warrant an adjustment.

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COMPENSATION DISCUSSION AND ANALYSIS

How We Determine Long-Term Equity Incentives

Pursuant to their employment agreements, our CEO and CFO are eligible to earn equity awards that are performance based – TSR Shares, Performance Shares (until 2020) and Performance Share Units.

TSR Shares	Key Features

•  In 2020 our CEO was granted TSR Shares of 100% of his base salary which was two-thirds less than the amount to which he is entitled under his contract

•  In 2020 our CFO was granted TSR Shares of 200% of his base salary which is the full amount he is entitled to under his contract

•  Vesting based on the Company’s TSR performance relative to the peer group measured over a three-year period

•  Minimum performance criteria must be met in order for any TSR Shares to vest

•  Number of shares that may vest at end of performance period are capped at target if our TSR performance is negative

•  For the 2021 TSR Share award the CEO maximum payout is capped at 5x the grant date value

Performance Shares and Units	Key Features

•  Previously we used Performance Shares and as a result of shareholder outreach we have moved to Performance Share Units

•  Performance Share Units are earned on one-year performance metrics and subject to a 3-year vesting period following the grant date, with shares vesting in equal increments subject to employment, even though the applicable performance goals were met

•  Subject to a maximum award amount

Our Corporate Secretary receives time-based restricted shares based on his performance in the previous year.

❖    How We Determine Our Performance-Based TSR Shares

The number of TSR shares that can be earned based on three-year TSR rank is shown in the table below. However, the vesting of TSR Shares is capped at target if the Company’s absolute TSR is negative. Beginning in 2021 the CEO’s maximum payout is capped at five times the grant date fair market value. Any TSR Shares that have not vested at the end of the performance period are immediately forfeited.

TSR Rank	Percentage of Maximum Shares Earned

1, 2 or 3	100%

4	80%

5	70%

6	60%

7	55%

8	50%

9	45%

10	40%

11	30%

12	25%

13, 14	0%

TSR: TSR for the common shares of Nabors and each Peer means the difference between (x) the average closing price for the 30 consecutive trading days prior to the start of the performance period, and (y) the average closing price for the last 30 consecutive trading days during such performance period, as adjusted for dividends paid during such performance cycle.

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COMPENSATION DISCUSSION AND ANALYSIS

For purposes of our TSR Share awards, the Peer Group is the same as used for compensation generally, as discussed in more detail on page 43 below.

❖    How We Determine Our Performance Shares and Performance Share Units

Performance Share Units are earned based on achieving one-year performance metrics, and vest over a three-year period from the date of grant.

Performance Share Units are earned on a pro-rated basis based on the number of goals (or overall percentage of all goals) achieved. For the 2020 performance cycle:

❖	Threshold performance required the achievement of at least one goal;

❖	Target performance required the achievement of the equivalent of 50% of all metrics; and

❖	Maximum performance required achievement of all five goals.

With respect to the Performance Share Units, the target value – 200% of our CEO’s contractual base salary and 100% of our CFO’s contractual base salary – is awarded to our CEO and CFO, each of whom then has the opportunity to earn twice that amount based on his performance during the year.

IMPACT OF MARKET CONDITIONS ON 2020 PERFORMANCE GOALS

The Compensation Committee approved performance goals and metrics for each of the CEO and CFO early in January 2020 in accordance with its normal practices.

CEO Goals and Metrics

Incentive Plan Goal (100% adjusted EBITDA)

• Threshold: $574M • Target: $820M • Maximum: $984M

Performance Share Unit Goals

Achieve at least 10% reduction in net debt (25%)

Achieve adjusted EBITDA less CAPEX of $420M (30%)

Achieve NDS adjusted EBITDA run rate of $130M by Q4, and increase international NDS adjusted EBITDA by 25% (15%)

Enhance Company ESG goals and reporting and develop and implement plan to increase diversity (15%)

Implement strategic marketing plan for the Company’s technology, product commercialization and e-marketing strategies (15%)

CFO Goals and Metrics

Incentive Plan Goal (100% adjusted EBITDA)

• Threshold: $574M • Target: $820M • Maximum: $984M

Performance Share Unit Goals

Achieve at least 10% reduction in net debt (25%)

Achieve adjusted EBITDA less CAPEX of $420M (30%)

Execute $800M note issuance (15%)

Develop plan to reorganize legal entity structure for tax purposes (15%)

Achieve certain internal audit goals (15%)

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COMPENSATION DISCUSSION AND ANALYSIS

The goals for the executives served as the basis for setting performance goals and metrics of business units, and included financial and operational performance goals and metrics which were designed to improve Company performance in a manner that would maximize shareholder value over the long term.

However, the oil markets — along with the demand for drilling and drilling related services – collapsed with the onset of the COVID-19 pandemic and the simultaneous price war between Russia and Saudi Arabia. Management took swift action by the end of the first quarter of 2020 to reduce costs, including salary cuts and workforce reductions, and revised the business outlook and budget. The Board reduced the salaries of the CEO, CFO, and Corporate Secretary.

As industry conditions worsened the Company’s common share price plummeted. The Company effected a 1-for-50 reverse stock split to maintain its New York Stock Exchange listing and avoid breaching covenants under its credit instruments.

Throughout the year management frequently communicated with the Board of Directors, including the Compensation Committee, to consider the impact of the extraordinarily difficult market conditions facing the Company and its employees.

From mid-March through mid-August, the Lower 48 land rig count declined by 534 rigs, or 70%. From February through October, the international rig count, excluding the United States, declined by 598 rigs, or 45%.

Given the unprecedented percentage drops in rig count domestically as well as international developments, certain incentive metrics were no longer achievable. At the same time, corporate headcount was reduced by about 30%. Management believed it was essential to keep the remaining team motivated. To that end, in June 2020 management reset the targets for the following three metrics, with corresponding changes in the threshold and maximum, for the business units:

•	Target Incentive Plan adjusted EBITDA metric reduced to $566 million;

•	Incentive metric for adjusted EBITDA less CAPEX was reset to $212 million; and

•	Incentive metric for NDS adjusted EBITDA was replaced with a second-half metric of $18.5 million.

In July 2020, the Compensation Committee reviewed that plan and reserved the issue of whether to apply the changes to the same metrics for the CEO and CFO until later in the year.

The Compensation Committee regularly assesses business unit targets and the role of the CEO and CFO in their achievement. The Compensation Committee met at the end of the year to determine CEO and CFO performance. The Compensation Committee was mindful of the $280 million debt reduction that had been achieved during the year in connection with a series of debt exchanges, and that such amount was not reflected in the adjusted EBITDA used for determining the annual cash incentive by the Company. In light of the significant achievements of the Company during the year, spearheaded by our CEO and CFO, in the midst of one of the worst downturns in industry history, the Compensation Committee ultimately determined that the revised business unit metrics should also apply to the performance measures of the CEO and CFO.

❖    Assessment of 2020 Annual Cash Incentive Award Achievement

For 2020, our CEO’s and CFO’s annual cash incentive award was based on the Company’s targets for adjusted EBITDA. Adjusted EBITDA is a significant consideration used by investors in evaluating the Company and is therefore, we believe, a key driver of the Company’s share price.

Objective	Weight	Target Ranges	Performance Achieved	Cash Incentive Earned

Adjusted EBITDA	100%	• Threshold: $396M • Target: $566M • Maximum: $679M	The Company’s adjusted EBITDA for 2020 was $563.9M, which is 99.6% of the target	Because the actual performance fell between threshold and target payout levels, the cash incentive was prorated to approximately $1.743M for our CEO and approximately $647,000 for our CFO

Our Corporate Secretary’s annual cash incentive is based on the achievement of quantitative performance goals established at the beginning of the annual performance period. For 2020, his performance goals included enhancements to the Company’s stock plan administration program and related impact of corporate equity transactions, and improvements to ESG disclosure and corporate compliance programs, particularly with EU Economic Substance requirements. His cash incentive for 2020 was $80,888.

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COMPENSATION DISCUSSION AND ANALYSIS

❖    Assessment of 2020 Performance Share Units Achievement (Granted in January 2020 and Earned in 2021 Based on 2020 Performance)

For the 2020 performance cycle, our CEO had five performance goals as set forth in the table below. Consistent with the request of shareholders, the goals are weighted more heavily toward financial performance.

CEO Performance Goals and Assessment

	Performance Goal and Rationale	2020 Progress	Degree of Achievement Determined	Goal Weighting

1	Achieve at least a 10% reduction in net debt Rationale: Part of ongoing corporate goal to reduce leverage and associated risks while improving the Company’s liquidity profile	Book value of net debt decreased from $2.88B to $2.49B, for a 13.7% decrease in net debt	100%	25%

2	Achieve adjusted EBITDA less CAPEX of $212M Rationale: Show ability to generate cash flow necessary to pay liabilities and to maintain or expand our asset base.	Adjusted EBITDA for the year was $564M, less the $190M in CAPEX for 2020 gives a difference of $374M	100%	30%

3	Achieve second-half 2020 adjusted EBITDA for NDS of $18.5M Rationale: Increase penetration into, and grow revenue from, this increasingly important industry market segment	Second-half adjusted EBITDA for NDS was $16.5M.	89.2%	15%

4	Enhance Company ESG goals and reporting and develop and implement plan to increase diversity Rationale: Specific response to shareholder request to tie executive compensation to ESG goals	GRI and SASB metrics were adopted. In addition, key performance indicators for spills were identified and implemented in the Company’s MyHSE portal; High potential candidates were identified throughout the Company and a formal development plan was created to increase diverse representation	100%	15%

5	Implement strategic marketing plan for the Company’s technology, product commercialization and e-marketing strategies Rationale: Provide a consistent, unified framework for marketing the Company’s industry-leading technologies	Detailed marketing objectives were established and implemented for identified target audience	100%	15%

The overall percentage achieved is the weighted average of the percentage completed for each goal, or 98.38%. As a result of the 98.38% achievement level, the Compensation Committee determined that 196.76% of the target amount of 26,316 Performance Share Units originally granted to our CEO on January 2, 2020, or 51,779 Performance Share Units in total, were earned. These Performance Share Units will vest into common shares in three annual installments, with the first installment of 17,260 shares having occurred on January 2, 2021.

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COMPENSATION DISCUSSION AND ANALYSIS

For the 2020 performance cycle, our CFO had the five performance goals set forth in the table below. Consistent with the request of shareholders, the goals are weighted more heavily toward financial performance.

CFO Performance Goals and Assessment

	Initial Performance Goal and Rationale	2020 Progress	Degree of Achievement Determined	Goal Weighting

1	Achieve at least a 10% reduction in net debt Rationale: Part of ongoing corporate goal to reduce leverage and associated risks while improving the Company’s liquidity profile	Book value of net debt decreased from $2.88B to $2.49B, for a 13.7% decrease in net debt	100%	25%

2	Achieve adjusted EBITDA less CAPEX of $212M Rationale: Show ability to generate cash flow necessary to pay liabilities and to maintain or expand our asset base.	Adjusted EBITDA for the year was $564M, less the $190M in CAPEX for 2020 gives a difference of $374M	100%	30%

3	Execute on $800M note issuance Rationale: Extend debt maturities	Offering of $600M of $7.25% guaranteed notes due 2026, and $400M of 7.5% guaranteed notes due 2028, completed in January	100%	15%

4	Develop plan to reorganize legal entity structure for tax purposes Rationale: Reorganize the corporate structure to ensure optimal tax treatment in various jurisdictions affected by recent significant changes to tax regulations	Plans developed and implementation underway	100%	15%

5	Improve internal audit metrics for failure rate on retesting by 5% and number of overdue items by 10% as compared to the prior year Rationale: The Audit Committee requires our financial team to make continuous improvements on remediation metrics for significant audit findings	Failure on retesting metric was improved by 42.9% and overdue items metric was improved by 90% as compared to the prior year	100%	15%

The overall percentage achieved is the weighted average of the percentage completed for each goal, or 100%. As a result of the 100% achievement level, the Compensation Committee determined that 200% of the target amount of 4,888 Performance Share Units originally granted to our CFO on January 2, 2020, or 9,776 Performance Share Units in total, were earned. These Performance Share Units will vest into common shares in three annual installments, with the first installment of 3,259 shares having occurred on January 2, 2021.

Our Corporate Secretary receives his long-term equity-based compensation awards in the form of restricted shares that vest over time. For 2020, he received a long-term equity incentive award in the form of restricted shares on February 20, 2020, the number of which was determined by applying a multiplier of 1.00 to his annual cash incentive for 2019, which was $75,000, and dividing the product by $116.50, which was the value of our shares on the grant date. Based on this calculation, he was granted 645 restricted shares, with restrictions lapsing ratably over four years.

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COMPENSATION DISCUSSION AND ANALYSIS

Setting Executive Compensation

Our Compensation Committee, independent consultant and other resources each play an important role in determining our executive compensation structure.

Role of the Compensation Committee

The Compensation Committee, which consists of three independent non-employee directors, performs the following compensation-related functions:

•	Oversees the compensation of our executive officers and other key management comprising our senior leadership team;

•

Evaluates the performance of our CEO and reviews the performance of our other executive officers, drawing on its own judgment and observations and those of our CEO in evaluating the performance of such officers;

•	Administers our equity-based programs for executive officers and key management personnel, and reviews and approves all forms of compensation (including equity grants);

•	Approves financial and business measures and goals that are tied to the Company’s performance for long-term equity incentive awards;

•	Oversees employment agreements, including severance and change-in-control agreements, between the Company and the executive officers; and

•	Considers input from the Risk Oversight Committee and Audit Committee with respect to risk management considerations in evaluating performance objectives and incentives.

The Compensation Committee has discretion to decrease formula-driven awards or provide additional incentive compensation based on executive retention considerations. It also has discretion to provide additional incentive compensation (i.e., special bonuses) in recognition of extraordinary specific developments that materially enhance the value of the Company. To a lesser extent, the Compensation Committee exercises subjective judgment in making compensation decisions with respect to executive officers, primarily as to equity awards, when such officer’s compensation is not determined pursuant to an employment agreement. See “Equity-Based Award Policy” below for a brief discussion of authority delegated to the CEO with respect to employee equity grants.

Role of the Independent Compensation Consultant

The Compensation Committee engaged Pearl Meyer during 2020 as its independent consultant to advise and assist the Committee with its responsibilities. For 2020, the scope of Pearl Meyer’s engagement included:

•	providing advice and analysis on executive compensation trends and norms;

•	advising on potential Peer Group members to evaluate our CEO’s and CFO’s compensation;

•	reviewing and analyzing Peer Group information to assist with setting of executive compensation;

•	updating the Compensation Committee periodically on legislative and regulatory developments impacting executive compensation; and

•	providing additional assistance, as requested by the Compensation Committee.

The Compensation Committee evaluated Pearl Meyer’s independence during 2020 by considering, among other things, the following six factors identified by the SEC and the NYSE:

•	The provision of other services to the Company by Pearl Meyer;

•	The amount of fees received from the Company by Pearl Meyer as a percentage of Pearl Meyer’s total revenue;

•	Pearl Meyer’s policies and procedures designed to prevent conflicts of interest;

•	The existence and nature of business and personal relationships of Pearl Meyer with a member of the Compensation Committee;

•	Any Company stock owned by Pearl Meyer; and

•	The existence and nature of business or personal relationship of Pearl Meyer with an executive officer of the Company.

Based on its evaluation, the Compensation Committee concluded there were no independence or conflict-of-interest concerns related to Pearl Meyer’s engagement.

Role of Management

Certain of our executive officers and senior management provide input on business strategy and short- and long-term business objectives, which assists the Compensation Committee in establishing performance goals in connection with long-term components of our executive compensation program. In addition, the Compensation Committee consults with the CEO in setting the compensation of other executive officers and senior management upon their hiring with the Company and periodically thereafter as deemed appropriate by the Compensation Committee. The CEO also provides a

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COMPENSATION DISCUSSION AND ANALYSIS

subjective performance assessment of other executive officers, which is reviewed and considered by the Compensation Committee in determining each executive officer’s performance and resulting compensation.

Determination of Peer Group

For purposes of the Peer Group, the Compensation Committee, in consultation with its independent compensation consultant, considers potential peer companies for inclusion based on one or more of the following criteria:

•	Significant competitor in the Company’s lines of business;

•	Comparable size, scope and/or complexity;

•	Comparable global operational footprint;

•	Competition for executive talent; and/or

•	Similar operations in the industry and market.

The Compensation Committee determined that the following companies comprise the Peer Group for purposes of compensation benchmarking in 2020, and for purposes of performance measurement for the TSR Shares granted in 2020.

Baker Hughes Company Diamond Offshore Drilling, Inc. Valaris plc TechnipFMC plc Halliburton Company Helmerich & Payne, Inc. National-Oilwell Varco, Inc.	Noble Corporation plc Patterson–UTI Energy, Inc. Schlumberger Limited Superior Energy Services, Inc. Transocean Ltd. Weatherford International plc

For 2021, based on the recommendation of our compensation consultant, the Compensation Committee changed the Peer Group by removing the peers that had filed for bankruptcy protection during 2020, resulting in the following new Peer Group.

Baker Hughes Company TechnipFMC plc Halliburton Company Helmerich & Payne, Inc. National-Oilwell Varco, Inc.	Patterson–UTI Energy, Inc. Schlumberger Limited Transocean Ltd. Weatherford International plc

Equity-Based Award Policy

The Company has established an Equity-Based Award Policy that applies to the grant of all long-term equity incentive awards, including to our executive officers. Here is how this policy works in practice:

•	The policy does not restrict the timing of awards, although the Compensation Committee typically makes awards to our executive officers and senior leadership within the first sixty days of each year.

•

The Compensation Committee delegates authority to the CEO, subject to predetermined caps, to approve equity awards to employees at other times during the year, such as in connection with new hires and promotions, or in connection with the appraisal review and compensation adjustment process for employees. In connection with the appraisal review and compensation adjustment process for 2020, the CEO was delegated authority to grant up to an aggregate of $7.5 million in restricted shares or deferred cash awards to employees.

•	All awards granted by the CEO are required to be reported to the Compensation Committee at its next regularly scheduled meeting.

As a result of the significant decline in the Company’s share price during 2020, it was determined to be in the best interest of the Company and shareholders that deferred cash awards be made to the non-executive employees in lieu of restricted shares, in order to preserve the limited number of shares available under the Company’s employee stock plans and to minimize the potential for significant shareholder dilution.

Other Benefits and Perquisites

All of our employees, including our executive officers, may participate in health, pension and welfare benefit and other plans. Our executive officers and certain other employees may also receive company-sponsored club memberships as part of their overall compensation package. In addition, our CEO and CFO receive additional benefits under the terms of their respective agreements, as described below.

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COMPENSATION DISCUSSION AND ANALYSIS

Severance and Other Payments

Severance protection can play a valuable role in attracting and retaining key executive officers and ensuring that they remain focused on the interests of the Company and our shareholders. Accordingly, we provide such protection for our CEO and CFO under various circumstances.

Termination Resulting from Death or Disability. Our CEO’s employment agreement provides that in the event of his death or Disability: (i) all restricted shares outstanding (including all Performance Shares, but excluding unvested TSR shares) shall vest; (ii) all outstanding options shall vest and remain exercisable for the remainder of the term; (iii) any amounts previously earned but unpaid, including a pro-rated portion of his annual cash incentive shall be payable; (iv) unvested TSR Shares shall vest at target; (v) all unvested Performance Share Units shall become vested (provided that (i) if the date of such termination occurs after the conclusion of the performance period but prior to the final determination of performance, then the number of earned performance share units shall be determined based on actual performance, and (ii) if the date of such termination occurs prior to the conclusion of the performance period, then the earned performance share units shall be deemed to equal 200% of the target performance share units, pro-rated for the portion of the performance period during which our CEO was employed) and (vi) he and his family shall remain covered under Company health plans until the later of the date he receives equivalent coverage under another employer or the death of him and his spouse. Mr. Petrello also will continue to be eligible for certain other benefits for three years following his termination resulting from Disability. He also is entitled to all amounts under the Executive Deferred Compensation Plan.

Our CFO’s employment agreement is substantially similar to our CEO’s employment agreement.

Termination by Executive for Constructive Termination without Cause, or by the Company without Cause. In the event of a Constructive Termination without Cause, or if he is terminated by the Company without Cause, our CEO’s employment agreement provides for severance benefits substantially similar to those set forth above under “Termination Resulting from Death or Disability.” In addition, he would be entitled to 2.99 times the average of his base salary and annual cash incentive during each of the last three completed fiscal years.

Our CFO’s employment agreement is similar, except that he and his family are entitled to receive continued health coverage until the earlier of (a) the date that he or another member of his family receives health coverage by a subsequent employer; (b) three years from the date of the termination of his employment; or (c) the date of his or his spouse’s death.

Termination by the Company for Cause or by Written Voluntary Resignation. Our CEO’s employment agreement provides for: (i) base salary through the date of termination; (ii) vesting of all unvested restricted stock that was granted in connection with the annual cash incentive; (iii) the vesting of all unvested options, which shall remain exercisable for the remainder of its term; (iv) forfeiture of all unvested TSR Shares and Performance Share Units; (v) payment of all amounts previously earned but unpaid; and (vi) continuation of health benefits for him and his family until the death of him and his spouse. He also is entitled to other or additional benefits in accordance with applicable plans or programs in effect at the time of termination.

Our CFO’s employment agreement provides for: (i) base salary through the date of termination; (ii) forfeiture of unvested TSR Shares; (iii) payment of all amounts previously earned but unpaid, and (iv) other or additional benefits in accordance with applicable plans or programs in effect at the time of termination.

Termination after Expiration of Employment Agreement. Our CFO’s employment agreement provides that if he remains employed beyond the expiration date, and his employment is then terminated as a result of his death or Disability, or by the Company without Cause, he shall be entitled to the following: (i) vesting of all unvested restricted shares (other than TSR Shares) and options; (ii) vesting of TSR Shares at target; and (iii) continuation of health coverage until the earlier of (a) the date that he or another member of his family receives health coverage by a subsequent employer; (b) three years from the date of the termination of his employment; or (c) the date of his or his spouse’s death. He also is entitled to all amounts under the Executive Deferred Compensation Plan. Our CEO’s Agreement does not include a similar provision.

Termination due to Qualified Retirement. If our CFO remains employed until June 1, 2022, and thereafter terminates due to voluntary retirement with at least 200 days’ notice to the Company, he shall be entitled to the following: (i) vesting of all unvested restricted shares (other than TSR Shares) and options; (ii) vesting of TSR Shares at maximum levels; and (iii) continuation of health coverage until the earlier of (a) the date that he or another member of his family receives health coverage by a subsequent employer; (b) three years from the date of the termination of his employment; or (c) the date of his or his spouse’s death. He also is entitled to all amounts under the Executive Deferred Compensation Plan. Our CEO’s Agreement does not address this scenario.

Change in Control. In the event of a Change in Control with no termination of employment, our CEO’s agreement provides that all unvested equity awards shall vest. Performance Shares and TSR Shares earned at maximum levels. Performance Share Units shall become vested as of the date of such Change in Control if our CEO remains continuously employed through the date of such Change in Control; provided that, if such Change in Control occurs prior to the determination of performance, the earned performance share units shall be deemed to equal 200% of target.

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COMPENSATION DISCUSSION AND ANALYSIS

Our CFO’s employment agreement provides that his unvested TSR shares shall vest at maximum level, and other equity awards shall be treated in a manner consistent with other executive direct reports of the CEO.

Both executives would be entitled to all vested amounts under the Executive Deferred Compensation Plan if the Change in Control satisfies applicable U.S. Treasury regulations and the Board takes action to liquidate the plan.

Additional information regarding severance benefits is included in the table under “Executive Compensation Tables—Potential Payments Upon Termination or Change in Control” below.

Life Insurance and Other Perquisites

In addition to salary and annual cash incentive, our CEO receives group life insurance, various split-dollar life insurance policies, reimbursement of business-related expenses, and various perquisites (including personal use of company aircraft subject to income imputation rules). Premium payments under the split-dollar life insurance policies were suspended in 2002. Under our CEO’s employment agreement, the Company is obligated to make contributions during the term of his employment in the amounts necessary to maintain the face value of the insurance coverage. If the Company is not legally permitted to make such contributions to the policies, it will pay an additional bonus to our CEO equal to the amount required to permit him to lend sufficient funds to the insurance trusts that own the policies to keep them in force. Our CFO also receives group life insurance, reimbursement of business-related expenses and various perquisites available to senior leaders of the Company generally.

Retirement Plans

Our executive officers are eligible to participate in the following retirement plans:

•	401(k) Plan—a tax-qualified defined contribution plan, which covers substantially all our employees; and

•

Deferred Compensation Plan—a nonqualified deferred compensation plan, which allows certain employees, including some of our named executive officers, to defer an unlimited portion of their base salary and annual cash incentive and to receive Company matching contributions in excess of contributions allowed under our 401(k) Plan because of IRS qualified plan limits. Individual account balances in the Deferred Compensation Plan are adjusted in accordance with deemed investment elections made by the participant using investment vehicles made available from time to time. Distributions from the Deferred Compensation Plan are generally made in the form of a lump-sum payment upon separation of service from the Company.

Collectively, these plans facilitate retention and provide our executive officers an opportunity to accumulate assets for retirement.

Executive Plan

Under our Executive Deferred Compensation Plan (the “Executive Plan”), we make deferred bonus contributions to accounts established for certain employees, including some of our named executive officers and other senior leaders, based upon their employment agreements, as applicable, or their performance during the year. Individual account balances in the Executive Plan are adjusted in accordance with deemed investment elections made by the participant either using investment vehicles made available from time to time or in a deemed investment fund that provides an annual interest rate on such amounts as established by the Compensation Committee from time to time. The interest rate for the deemed investment fund is currently set at 6%. Our CEO and CFO have elected to participate in this fund, partially and fully, respectively, as have some of our other senior management. Distributions from the Executive Plan are made in the form of lump-sum payments upon death, disability, termination without cause (as defined in the employment agreement), upon vesting or upon departure from the Company after vesting, which generally occurs three to five years after a contribution to the participant’s account

Pursuant to our CEO’s employment agreement, at the end of each calendar quarter through March 31, 2019, the Company credited $300,000 to an account for him under this plan. These credits have continued after March 31, 2019, consistent with his employment agreement but in accordance with the terms of the plan. These deferred amounts, together with earnings thereon, will be distributed to him when (1) he reaches age 70, or (2) upon termination of employment for any reason other than cause. He will forfeit his account balance under this plan upon termination of employment for cause. When our CEO turned 62 he received a one-time payment equal to all amounts credited to that point in excess of $250,000 per calendar quarter, plus all earnings on such amounts.

Our CFO is also eligible to participate in the Executive Plan on the same basis as other senior leaders. The Compensation Committee elected to credit $400,000 to his account under the Executive Plan in 2020.

Term of Employment

Our CEO’s employment agreement provides for an initial term of five years, through December 31, 2017, with automatic one-year extensions at the end of each term, unless either party provides notice of termination 90 days prior to such

2021 Proxy Statement	45

COMPENSATION DISCUSSION AND ANALYSIS

anniversary. If the Company provides notice of termination to him, then provided that he remains employed with the Company for a period of up to six months as specified by the Company to assist with the transition of management, the termination will be treated as a Constructive Termination without Cause. Upon Consideration of the costs associated with unilaterally amending or terminating the CEO’s employment agreement, the Compensation Committee recommended to the independent members of the Board that no action be taken to terminate the agreement at the end of 2020. Neither our CEO nor the Company provided notice of termination, and as a result his employment agreement has automatically extended to December 31, 2021.

Our CFO’s employment agreement has an initial term through June 1, 2022, with automatic one-year extensions at the end of the initial term and each renewal term, unless either party provides notice of termination 90 days prior to such anniversary, or he gives notice at least 200 days prior to his voluntary retirement after June 1, 2022. Such notice of termination by the Company does not constitute a Constructive Termination without Cause under his employment agreement.

Share Ownership Policy

Executive officers are required to own the Company’s shares to further align their interests with those of other shareholders.

Our CEO’s employment agreement requires that he own Company common shares with a minimum acquisition value of five times his base salary. As of the record date for the annual general meeting of shareholders our CEO owns 420,646 common shares (inclusive of Performance Share Units, mandatory convertible preferred shares convertible at the minimum conversion ratio and vested but unexercised stock options but exclusive of 6,284 common shares for which he disclaims beneficial ownership) as of the record date, which represent approximately 4.89% of our outstanding common shares and nearly 26 times the required minimum ownership.

Our CFO’s employment agreement requires that he own Company common shares with a minimum acquisition value of three times his base salary. As of the record date for the annual general meeting of shareholders, our CFO currently owns 101,450 common shares (inclusive of Performance Share Units and mandatory convertible preferred shares converted at the minimum conversion ratio) and nearly 11 times the required minimum ownership.

The Company’s Share Ownership Policy for Named Executive Officers requires our Corporate Secretary to own Company common shares with a minimum acquisition of one time his base salary. As of the record date for the annual general meeting of shareholders, he owns 2,555 common shares and over 3 times the required minimum ownership.

“Acquisition value” for purposes of any share ownership requirement means, for shares, the market closing price on the date of grant or purchase. For stock options, it means the Black Scholes value on the date of grant. Acquisition value was chosen by our Compensation Committee as an appropriate measure because of the volatility of stock prices in our industry and the complications that may arise from the use of a fluctuating valuation method.

Hedging Policy and Practices

The Company does not have a policy on hedging per se. However, the Company’s Insider Trading Policy prohibits all officers, directors and employees from trading in put and call options on, and short sales of, the Company’s shares.

Risk Assessment

The Compensation Committee reviews with management the design and operation of our incentive compensation arrangements, including the performance objectives and the mix of short- and long-term performance horizons used in connection with incentive awards, to ensure that these arrangements do not encourage our executives to engage in business activities or other behavior that would impose unnecessary or excessive risk to the value of our Company or the investments of our shareholders.

Tax Considerations – Section 162(m)

Section 162(m) of the Internal Revenue Code of 1986 (as amended, the “Code”) limits to $1 million the amount of compensation that we may deduct in any year with respect to the Company’s “covered employees” as defined under Section 162(m). An exception to this deduction limitation was previously available for compensation that qualified as “performance-based compensation”, so long as such compensation met certain requirements set forth in Section 162(m) and the applicable regulations. As a result of tax legislation that went into effect on December 22, 2017, the exception for

46	2021 Proxy Statement

COMPENSATION DISCUSSION AND ANALYSIS

performance-based compensation is no longer available effective for taxable years beginning after December 31, 2017, unless the compensation is paid pursuant to a written, binding contract in effect as of November 2, 2017, that qualifies for transition relief under the new tax legislation. As a result, compensation paid in excess of $1 million to individuals who, following December 31, 2017, are subject to Section 162(m) is not expected to be deductible.

Historically, the Compensation Committee has striven to structure certain of its compensation arrangements to qualify as performance-based compensation. For example, in the past we have designed our Incentive Plan and certain performance-based awards under our stock plans with the intent that such amounts qualify as performance-based compensation. However, the Compensation Committee retained the flexibility to pay incentive compensation or other compensation that was not intended to qualify as performance-based compensation to the extent the Compensation Committee determined it was in the Company’s best interests to do so.

COMPENSATION COMMITTEE REPORT

The Compensation Committee of the Board has reviewed and discussed with management the CD&A provided above. Based on that review and discussion, the Compensation Committee has recommended to the Board that the CD&A be included in this Proxy Statement and incorporated by reference into the Company’s annual report on Form 10-K for the year ended December 31, 2020.

Respectfully submitted,

THE COMPENSATION COMMITTEE

Tanya S. Beder, Chair

Anthony R. Chase

John P. Kotts

2021 Proxy Statement	47

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

The Compensation Committee for 2020 was comprised of Messrs. Linn (until July 30, 2020) and Kotts, and Ms. Beder, with Mr. Linn serving as Chair. Since July 30, 2020, the Committee has consisted of Ms. Beder (Chair) and Messrs. Chase and Kotts, all of whom were determined by the Board to be independent non-employee directors. None of these directors has ever served as an officer or employee of the Company or participated in any transaction during the last fiscal year required to be disclosed pursuant to the SEC’s proxy rules. No executive officer of the Company serves as a member of the compensation committee of the board of directors of any entity that has one or more of its executive officers serving as a member of our Compensation Committee or as a director. In addition, none of our executive officers serves as a member of the compensation committee of the board of directors of any entity that has one or more of its executive officers serving as a member of our Board.

48	2021 Proxy Statement

EXECUTIVE COMPENSATION TABLES

Summary Compensation Table

The table below summarizes the total compensation reported for each of our named executive officers under SEC rules for the years ended December 31, 2020, 2019 and 2018.

Name and Principal Position	Year	Salary ($)	Stock Awards ($)		Non-Equity Incentive Plan Compensation ($)	Change in Pension Value and Nonqualified Deferred Compensation Earnings ($)	All Other Compensation ($)	Total ($)

Anthony G. Petrello Chairman of the Board, President and CEO	2020	1,307,115	12,909,062	(1)	1,743,000	253,970	1,325,198	17,538,345	(1)
	2019	1,575,000	9,159,618		1,600,777	225,644	1,481,784	14,042,823
	2018	1,750,000	9,918,414	(2)	1,659,604	109,931	1,304,924	14,742,873	(2)

William J. Restrepo CFO	2020	503,000	3,070,121	(3)	647,400	78,515	588,906	4,887,942	(3)
	2019	650,000	2,017,104		594,574	45,599	450,591	3,757,868
	2018	650,000	2,092,322		616,424	34,714	473,547	3,867,007

Mark D. Andrews Corporate Secretary	2020	193,192	75,000		80,888	—	124,115	473,195
	2019	220,000	51,150		75,000	—	123,573	469,723
	2018	220,000	54,865		68,200	—	94,660	437,725

(1)	The $12,909,062 amount includes $7,547,220 in Performance Shares for the 2019 pay cycle. Excluding this, the stock award amount would be $5,361,842 and the total for 2020 would be $9,991,125.

(2)

The $9,918,414 in stock awards does not reflect that $4,048,266 of TSR shares were forfeited in the same fiscal year after being grant. Excluding this, the stock award number was $5,870,148 and the total for 2018 would be $10,694,607.

(3)	The $3,070,121 amount includes $1,256,963 in Performance Shares for the 2019 pay cycle. Excluding this, the stock award amount would be $1,813,158 and the total for 2020 would be $3,630,979.

Supplemental Summary Compensation Table

We believe the Summary Compensation Table reflects overstated figures and is not reflective of the compensation actually received by our CEO and CFO for the 2020 fiscal year; nor does it reflect the shareholder engagement actions taken by the Compensation Committee. We previously informed shareholders of this overstatement in our 2019 Proxy Statement and in all shareholder engagement discussions. SEC rules require that equity compensation be reported in the year it is granted, rather than the year it is earned.

The following table shows 2020 total compensation as reported in the Summary Compensation Table adjusted to remove the value of the Performance Shares granted for the 2019 performance cycle. This table is not intended to replace the Summary Compensation Table. The table is intended to illustrate our CEO’s and CFO’s actual compensation for 2020 as viewed by the Compensation Committee for 2020 (the “Fiscal-Year”) compensation:

Executive Officer	Salary ($)	Stock Awards ($)	Non-Equity Incentive Plan Compensation ($)	Change in Pension Value and Nonqualified Deferred Compensation Earnings ($)	All Other Compensation ($)	Total ($)

CEO	1,307,115	5,361,842	1,743,000	253,970	1,325,198	9,991,125

CFO	503,000	1,813,158	647,400	78,515	588,906	3,630,979

2021 Proxy Statement	49

EXECUTIVE COMPENSATION TABLES

Salary: A portion of Mr. Petrello’s contractual salary is deemed to include payment for his service as a director of the Company.

Stock Awards: Dividends on stock awards are not shown in the table because those amounts are factored into the grant date fair value. TSR Shares are valued using the Monte Carlo method. Performance Shares Units are awarded at target value. Performance Shares are valued at the market price on the date of grant.

Non-Equity Incentive Plan Compensation: The annual cash incentives of our named executive officers are governed by our Incentive Plan, as described above under “Compensation Discussion and Analysis—Key Components of Executive Compensation—How We Determine the Annual Cash Incentive.”

Change in Pension Value and Nonqualified Deferred Compensation Earnings: The amounts in this column are attributable to above-market earnings in the Executive Plan. For 2020, above-market earnings represent the difference between the 6% interest rate earned under this plan and 1.58%, which is 120% of the Internal Revenue Service Long-Term Applicable Federal Rate as of December 31, 2020. Nonqualified deferred compensation activity for 2020 is detailed in the table under “Nonqualified Deferred Compensation” below.

All Other Compensation: The amounts in the “All Other Compensation” column of this table consist of the following:

Name	Years	Insurance Benefits ($)	Club Membership ($)	Imputed Life Insurance ($)	Other ($)	401(k) Company Match ($)	Total ($)

Anthony G. Petrello	2020	0	2,706	10,254	1,297,988	14,250	1,325,198

William J. Restrepo	2020	0	11,347	3,089	560,220	14,250	588,906

Mark D. Andrews	2020	0	0	0	124,115	0	124,115

Insurance Benefits: Economic benefit related to a split-dollar life insurance arrangement was $40,269 for Mr. Petrello for 2020. These amounts are reimbursed to the Company. The benefit as projected on an actuarial basis was $0 before taking into account any reimbursements to the Company. We have used the economic-benefit method for purposes of disclosure in the Summary Compensation Table. Nabors suspended premium payments under these policies in 2002.

Imputed Life Insurance: Represents value of life insurance premiums for coverage in excess of $50,000 for Messrs. Petrello and Restrepo.

Other: The amount in this column for Mr. Petrello includes contributions to the Executive Plan of $1,200,000 and unreimbursed incremental variable operating costs to the Company attributable to his personal use of corporate aircraft of $97,988. The amount attributable in this column for Mr. Restrepo includes contributions to the Executive Plan of $400,000 and unreimbursed incremental variable operating costs to the Company attributable to his personal use of corporate aircraft of $160,220. The amount in this column for Mr. Andrews includes a housing allowance of $48,000, as well as reimbursement of Bermuda payroll taxes, company matching contributions to a Bermuda pension plan, and reimbursement of dependent education, club membership, and Bermuda health and social insurance premiums, none of which individually exceeds the greater of $25,000 or 10% of the total amount of these benefits for Mr. Andrews.

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EXECUTIVE COMPENSATION TABLES

Grants of Plan-Based Awards

The table below shows information about plan-based awards, including possible payouts for annual cash incentives under the Incentive Plan, TSR Shares, Performance Shares, and Performance Shares Units, in each case as granted during the year ended December 31, 2020.

Name	Grant Date	Estimated Possible Payouts Under Non-Equity Incentive Plan Award			Estimated Future Payouts Under Equity Incentive Plan Awards			All Other Stock Awards Number of Shares of Stock (#)	Grant-Date Fair Value of Stock and Option Awards ($)
		Threshold ($)	Target ($)	Maximum ($)	Threshold (#)	Target (#)	Maximum (#)

Anthony G. Petrello		1,225,000	1,750,000	3,500,000	N/A	N/A	N/A	N/A	N/A

TSR Shares granted in 2020 for 2020 compensation	1/2/2020	N/A	N/A	N/A	3,290	6,579	13,157	N/A	1,467,105

Performance Share Units granted in 2020 for 2020 compensation	1/2/2020	N/A	N/A	N/A	7,895	26,316	52,632	N/A	3,894,737

Performance Shares granted in 2020 for 2019 Compensation	1/2/2020	N/A	N/A	N/A	10,256	26,316	52,632	N/A	7,547,220

William J. Restrepo		455,000	650,000	1,300,000	N/A	N/A	N/A	N/A	N/A

TSR shares granted in 2020 for 2020 Compensation	1/2/2020	N/A	N/A	N/A	2,444	4,888	9,776	N/A	1,089,850

Performance Share Units granted in 2020 for 2020 Compensation	1/2/2020	N/A	N/A	N/A	1,466	4,888	9,776	N/A	723,308

Performance Shares granted in 2020 for 2019 Compensation	1/2/2020	N/A	N/A	N/A	1,955	4,888	9,776	N/A	1,256,963

Mark D. Andrews		18,000	45,000	90,000	N/A	N/A	N/A	N/A	N/A

Restricted Shares granted in 2020 for 2019 Compensation	2/20/2020	N/A	N/A	N/A	N/A	N/A	N/A	645	75,000

Mr. Petrello:

TSR Shares: These TSR Shares are eligible to vest in 2023 based upon the Company’s relative share performance measured over 2020-2022.

Performance Shares: These Performance Shares were granted based upon the achievement of certain objectives for the 2019 year and were granted in January 2020. Mr. Petrello achieved 96.89% of his goals and therefore received 50,996 restricted shares scheduled to vest in three (3) equal annual installments beginning on the first anniversary of the date of the award.

Performance Share Units: These Performance Share Units were granted in January 2020 as satisfaction of Performance Shares which Mr. Petrello was otherwise entitled to receive pursuant to his employment agreement. The Performance Share Units are earned based upon the achievement of certain objectives for the 2020 year. Mr. Petrello achieved 98.38% of his goals. As a result of the 98.38% achievement level, the Compensation Committee determined that 196.76% of the target amount of 26,316 Performance Share Units originally granted to Mr. Petrello on January 2, 2020, or 51,779 Performance Share Units in total, were earned. These Performance Share Units will vest into common shares in three annual installments, with the first installment of 17,260 shares having occurred on January 2, 2021.

Mr. Restrepo:

TSR Shares: These TSR Shares are eligible to vest in 2023 based upon the Company’s relative share performance measured over 2020-2022.

Performance Shares: These Performance Shares were granted based upon the achievement of certain objectives for the 2019 year and were granted in January 2020. Mr. Restrepo achieved 86.89% of his goals and therefore received 8,494 restricted shares scheduled to vest in three (3) equal annual installments beginning on the first anniversary of the date of the award.

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EXECUTIVE COMPENSATION TABLES

Performance Share Units: These Performance Share Units were granted in January 2020 as satisfaction of Performance Shares which Mr. Restrepo was otherwise entitled to receive pursuant to his employment agreement. The Performance Share Units are earned based upon the achievement of certain objectives for the 2020 year. Mr. Restrepo achieved 100% of his goals. As a result of the 100% achievement level, the Compensation Committee determined that 200% of the target amount of 4,888 Performance Share Units originally granted to Mr. Restrepo on January 2, 2020, or 9,776 Performance Share Units in total, were earned. These Performance Share Units will vest into common shares in three annual installments, with the first installment of 3,259 shares having occurred on January 2, 2021.

Mr. Andrews:

Mr. Andrews’s restricted vest annually in equal installment ratably over a four-year period from the date of grant.

Option Exercises and Shares Vested

The following table shows stock options exercised by the named executive officers and restricted share awards vested during 2020.

Name	Option Awards		Share Awards
	Number of Shares Acquired on Exercise	Value Realized on Exercise ($)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)

Anthony G. Petrello	0	0	24,102	2,851,808

William J. Restrepo	0	0	4,983	593,096

Mark D. Andrews	0	0	209	22,960

Mr. Petrello’s share awards include TSR Shares earned for the three-year performance cycle that ended on December 31, 2019. The Company’s TSR performance relative to the applicable Performance Peer Group for TSR Shares granted in 2017 ranked at #10, or below Target, and resulted in a multiplier of 80% being applied to the target grant of TSR Shares. In January 2020, 2,551 of the TSR Shares granted in 2017 to Mr. Petrello vested following a determination by the Compensation Committee. The remaining shares were forfeited. Mr. Petrello tendered shares to satisfy tax withholding obligations upon vesting of these share awards, and, accordingly, received fewer shares than shown in the table.

Mr. Restrepo’s share awards include TSR Shares earned for the three-year performance cycle that ended on December 31, 2019. The Company’s TSR performance relative to the applicable Performance Peer Group for TSR Shares granted in 2017 ranked at #10, or below Target, and resulted in a multiplier of 80% being applied to the target grant of TSR Shares. In January 2020, 632 shares of the TSR Shares granted in 2017 to Mr. Restrepo vested following a determination by the Compensation Committee. The remaining shares were forfeited.

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EXECUTIVE COMPENSATION TABLES

Outstanding Equity Awards at Fiscal Year End

The table below shows unexercised options, restricted share awards that have not vested, and equity incentive plan awards for each named executive officer outstanding as of December 31, 2020. The amounts reflected as market value are based on the closing price of our common shares of $58.23 on December 31, 2020 as reported on the NYSE.

	Option Awards					Stock Awards

Name	Grant Date	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options(#) Unexercisable	Option Exercise Price ($)	Option Expiration Date	Number of Shares That Have Not Vested (#)	Market Value of Shares That Have Not Vested ($)	Equity Incentive Plan Awards Number of Unearned Shares That Have Not Vested (#)	Equity Incentive Plan Awards Market or Payout Value of Unearned Shares That Have Not Vested ($)

Anthony G. Petrello(1)	8/22/2011	15,000	0	818.00	8/22/2021
	12/31/2018					5	291	N/A	N/A
	2/23/2018					5,678	330,630	N/A	N/A
	2/22/2019					26,650	1,551,830	N/A	N/A
	1/2/2020					50,996	2,969,497	N/A	N/A
	1/2/2019					N/A	N/A	20,916	1,217,939
	1/2/2020					N/A	N/A	6,579	383,095
	1/2/2020					N/A	N/A	26,316	1,532,381

William J. Restrepo(2)	2/23/2018					1,055	61,433	N/A	N/A
	2/22/2019					5,520	321,430	N/A	N/A
	1/2/2020					8,494	494,606	N/A	N/A
	1/2/2018					N/A	N/A	2,100	122,283
	1/2/2019					N/A	N/A	5,179	301,573
	1/2/2020					N/A	N/A	4,888	284,628
	1/2/2020					N/A	N/A	4,888	284,628

Mark D. Andrews(3)	3/3/2017					32	1,863	N/A	N/A
	2/23/2018					80	4,658	N/A	N/A
	2/22/2019					247	14,383	N/A	N/A
	2/22/2020					645	37,558	N/A	N/A

(1)

Mr. Petrello’s option awards are fully vested. His TSR Share awards vest three years from the date of grant, based on our relative TSR performance compared to our Peer Group. His Performance Shares vest three years after the date of grant. His earned Performance Share Units vest three years after the date of original grant. All payout values assume target payout.

(2)

Mr. Restrepo’s TSR Shares vest three years from the date of grant, based on our relative TSR performance compared to our Peer Group. His Performance Shares vest three years after the date of grant. His earned Performance Share Units vest three years after the date of original grant. All payout values assume target payout.

(3)	Mr. Andrews’s restricted shares vest in equal installments on the first four anniversaries of the date of grant.

Nonqualified Deferred Compensation

Both the Deferred Compensation Plan and Executive Plan are unfunded deferred-compensation arrangements. The table below shows aggregate earnings and balances for each of the named executive officers under these plans as of December 31, 2020.

Name	Executive Contributions in Last Fiscal Year ($)	Company Contributions in Last Fiscal Year ($)	Aggregate Earnings (Loss) in Last Fiscal Year ($)	Aggregate Withdrawal/ Distribution ($)	Aggregate Balance at Last Fiscal Year End ($)

Anthony G. Petrello	—	1,200,000	2,016,440	(38,634)	18,359,398

William J. Restrepo	—	400,000	161,567	—	2,931,889

Mark D. Andrews	—	—	—	—	—

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EXECUTIVE COMPENSATION TABLES

Potential Payments Upon Termination or Change in Control

The following table reflects potential payments to executive officers on December 31, 2020 for termination under various scenarios. The amounts shown assume the termination was effective on December 31, 2020, and the stock award amounts reflected are based on the closing price of our common shares of $58.23 on December 31, 2020, as reported on the NYSE. The payments described below for Mr. Petrello and Mr. Restrepo are governed by their respective employment and equity award agreements and the terms of the Executive Plan. Mr. Andrews does not have an employment agreement or participate in the Executive Plan.

Name	Termination Scenario	Cash Severance ($)	Option Awards ($)	Stock Awards ($)	Executive Plan ($)	Welfare Benefits ($)	Other ($)	Total ($)

Anthony G. Petrello

	Change in Control(1)	—	—	11,119,078(2)	18,359,398(3)	—	—	29,478,476

	Termination upon Executive’s Death or Disability During Term of Employment(4)	1,743,000(5)	0(6)	9,518,044(7)	18,359,398(3)	205,896(8)	132,904(9)	29,959,242

	Termination by Executive for Constructive Termination Without Cause; or by the Company Without Cause(10)	11,684,647(11)	0(6)	9,518,044(7)	18,359,398(3)	205,896(8)	132,904(9)	39,900,889

	Termination by Company for Cause or by Voluntary Resignation(12)	1,743,000(5)	0(6)	4,852,248(13)	0(3)(14)	205,896(8)	—	6,801,144	(15)

William J. Restrepo

	Change in Control(1)	—	N/A	2,579,065(2)	2,931,889(3)	—	N/A	5,510,954

	Termination upon Executive’s Death or Disability During Term of Employment(4)	647,400(16)	N/A	1,870,581(7)	2,931,889(3)	30,953(17)	N/A	5,480,823

	Termination by Executive for Constructive Termination Without Cause; or by the Company Without Cause(10)	4,340,011(18)	N/A	1,870,581(7)	2,931,889(3)	30,953(17)	N/A	9,173,434

	Termination by Company for Cause or by Voluntary Resignation(12)	647,400(16)	N/A	877,469(13)	0(3)(14)	—	N/A	1,524,869

	Termination after Expiration of Agreement(19)	N/A	N/A	N/A	N/A	N/A	N/A	N/A

	Termination due to Voluntary Retirement(20)	N/A	N/A	N/A	N/A	N/A	N/A	N/A

Mark D. Andrews		N/A	N/A	58,462(21)	N/A	N/A	N/A	58,462

(1)	Assumes no termination of employment. The term “Change in Control,” as applicable to each of Mr. Petrello and Restrepo, is defined in their respective employment agreements.

(2)

For Mr. Petrello includes the value of all previously unvested Performance Shares at 100% of the amount outstanding, and the value of all previously unvested Performance Share Units and TSR Shares at maximum value. For Mr. Restrepo, includes the value of all previously unvested Performance Shares at 100% of the amount outstanding, and the value of all previously unvested TSR Shares and Performance Share Units at maximum and target values, respectively.

(3)

A description of the Executive Plan is set forth above in “Nonqualified Deferred Compensation.” In the event of a Change in Control, assumes the requirements of the applicable U.S. Treasury regulations are met and the Board has taken action to liquidate the Executive Plan.

(4)

Under the respective employment agreements for Messrs. Petrello and Restrepo, “Disability” is defined as the executive’s physical or mental inability to perform substantially his duties and responsibilities under the agreement, with or without reasonable accommodation, for a period of 180 consecutive days or a period of 180 days in any calendar year, as determined by an approved medical doctor.

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(5)

Upon death or Disability, termination by the Company for Cause, or Voluntary Resignation, Mr. Petrello is entitled to any amounts previously earned but unpaid, including a prorated portion of annual cash incentive. The amount disclosed above represents the value of the annual cash incentive earned by Mr. Petrello in 2020.

(6)

Mr. Petrello would be entitled to exercise options following termination for the remaining life of the respective awards. The value of Mr. Petrello’s option awards, all of which are vested, are set forth above in the “Outstanding Equity Awards at Fiscal Year End” table.

(7)

Includes (i) the full value of all unvested restricted shares other than TSR Shares, and (ii) the target value of unvested TSR Shares for 2018, 2019 and 2020 grants. Mr. Petrello voluntarily forfeited his 2018 TSR grant.

(8)

Amount represents the present value of providing medical, vision, dental and life insurance benefits following termination until the later of his death or the death of his wife, assuming an inflation rate equal to the risk-free rate for U.S. Treasury securities, discounted back to the present value based on an assumed mortality of 19 years as of December 31, 2020.

(9)

Represents (i) an estimated value of $124,786 for Mr. Petrello’s personal use of Company aircraft for one-year following his termination, assuming usage equal to the average of the three years immediately prior to termination, and (ii) $8,118 for continuation of Mr. Petrello’s club memberships for three years following termination, assuming continuation of 2020 cost.

(10)	The term “Constructive Termination Without Cause” as applicable to each of Mr. Petrello and Restrepo, is defined in their respective employment agreements.

(11)

Pursuant to his employment agreement, Mr. Petrello has the right to receive 2.99x the average sum of his base salary and annual cash incentive during the three fiscal years preceding the termination, plus an amount equal to any amounts previously earned but not yet paid. The amount shown includes (i) $9,325,822 which is 2.99x the average sum of Mr. Petrello’s base salary and annual cash incentive paid during each of the last three years ending on December 31, 2020, and (ii) $1,743,000, which is the value of the annual cash incentive earned by Mr. Petrello in 2020.

(12)

Under Mr. Petrello’s employment agreement, “Cause” is defined as a good faith determination by the vote of at least 75% of the independent members of the Board that one or more of the following as occurred (in each case subject to reasonable notice and opportunity to cure): (i) Mr. Petrello has pleaded guilty or no contest, or is convicted of a felony or a crime involving moral turpitude; (ii) there are facts and applicable law showing demonstrably that Mr. Petrello has materially breached a material obligation under his agreement; or (c) Mr. Petrello knowingly violated any state or federal securities laws.

Under Mr. Restrepo’s employment agreement, “Cause” is defined as a good faith determination by the Board that one or more of the following as occurred: (i) a material act or acts of dishonesty or disloyalty which could or has materially or adversely affected the Company; (ii) a material breach of Mr. Restrepo’s obligations under the agreement which, if correctible, remains uncorrected for 90 days following written notice specifying such breach given to Mr. Restrepo by the Board; (iii) a material breach of any personnel policies which, if correctible, remains uncorrected for 90 days following written notice specifying such breach given to Mr. Restrepo by the Board; (iv) gross negligence or willful misconduct in performance of the duties required of Mr. Restrepo under the agreement, including any intentional act of discrimination or harassment; (v) conviction of any felony; (vi) conviction of any crime involving moral turpitude; (vii) any act or acts which are materially detrimental to the image or reputation of the Company, or acts which did or could result in material financial loss to the Company.

(13)	Assumes the vesting of unvested Performance Shares upon a Voluntary Resignation. In the event of a termination for Cause, this amount would be $0.

(14)	Assumes a termination for Cause. In the event of a Voluntary Resignation, the amount would be $18,359,308 for Mr. Petrello and $2,931,889 for Mr. Restrepo.

(15)	Assumes a Voluntary Resignation. In the event of a termination for Cause the amount for Mr. Petrello would be $6,801,144 and the amount for Mr. Restrepo would be $1,524,869.

(16)

Upon death or Disability, termination by the Company for Cause, or Voluntary Resignation, Mr. Restrepo is entitled to any amounts previously earned but unpaid, including a prorated portion of annual cash incentive. The amount disclosed above represents the value of the annual cash incentive earned by Mr. Restrepo in 2020.

(17)	Amount represents the cost of continuing medical, vision, dental and life insurance benefits for three years following Mr. Restrepo’s termination, at 2020 costs.

(18)

Pursuant to his employment agreement, Mr. Restrepo has the right to receive 2.99x the average sum of his base salary and annual cash incentive during the three fiscal years preceding the termination, plus an amount equal to any amounts previously earned but not yet paid. The amount shown includes (i) $3,546,102 which is 2.99x the average sum of Mr. Restrepo’s base salary and annual cash incentive paid during each of the last three years ending on December 31, 2020, and (ii) $647,400, which is the value of the annual cash incentive earned by Mr. Restrepo in 2020.

(19)

This applies only after termination of the employment agreement in the event of a termination of employment for death, Disability, by Mr. Restrepo for Constructive Termination, or by the Company for any reason other than the foregoing.

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(20)	Retirement cannot occur prior to June 1, 2022, and requires at least 200 days prior written notice by Mr. Restrepo.

(21)	Represents the value of 1,004 unvested restricted shares held by Mr. Andrews on December 31, 2020.

Required CEO Pay Ratio Disclosure

Our CEO pay ratio is as follows:

•	CEO total compensation (as reported in Summary Compensation Table) compared to our median employee – 1:428

•	CEO total Fiscal Year compensation compared to our median employee – 1:244

•	CEO total compensation (as reported in the Summary Compensation Table) compared to our median U.S. employee – 1:197

•	CEO total Fiscal Year compensation compared to our U.S. median employee – 1:112

•	CEO total compensation (as reported in Summary Compensation Table) compared to our median employee after adjusting part-time employees to full-time equivalent – 1:328

•	CEO total Fiscal Year compensation compared to our median employee after adjusting part-time employees to full-time equivalent – 1:187

•	CEO total compensation (as reported in the Summary Compensation Table) compared to our median U.S. employee after adjusting part-time employees to full-time equivalent – 1:172

•	CEO total Fiscal Year compensation compared to our U.S. median employee after adjusting part-time employees to full-time equivalent – 1:98

To identify the median compensated employee for 2020, we determined that, as of December 31, 2020, our population consisted of approximately 10,000 employees worldwide, excluding 500 employees – or 5% of our total employee population as permitted by the SEC’s de minimis exemption – from the following countries: Indonesia (144) and Russia (356). Using this population, we reviewed all elements of compensation for the annual period ending December 31, 2020, including actual cash compensation consisting of base salary (for salaried employees) and rate of pay (for hourly employees), overtime (where applicable) and annual bonus. For annual bonus amounts, we used the 2020 annual bonus (paid in 2021) for U.S. and Canadian employees, and we assumed the 2019 annual bonus (paid in 2020) for non-U.S. and non-Canadian employees to be the same as 2020. We annualized base pay for those permanent employees who did not work for the entire 12-month period. We used average exchange rates from January 1, 2020, to December 31, 2020, to convert the cash compensation of non-U.S. employees to U.S. currency. We did not exclude employees who joined the Company from acquired companies.

For 2020, we determined that our median compensated employee is a senior buyer working for our joint venture in Saudi Arabia, who had total compensation for 2020 of $40,983 (using the same calculation used to determine our CEO’s compensation in the Summary Compensation Table, as described above). The ratio or our CEO’s total compensation to the compensation of the medium employee is 1:428

Approximately 72% of our employees are located outside of the United States, in several different countries. Certain of our competitors do not have operations outside the United States to the same extent we do. In many of the countries where we operate the cost of living is much lower than in the United States, as is employee compensation. In light of this, in 2020 we also conducted a review of compensation for our employees located only in the United States. We included all such employees, whether employed on a full-time, part-time, or seasonal basis. Compensation was annualized for employees who did not work the entire 12-month period. We determined that the annual total compensation of the median compensated U.S.-based employee, other than our CEO, was $88,812.

Finally, a number of our employees worldwide are part-time hourly or dayrate workers. After adjusting the compensation for such workers to a full-time equivalent basis, the compensation of our median employee would be $53,534, and the median of our U.S. based employees would be $101,774.

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Item 3: Advisory Vote to Approve Compensation of Named Executive Officers

As described above in detail under “Compensation Discussion and Analysis,” we seek to attract, retain and motivate leaders who understand the complexities of our business and can deliver positive business results for the benefit of our shareholders. We have structured our compensation program to accomplish this purpose. Our executive compensation philosophy is to provide our executives with appropriate and competitive individual pay opportunities with actual pay outcomes that reward superior corporate and individual performance. The ultimate goal of our program is to increase shareholder value by providing executives with appropriate incentives to achieve our long-term business objectives.

Shareholders are asked to vote to approve, on a nonbinding, advisory basis, the compensation of our named executive officers as disclosed in this Proxy Statement in accordance with the SEC’s compensation disclosure rules. While the vote on executive compensation is nonbinding, the Board and the Compensation Committee will review the voting results and give consideration to the outcome. We ask our shareholders to vote on the following resolution at the meeting:

“RESOLVED, that the Company’s shareholders approve, on an advisory basis, the compensation of the named executive officers, as disclosed in the Company’s Proxy Statement for the 2021 Annual General Meeting of Shareholders pursuant to the SEC’s compensation disclosure rules, including the Compensation Discussion and Analysis, the Summary Compensation Table and the other related tables and narrative disclosure.”

Because the vote on this proposal is advisory in nature, it will not affect any compensation already paid or awarded to any named executive officer and will not be binding on or overrule any decisions of the Company, the Board or the Compensation Committee; nor will it change the fiduciary duties of the Company, the Board or the Compensation Committee. The next advisory vote to approve compensation of Named Executive Officers will occur in 2022.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR ITEM 3, THE APPROVAL OF THE

COMPENSATION OF OUR NAMED EXECUTIVE OFFICERS AS DISCLOSED IN THIS PROXY STATEMENT

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Item 4: Approval of Amendment No. 1 to the Company’s Amended and Restated 2016 Stock Plan

The Amended and Restated Nabors Industries Ltd. 2016 Stock Plan (the “Amended 2016 Stock Plan”) was approved by shareholders at the 2020 annual general meeting. The ability to grant equity-based awards is critical to attracting and retaining highly qualified individuals. The Board believes it is in the best interest of the Company and our shareholders for those individuals to have an ownership interest in the Company in recognition of their present and potential contributions and to align their interests with those of our future shareholders.

The Board has determined that although 365,406 shares were reserved for issuance under the Amended 2016 Stock Plan at the 2020 annual general meeting, due to unprecedented market conditions in light of the global COVID-19 pandemic the current number of common shares available for grants under the Amended 2016 Stock Plan may not be sufficient to meet the objectives of our compensation program going forward. In order to preserve shares available for grant, in 2020 deferred cash awards were granted to independent directors (with the grant value reduced from $250,000 to $180,000) and to employees other than the named executive officers. In 2021, our CEO and CFO received Performance Share Units that may either vest 100% in cash or shares or, in the case of the CEO grant, vest in cash or shares up to target payout but only in cash for any payout above target. Although employees received restricted stock awards in 2021, if Amendment No. 1 is not approved at our 2021 annual general meeting, we may not have enough shares available under the Amended 2016 Stock Plan to cover all of the director equity awards in 2021 or the employee and executive equity awards in 2022. See “—Background and Purposes of the Proposal” below for more information. Accordingly, on February 23, 2021, the Board unanimously approved, subject to shareholder approval, an amendment to the Amended 2016 Stock Plan (“Amendment No. 1”) in order to increase the number of shares available for grant under the Amended 2016 Stock Plan by 175,000. Amendment No. 1 does not make any other changes to the Amended 2016 Stock Plan.

At the 2021 annual general meeting, our shareholders will be asked to approve Amendment No. 1. If approved by our shareholders, Amendment No. 1 will become effective as of the date of the 2021 annual general meeting. If the proposed Amendment No. 1 is not approved by our shareholders, then the Amended 2016 Stock Plan will remain in effect in its present form.

Background and Purpose of the Proposal

The Amended 2016 Stock Plan is the only active shareholder-approved plan used to grant equity-based compensation awards. As of April 5, 2021, there were 177,973 shares remaining for issuance under the Amended 2016 Stock Plan, including 23,757 shares rolled over from the Company’s 2013 Stock Plan (the “2013 Stock Plan”). If Amendment No. 1 is approved by shareholders, an additional 175,000 shares would be reserved for issuance under the Amended 2016 Stock Plan (the “New Shares”), with the maximum number of shares available for issuance of awards under the Amended 2016 Stock Plan following the date of shareholder approval being equal to (i) the New Shares, plus (ii) the number of shares available for issuance under the Amended 2016 Stock Plan as of immediately prior to the date of shareholder approval of Amendment No. 1, plus (iii) any shares that again become available for awards under the Amended 2016 Stock Plan in accordance with the terms of the plan (which, pursuant to the Amended and Restated 2016 Plan, includes any shares that again become available for awards under the 2013 Stock Plan in accordance with the terms of that plan).

We are operating in a particularly challenging business climate at this time. As a result, it is critical to our future operational success that we have the ability to structure compensation programs that will attract and retain highly skilled personnel. Granting equity awards is a necessary and powerful tool for us to attract and retain the personnel we need in order to promote our long-term growth and move our business forward, while simultaneously aligning the interests of employees and non-employee directors with our shareholders. However, as will be seen below, the events of 2020 have made it difficult to follow the normal practice of granting equity awards to our employees and directors.

Annual award grants to our named executive officers are made during the first sixty days of the calendar year following the determination of performance for the prior year (for Performance Shares) and as part of the grants for the new performance period (for TSR Shares and Performance Share Units). Following this practice, 2020 grants were made to the CEO and CFO in January of that year, while the grant to our Corporate Secretary was made in February of that year. The average trading price per share at the time of the grants to our CEO and CFO was $139.50 ($2.79 pre-reverse split). Consistent with prior years, the Compensation Committee determined the amount of annual cash incentive and equity award incentives for the employees other than the CEO, CFO and Corporate Secretary at its meeting in February 2020, and delegated authority to the CEO to administer the same during March. The average trading price during February had fallen to $105.00 ($2.10 pre-reverse split) down over 27% from the beginning of the year.

During March 2020, the World Health Organization announced that COVID-19 had become a worldwide pandemic. Nearly simultaneously, Saudi Arabia and Russia increased oil production as part of a price war between the countries. These events combined to trigger a sharp sell-off in energy commodities markets as economic activity tumbled. Our share price tumbled along with that of other companies in our industry. Consequently, we had insufficient shares available in our stock incentive plans to make equity awards to employees other than those previously made to the named executive

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officers. Awards for remaining employees were delayed until after the annual general meeting subject to receipt of shareholder approval of an increase in shares available under the Amended 2016 Stock Plan. The average trading price of our common shares for March had fallen another 76.4%, to $34.00 ($0.68 pre-reverse split).

In early March we received an informal notification from our representative at the New York Stock Exchange (NYSE) that we were at risk of receiving a notice of delisting if the trading price of our shares fell below $1.00 (pre-reverse split) for 30 consecutive trading days. The notice also informed the Company that the NYSE reserved the right to delist a company immediately if its securities are viewed to trade at abnormally low levels. In light of this informal communication and the continued volatility in our share price, the Board of Directors called a special meeting of shareholders and recommended that shareholders approve the reverse split rather than wait for a potential formal notice of delisting from the NYSE. On April 20, 2020, the shareholders approved the reverse split which the Board implemented at a rate of 1-for-50. The reverse split became effective after market close on April 22, 2020. The closing price of our common shares on April 23, 2020 was $11.67, an equivalent of $0.23 pre-reverse split, down 92% from the beginning of the year.

On June 2, 2020, the day of our 2020 annual general meeting, the closing price of our common shares was $38.92 ($0.78 pre-reverse split). Although the Amended 2016 Stock Plan was approved by the shareholders at the annual meeting, the Board nonetheless determined it to be in the best interest of the Company and the shareholders to forego awarding equity-based awards to employees other than named executive officers (who received their awards in early 2020, as described above) in order to preserve shares under the Amended 2016 Stock Plan and avoid excessive dilution to shareholders. Instead, deferred cash awards were granted to employees other than named executive officers. Subsequently, the directors also elected to receive deferred cash awards, with the value of the grant being reduced from the $250,000 to which they were entitled to $180,000. Had the annual equity awards been made as originally planned to employees other than named executive officers and to non-executive directors on June 2, 2020, the Company would have granted approximately 231,000 shares, or over 75%, of the 305,000 shares that had been just approved by the shareholders on that day.

This year the Board has taken additional steps to preserve shares available for grant under the Amended 2016 Stock Plan by granting Performance Share Units to the CEO and CFO that may either vest 100% in cash or shares or, in the case of the CEO grant, vest in cash or shares up to target payout but only in cash for any payout above target. Although employees received restricted stock awards in 2021, if Amendment No. 1 is not approved at our 2021 annual general meeting, we may not have enough shares available under the Amended 2016 Stock Plan to cover all of the director equity awards in 2021 or the employee and executive equity awards in 2022. If we are unable to adequately provide long-term equity compensation to incentivize our employees, or to provide annual equity grants as part of compensation to our non-employee directors, we may lose key personnel to competitors, which would be detrimental to our operations. The Board, therefore, is requesting that shareholders approve the proposed Amendment No. 1 at this year’s annual general meeting in order to avoid the possibility that there will be an insufficient number of shares available under the Amended 2016 Stock Plan for grants to be made in 2021 and 2022.

The Board is requesting that shareholders approved Amendment No. 1 to the Amended 2016 Stock Plan in order to allow the Company to continue to grant equity-based awards (referred to collectively under the 2013 Stock Plan and the Amended Stock Plan as “Awards”). If we are unable to adequately provide long-term equity compensation to incentivize our employees, or provide annual equity grants as part of compensation to our non-employee directors, we may lose key personnel to competitors, which would be detrimental to our operations.

For additional information for share-based awards previously granted under our equity compensation plans, please see Note 7 to our consolidated financial statements in our 2020 Annual Report. As of April 5, 2021, there were 8,503,845 common shares outstanding. The closing price for one common share on the New York Stock Exchange as of April 5, 2021 was $90.60.

In considering the New Shares to be issued under the Amended 2016 Stock Plan if Amendment No. 1 is approved, the Board encourages you to consider the following:

As of April 5, 2021, dilution attributed to the Company’s equity compensation plans was approximately 6.77% and would increase by approximately 1.91% upon the reserve of the New Shares. “Dilution” is measured as the sum of the total number of shares available for grant and shares outstanding under all equity awards (vested and unvested), as a percentage of the weighted average number of common shares outstanding for that year. Over the past three years, the average annual dilution was 7.38%, 4.92% and 5.93% (for 2020, 2019 and 2018, respectively).

Over the past three years, the Company has had a very low “burn rate” for its equity compensation. As calculated for internal purposes, the burn rate over the last three years was 1.66% for 2020, 2.40% for 2019 and 1.39% for 2018, respectively. When calculated using the methodology of Institutional Shareholder Services, Inc. (“ISS”) the burn rate was 2.08%, 2.54% and 1.68% for 2020, 2019 and 2018, respectively. The burn rate measures the number of shares granted during the fiscal year (disregarding cancellations), as a percentage of the weighted average number of common shares

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outstanding for that year. Whether using our internal calculation of 1.81% or that of ISS, 2.10%, we believe that our three year average burn rate is well below the ISS recommendation of 3.24% for Russell 3000 companies in the Energy sector (Global Industry Classification Standard Code 10).

Over the past three years, the overhang rate for the Company’s equity compensation plans was 5.95%, 2.89% and 5.69% for 2020, 2019 and 2018, respectively. The “overhang rate” for the Company’s equity compensation plans measures the total number of stock options outstanding under all plan awards, plus the number of shares available for future plan awards, as a percentage of the weighted average number of common shares outstanding. We believe that our three-year average overhang rate of 4.84% is within the levels recommended by shareholder advisory groups.

Summary of Amendment No. 1’s Changes to the Amended 2016 Stock Plan

Amendment No. 1 only amends the Amended 2016 Stock Plan by increasing the number of common shares available for issuance under the Amended 2016 Stock Plan by 175,000 shares (otherwise referred to herein as the New Shares). If Amendment No. 1 is not approved, the Amended 2016 Stock Plan will remain in place and the New Shares will not be added to the shares available for delivery pursuant to the Amended 2016 Stock Plan.

Description of the Amended 2016 Stock Plan

The following is a brief description of the principal features of the Amended 2016 Stock Plan.

General

Under the Amended 2016 Stock Plan, if a stock option expires or is cancelled or terminated, or if any shares underlying any other Award is forfeited, the common shares underlying the stock option or other Award (including stock options or other Awards granted under the Amended 2016 Stock Plan or the 2013 Stock Plan) will again be available under the Amended 2016 Stock Plan. In addition, to the extent common shares are withheld to satisfy tax withholding obligations with respect to Awards other than a stock option or stock appreciation right (including Awards other than stock options or stock appreciation rights granted under the Amended 2016 Stock Plan or the 2013 Stock Plan), then the number of shares so withheld will again be available for delivery with respect to Awards under the Amended 2016 Stock Plan. If common shares are tendered or surrendered as payment for the exercise of a stock option or a stock appreciation right or are withheld to satisfy tax withholding obligations related to stock options or stock appreciation rights (including stock options and stock appreciation rights granted under the Amended 2016 Stock Plan and the 2013 Stock Plan), then the number of shares so tendered, surrendered or withheld will not be available for delivery with respect to Awards under the Amended 2016 Stock Plan.

To the extent required by law or applicable stock exchange rules, no individual Award (other than Awards that may be paid or settled solely in cash) may be granted under the Amended 2016 Stock Plan with respect to a number of shares that exceeds 1% of the Company’s total issued and outstanding shares as of the date of grant. In addition, the total amount of compensation (including both cash and equity-based Awards) payable to non-employee directors is limited to $550,000 per non-employee director per calendar year. In the event of any change in the Company’s capitalization or in the event of a corporate transaction such as a merger, amalgamation, consolidation, separation or similar event, the Amended 2016 Stock Plan provides that the appropriate adjustments will be made, including to the number and class of common shares available for issuance or grant and in the number and/or price of shares subject to outstanding Awards.

Types of Awards

The following Awards may be granted under the Amended 2016 Stock Plan:

•	stock options, including incentive stock options (“ISOs”) and non-qualified stock options (“NSOs”);

•	restricted shares;

•	restricted share units;

•	stock appreciation rights; and

•	stock bonuses.

These Awards are described in more detail below.

Administration

The Amended 2016 Stock Plan is administered by the Board or, at the discretion of the Board, a Committee of the Board. The Board has delegated administration of the Amended 2016 Stock Plan to the Compensation Committee of the Board. For convenience, the administrator of the Amended 2016 Stock Plan will be referred to below as the Committee.

The Committee may, subject to the provisions of the Amended 2016 Stock Plan, determine the persons to whom Awards will be granted, the type of Awards to be granted, the number of shares to be made subject to Awards and the exercise

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price, as applicable. The Committee may determine other terms and conditions that shall apply to Awards, interpret the Amended 2016 Stock Plan and prescribe, amend and rescind rules and regulations relating to the Amended 2016 Stock Plan. To the extent permitted by applicable law, the Committee may delegate to any of our employees (or a committee of employees) the authority to grant Awards to our employees who are not our executive officers or directors. The terms and conditions of each Award granted under the Amended 2016 Stock Plan will be set forth in a written award agreement.

The Committee in its discretion may condition payment under the Award in whole or in part on the attainment of (or a specified increase or decrease in) one or more of the following business criteria, or other criteria, as applied to an Award recipient under the Amended 2016 Stock Plan and/or a division, business unit or line of business of the Company or its subsidiaries:

•	Income before federal taxes and net interest expense;

•	Achievement of specific and measurable operational objectives in the areas of rig operating costs, accident records, downtime and employee turnover;

•	Completion of one or more specifically designated tasks identified as being important to the strategy or success of the Company;

•	Working capital, generally defined to include receivables;

•	Inventories and controllable current liabilities, measured either in absolute dollars or relative to sales;

•

Earnings growth, revenues, expenses, stock price, net operating profit after taxes, market share, days sales outstanding, return on assets, equity, capital employed or investment, regulatory compliance, satisfactory internal or external audits, improvement of financial ratings, or achievement of balance sheet, income statement or cash flow objectives;

•

Earnings per share, operating income, gross income, cash flow, gross profit, gross profit return on investment, gross margin return on investment, gross margin, operating margin, earnings before interest and taxes, earnings before interest, tax, depreciation and amortization, return on equity, return on assets, return on capital, return on invested capital, net revenues, gross revenues, revenue growth, annual recurring revenues, recurring revenues, license revenues, sales or market share, total shareholder return, economic value added;

•	The growth in the value of an investment in the common shares assuming the reinvestment of dividends; or

•	Reduction in operating expenses.

For any year or other performance period, the performance criteria may be applied on an absolute basis or relative to a group of peer companies selected by the Committee, relative to internal goals or industry benchmarks or relative to levels attained in prior years.

Eligibility

Awards may be granted under the Amended 2016 Stock Plan to employees and consultants of the Company or its subsidiaries or affiliates and to non-employee members of the Board, in each case, as selected by the Committee in its sole discretion. As of March 31, 2021, approximately 10,000 employees, 300 consultants and six non-employee members of the Board were eligible to participate in the Amended 2016 Stock Plan.

Awards may be granted under the Amended 2016 Stock Plan from time to time in substitution for Awards held by employees, non-employee directors or service providers of other companies who are about to become employees of the Company or a subsidiary or affiliate as the result of a merger or consolidation or other corporate event involving the employing company, as the result of which it merges with or becomes a subsidiary or affiliate of the Company. The terms and conditions of the Awards so granted may vary from the terms and conditions otherwise set forth in the Amended 2016 Stock Plan as the Committee may deem appropriate to conform, in whole or in part, to the provisions of the Awards in substitution for which they are made.

Options

Stock options granted under the Amended 2016 Stock Plan may be either “incentive stock options,” as that term is defined in Section 422 of the Code, or non-qualified stock options (i.e., any option that is not an incentive stock option). The exercise price of a stock option granted under the Amended 2016 Stock Plan will be determined by the Committee at the time the option is granted, but the exercise price may not be less than the fair market value (or, in the case of an ISO held by a 10% holder of the Company’s voting securities, 110% of the fair market value) of a common share (determined generally as the closing price per common share of the Company on the date of grant). Subject to the terms of the Amended 2016 Stock Plan, stock options are exercisable at the times and upon the conditions that the Committee may determine, as reflected in the applicable award agreement. The Committee will also determine the maximum duration of the period during which the option may be exercised, which may not exceed ten years from the date of grant. Stock options are generally not transferable other than by will or the laws of descent and distribution or as approved by the Committee.

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The option exercise price must be paid in full at the time of exercise, and is payable (in the discretion of the Committee) by any one of the following methods or a combination thereof:

•	In cash or cash equivalents;

•	By the surrender of previously acquired common shares currently held by the participant; or

•	To the extent permitted by applicable law, through a “cashless exercise” procedure acceptable to the Committee.

Restricted Stock

The Amended 2016 Stock Plan provides for Awards of common shares that are subject to restrictions on transferability and other restrictions that may be determined by the Committee in its discretion. Subject to the terms of the Amended 2016 Stock Plan, such restrictions will lapse on terms established by the Committee. Except as may be otherwise provided under the award agreement relating to the restricted shares, a participant granted restricted shares will have all the rights of a shareholder (for instance, the right to receive dividends on the shares of restricted stock, if any, and the right to vote the shares).

Restricted Stock Units

The Amended 2016 Stock Plan provides for awards of restricted share units which, upon vesting, entitle the participant to receive an amount in cash or common shares (as determined by the Committee and set forth in the applicable award agreement) equal to the fair market value of the number of shares made subject to the Award. Subject to the terms of the Amended 2016 Stock Plan, vesting of all or a portion of a restricted share unit award may be subject to terms and conditions established by the Committee.

Stock Appreciation Rights (“SARs”)

The Amended 2016 Stock Plan provides that the Committee, in its discretion, may award SARs, either in tandem with stock options or freestanding and unrelated to options. The grant price of a freestanding SAR will be not less than the fair market value of a common share. The grant price of tandem SARs will equal the exercise price of the related option. Tandem SARs may be exercised for all or part of the shares subject to the related option upon surrender of the right to exercise the equivalent portion of the related option. Subject to the terms of the Amended 2016 Stock Plan, freestanding SARs may be exercised upon the terms and conditions imposed by the Committee in its discretion. SARs will be payable in cash, common shares or a combination of both, as determined in the Committee’s discretion and set forth in the applicable award agreement.

Stock Bonuses

The Amended 2016 Stock Plan provides that the Committee, in its discretion, may award common shares to employees that are not subject to restrictions on transferability or otherwise, but only in lieu of salary or a cash bonus otherwise payable to the employee. As with other Awards under the Amended 2016 Stock Plan, and subject to the exceptions described herein, the vesting period for stock bonuses shall not be less than one year.

Change in Control

The Committee in its discretion may provide that, in the event of a change in control (as defined in an applicable award agreement), whether alone or in combination with other events, the vesting and exercisability restrictions on any outstanding Award that is not yet fully vested and exercisable will lapse in part or in full.

Termination of Employment

Unless otherwise determined by the Committee in an award agreement, (a) upon a termination of a participant’s employment or service other than for cause or resignation, respectively, a participant’s vested options will expire upon the earlier of the option expiration date or the 90th day following the termination date, and (b) if a participant’s employment or service is terminated for cause or resignation, respectively, all options, whether vested or unvested, will be forfeited and cancelled as of the termination date. In addition, if a participant’s employment with the Company terminates, but the participant continues to serve as a member of the Board, such participant’s options will expire upon the earlier of the option expiration date or the date such participant ceases to be a member of the Board. The effect of a termination of a participant’s employment on other types of Awards will be set forth in the applicable award agreement.

Minimum Vesting Period

Each award granted under the Amended 2016 Stock Plan after June 2, 2020 shall be subject to a vesting period of at least one year. However, this limitation does not prohibit accelerated vesting of awards in the event of a “corporate change” (as defined in the Amended 2016 Stock Plan), a change in control of the Company, or in connection with certain terminations of employment or service. In addition, this limitation does not apply to awards granted up to a maximum of 5% of the shares available for issuance under the Amended 2016 Stock Plan.

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Tax Withholding

The Company and any of its affiliates have the right to withhold, or require payment of, the amount of any applicable taxes due or potentially payable upon exercise, award or lapse of restrictions. The Committee will determine, in its sole discretion, the form of payment acceptable for such tax withholding obligations, including a reduction of the amount of shares otherwise issuable or delivered pursuant to an Award by the amount of the applicable taxes.

Amendment and Termination

The Board of Directors may modify or terminate the Amended 2016 Stock Plan or any portion of the plan at any time, except that an amendment that requires shareholder approval in order for the Amended 2016 Stock Plan to continue to comply with any applicable law, regulation or stock exchange requirement will not be effective unless approved by the requisite vote of our shareholders. In addition, any amendment to the Amended 2016 Stock Plan or an award agreement that reduces the exercise price of any outstanding option, and any amendment that would increase the non-employee director compensation limit, will also be subject to the approval of our shareholders. No Awards may be granted under the Amended 2016 Stock Plan on or after June 7, 2026, which is the tenth anniversary of the date on which shareholders approved the Company’s 2016 Stock Plan. However, Awards granted prior to that time may continue after such time in accordance with their terms.

Stock Plan Benefits

The terms and number of options or other Awards to be granted in the future under the Amended 2016 Stock Plan are to be determined in the discretion of the Committee. Because no such determinations have been made, the benefits or amounts that will be received by or allocated to the Company’s executive officers, directors or other eligible employees cannot be determined at this time, although the Company intends to make Awards to such groups under the Amended 2016 Stock Plan consistent with its existing compensation practices. Therefore, the New Plan Benefits Table is not provided.

While the Amended 2016 Stock Plan permits the grant of stock options, no stock option awards have been granted under the Amended 2016 Stock Plan as of April 5, 2021.

Current Awards Outstanding

Set forth below is information as of April 5, 2021, regarding shares currently outstanding under the Amended 2016 Stock Plan, the 2013 Stock Plan, the 2003 Employee Stock Plan (the “2003 Plan”), and the 1999 Stock Option Plan for Non-Employee Directors (the “1999 Plan”). The Company made its annual award grant to employees during the first quarter of 2021.

	2016 Stock Plan		2013 Stock Plan		2003 Plan	1999 Plan	Total	Weighted Average

Stock options outstanding	—		—		15,887	14,640	30,527	N/A

Weighted average exercise price	—		—		$814.76	$421.70	N/A	$626.26

Weighted average remaining contractual life	—		—		0.46 years	6.10 years	N/A	3.16 years

Restricted stock outstanding (unvested)	373,511		23,757		—	—	397,268	N/A

Shares remaining for grant	177,973	(1)(2)	—	(2)	—	16,480	194,453	N/A

(1)	Any remaining shares under the 2016 Plan will be available for grant until June 6, 2026. We do not anticipate making any material grants between April 5, 2021 and June 1, 2021.

(2)

Any remaining shares under the 2013 Plan are combined into and available under the Amended and Restated 2016 Stock Plan. As of April 5, 2021, 13,257 shares available under the 2013 Plan have been included in the 2016 Plan.

For additional information regarding share-based awards previously granted, please see Note 7 to our consolidated financial statements in our 2020 Annual Report.

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COMPANY PROPOSALS

Securities Authorized for Issuance Under Equity Compensation Plans

The following tables provides information about our equity compensation plans (the 1999 Plan, the 2003 Plan, and the Amended 2016 Stock Plan) as of December 31, 2020 and April 5, 2021, respectively:

As of December 31, 2020

Plan Category	(A) Number of Securities to be Issued Upon Exercise of Outstanding Options, Warrants and Rights	(B) Weighted-Average Exercise Price of Outstanding Options, Warrants and Rights	(C) Number of Securities Remaining Available For Future Issuance Under Equity Compensation Plans (Excluding Securities Reflected in Column (A))

Equity compensation plans approved by security holders	15,887	$814.76	373,160

Equity compensation plans not approved by security holders	14,703	$426.40	16,417

Total	30,590		389,577

As of April 5, 2021

Plan Category	(A) Number of Securities to be Issued Upon Exercise of Outstanding Options, Warrants and Rights	(B) Weighted-Average Exercise Price of Outstanding Options, Warrants and Rights	(C) Number of Securities Remaining Available For Future Issuance Under Equity Compensation Plans (Excluding Securities Reflected in Column (A))

Equity compensation plans approved by security holders	15,887	$814.76	177,973

Equity compensation plans not approved by security holders	14,640	$421.70	16,480

Total	30,527		194,453

Following is a brief summary of the material terms of the plans that have not been approved by our shareholders. Unless otherwise indicated, (1) each plan is administered by an independent committee appointed by the Company’s Board; (2) the exercise price of options granted under each plan must be no less than 100% of the fair market value per common share on the date of the grant of the option; (3) the term of an award granted under each plan may not exceed 10 years; (4) options granted under the plan are nonstatutory options (“NSOs”) not intended to qualify under Section 422 of the Internal Revenue Code of 1986, as amended (the “IRC”); and (5) unless otherwise determined by the Committee in its discretion, options may not be exercised after the optionee has ceased to be employed by the Company.

1999 Stock Option Plan for Non-Employee Directors

The 1999 Plan reserves for issuance up to 60,000 common shares of the Company pursuant to the exercise of options granted under the plan. The plan is administered by the Board or a Committee appointed by the Board. Eligible directors may not consider or vote on the administration of the plan or serve as a member of the Committee. Options may only be granted under the plan to non-employee directors of the Company. Unless otherwise provided in the 1999 Plan, options granted under the 1999 Plan vest and become non-forfeitable on the first anniversary of the date of grant, provided that the optionee has continued to serve as a director until the applicable vesting date. The Board typically grants fully vested options to directors who choose to receive them in lieu of quarterly director retainer fees. In the event of termination of an optionee’s service as a director by reason of voluntary retirement, declining to stand for re-election or becoming a full-time employee of the Company or a subsidiary of the Company, all unvested options granted under the 1999 Plan automatically expire without becoming exercisable, and all vested but unexercised options continue to be exercisable until their stated expiration date. All unvested options automatically vest and become non-forfeitable as of the date of a non-employee director’s death or disability and remain exercisable for two years from the date of the death of the optionee or until the stated expiration date, whichever is earlier. In the event of the termination of an optionee’s service as a director by the Board for cause or the failure of such director to be re-elected, the administrator of the plan in its sole discretion can cancel the then-outstanding options of the optionee, including options that have vested, and those options automatically expire and become non-exercisable on the effective date of the termination.

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Certain Federal Income Tax Consequences of Options and Other Awards

The following is a brief summary of the current United States federal income tax consequences of Awards under the Amended 2016 Stock Plan to participants who are subject to United States tax. This summary is not intended to be complete and does not describe state, local or foreign tax consequences, or the effect of the alternative minimum tax. In addition, certain Awards that may be granted pursuant to the Amended 2016 Stock Plan could be subject to additional taxes unless they are designed to comply with certain restrictions set forth in Section 409A of the Code and the guidance promulgated thereunder. The description included herein is not intended to be tax guidance to participants in the Amended 2016 Stock Plan.

Stock Options and SARs

Participants will not realize taxable income upon the grant of a stock option or SAR. Upon the exercise of a NSO or a SAR, a participant will recognize ordinary compensation income (subject to the Company’s withholding obligations if an employee) in an amount equal to the excess of (i) the amount of cash and the fair market value of the common shares received, over (ii) the exercise price of the Award. A participant will generally have a tax basis in any common shares received pursuant to the exercise of a NSO or SAR that equals the fair market value of such shares on the date of exercise. Subject to the discussion under “Tax Consequences to the Company” below, the Company will be entitled to a deduction for federal income tax purposes that corresponds as to timing and amount with the compensation income recognized by a participant under the foregoing rules. When a participant sells the common shares acquired as a result of the exercise of a NSO or SAR, any appreciation (or depreciation) in the value of the common shares after the exercise date is treated as long- or short-term capital gain (or loss) for federal income tax purposes, depending on the holding period. The common shares must be held for more than 12 months to qualify for long-term capital gain treatment.

Participants eligible to receive an ISO will not recognize taxable income on the grant of an ISO. Upon the exercise of an ISO, a participant will not recognize taxable income, although the excess of the fair market value of the common shares received upon exercise of the ISO (“ISO Stock”) over the exercise price will increase the alternative minimum taxable income of the participant, which may cause such participant to incur alternative minimum tax. The payment of any alternative minimum tax attributable to the exercise of an ISO would be allowed as a credit against the participant’s regular tax liability in a later year to the extent the participant’s regular tax liability is in excess of the alternative minimum tax for that year.

Upon the disposition of ISO Stock that has been held for the required holding period (generally, at least two years from the date of grant and one year from the date of exercise of the ISO), a participant will generally recognize capital gain (or loss) equal to the excess (or shortfall) of the amount received in the disposition over the exercise price paid by the participant for the ISO Stock. However, if a participant disposes of ISO Stock that has not been held for the requisite holding period (a “Disqualifying Disposition”), the participant will recognize ordinary compensation income in the year of the Disqualifying Disposition in an amount equal to the amount by which the fair market value of the ISO Stock at the time of exercise of the ISO (or, if less, the amount realized in the case of an arm’s length disposition to an unrelated party) exceeds the exercise price paid by the participant for such ISO Stock. A participant would also recognize capital gain to the extent the amount realized in the Disqualifying Disposition exceeds the fair market value of the ISO Stock on the exercise date. If the exercise price paid for the ISO Stock exceeds the amount realized (in the case of an arm’s-length disposition to an unrelated party), such excess would ordinarily constitute a capital loss.

The Company will generally not be entitled to any federal income tax deduction upon the grant or exercise of an ISO, unless a participant makes a Disqualifying Disposition of the ISO Stock. If a participant makes a Disqualifying Disposition, the Company will then, subject to the discussion below under “Tax Consequences to the Company,” be entitled to a tax deduction that corresponds as to timing and amount with the compensation income recognized by a participant under the rules described in the preceding paragraph.

Under current rulings, if a participant transfers previously held common shares (other than ISO Stock that has not been held for the requisite holding period) in satisfaction of part or all of the exercise price of a stock option, whether a NSO or an ISO, no additional gain will be recognized on the transfer of such previously held shares in satisfaction of the NSO or ISO exercise price (although a participant would still recognize ordinary compensation income upon exercise of a NSO in the manner described above). Moreover, that number of common shares received upon exercise which equals the number of previously held common shares surrendered in satisfaction of the NSO or ISO exercise price will have a tax basis that equals, and a capital gains holding period that includes, the tax basis and capital gains holding period of the previously held common shares surrendered in satisfaction of the NSO or ISO exercise price. Any additional common shares received upon exercise will have a tax basis that equals the amount of cash (if any) paid by the participant, plus the amount of compensation income recognized by the participant under the rules described above.

The Amended 2016 Stock Plan generally prohibits the transfer of stock options other than by will or according to the laws of descent and distribution, but the Committee could permit the transfer of stock options (other than ISOs) in limited circumstances, in its discretion. For income and gift tax purposes, certain transfers of NSOs should generally be treated as completed gifts, subject to gift taxation.

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COMPANY PROPOSALS

The Internal Revenue Service has not provided formal guidance on the income tax consequences of a transfer of NSOs (other than in the context of divorce) or SARs. However, the Internal Revenue Service has informally indicated that after a transfer of stock options (other than in the context of divorce pursuant to a domestic relations order), the transferor will recognize income, which will be subject to withholding, and employment or payroll taxes will be collectible at the time the transferee exercises the stock options. If a NSO is transferred pursuant to a domestic relations order, the transferee will recognize ordinary income upon exercise by the transferee, which will be subject to withholding, and employment or payroll taxes (attributable to and reported with respect to the transferor) will be collectible from the transferee at such time.

In addition, if a participant transfers a vested NSO to another person and retains no interest in or power over it, the transfer is treated as a completed gift. The amount of the transferor’s gift (or generation-skipping transfer, if the gift is to a grandchild or later generation) equals the value of the NSO at the time of the gift. The value of the NSO may be affected by several factors, including the difference between the exercise price and the fair market value of the shares, the potential for future appreciation or depreciation of the shares, the time period of the NSO and the illiquidity of the NSO. The transferor will be subject to a federal gift tax, which will be limited by (i) the annual exclusion of $15,000 per donee (for 2021, subject to adjustment in future years), (ii) the transferor’s lifetime unified credit, or (iii) the marital or charitable deductions. The gifted NSO will not be included in the participant’s gross estate for purposes of the federal estate tax or the generation-skipping transfer tax.

This favorable tax treatment for vested NSOs has not been extended to unvested NSOs. Whether such consequences apply to unvested NSOs or to SARs is uncertain and the gift tax implications of such a transfer is a risk the transferor will bear upon such a disposition.

Other Awards

A participant will recognize ordinary compensation income upon receipt of cash pursuant to a cash award or, if earlier, at the time the cash is otherwise made available for the participant to draw upon. Individuals will not have taxable income at the time of grant of a restricted share unit, but rather, will generally recognize ordinary compensation income at the time he or she receives cash or a common shares in settlement of the restricted share unit, as applicable, in an amount equal to the cash or the fair market value of the common shares received.

A recipient of a restricted share award or stock bonus generally will be subject to tax at ordinary income tax rates on the fair market value of the common shares when it is received, reduced by any amount paid by the recipient; however, if the common shares are not transferable and are subject to a substantial risk of forfeiture when received, a participant will recognize ordinary compensation income in an amount equal to the fair market value of the common shares (i) when the common shares first become transferable and are no longer subject to a substantial risk of forfeiture, in cases where a participant does not make a valid election under Section 83(b) of the Code, or (ii) when the Award is received, in cases where a participant makes a valid election under Section 83(b) of the Code (in each case reduced by any amount paid by the recipient). If a Section 83(b) election is made and the shares are subsequently forfeited, the recipient will not be allowed to take a deduction for the value of the forfeited shares. If a Section 83(b) election has not been made, any dividends received with respect to a restricted share award that is subject at that time to a risk of forfeiture or restrictions on transfer generally will be treated as compensation that is taxable as ordinary income to the recipient; otherwise the dividends will be treated as dividends.

A participant who is an employee will be subject to withholding for federal, and generally for state and local, income taxes at the time he or she recognizes income under the rules described above. The tax basis in the common shares received by a participant will equal the amount recognized by the participant as compensation income under the rules described in the preceding paragraph, and the participant’s capital gains holding period in those shares will commence on the later of the date the shares are received or the restrictions lapse; provided, however, with respect to restricted shares for which a valid election is made under Section 83(b) of the Code, the capital gains holding period in those shares will commence on the date the shares are received. Subject to the discussion below under “Tax Consequences to the Company,” the Company will be entitled to a deduction for federal income tax purposes that corresponds as to timing and amount with the compensation income recognized by a participant under the foregoing rules.

Tax Consequences to the Company

Reasonable Compensation

In order for the amounts described above to be deductible by the Company (or its subsidiary), such amounts must constitute reasonable compensation for services rendered or to be rendered and must be ordinary and necessary business expenses.

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Golden Parachute Payments

Our ability (or the ability of one of our subsidiaries) to obtain a deduction for future payments under the Amended 2016 Stock Plan could also be limited by the golden parachute rules of Section 280G of the Code, which prevent the deductibility of certain excess parachute payments made in connection with a change in control of an employer-corporation.

Compensation of Covered Employees

The ability of the Company (or its subsidiary) to obtain a deduction for amounts paid under the Amended 2016 Stock Plan will be limited by Section 162(m) of the Code. Section 162(m) limits the Company’s ability to deduct compensation, for federal income tax purposes, paid during any year to a “covered employee” (within the meaning of Section 162(m)) in excess of $1,000,000.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR ITEM 4,

THE APPROVAL OF AMENDMENT NO. 1 TO THE AMENDED 2016 STOCK PLAN

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ADDITIONAL INFORMATION

General Information

This Proxy Statement and the proxy card/voting instructions are being furnished to all shareholders beginning on or about April 22, 2021, in connection with the solicitation of proxies by the Board of Directors of Nabors Industries Ltd. for the 2021 annual general meeting of shareholders (the “meeting”).

In this Proxy Statement, “Nabors”, the “Company”, “we”, “us” and “our” refer to Nabors Industries Ltd. Where the context requires, these references also include our consolidated subsidiaries and predecessors. Our principal executive offices are located at Crown House, 4 Par-la-Ville Road, Second Floor, Hamilton, HM 08 Bermuda.

Meeting Information

We will hold the meeting at the offices of our subsidiary, Nabors Corporate Services, Inc., located at 515 W. Greens Rd., Houston, Texas, 77067, at 10:00 a.m. Central Daylight Time on Tuesday, June 1, 2021, unless adjourned or postponed. Directions to the meeting can be found under the Investor Relations tab of our website at www.nabors.com or by calling our Investor Relations department at 281-775-8038.

Who Can Vote & Record Date

All shareholders of record at the close of business on April 5, 2021 (the “record date”), are entitled to vote, in person at the meeting or by proxy, on each matter submitted to a vote of shareholders at the meeting. On the record date, 8,503,845 of the Company’s common shares were outstanding, the holders of which are entitled to one vote per common share on all matters. The number of common shares outstanding includes shares held by certain of our Bermuda subsidiaries, which will be voted consistent with the Board’s recommendation. We currently have no other class of securities entitled to vote at the meeting.

Meeting Attendance

Only record or beneficial owners of the Company’s common shares may attend the meeting in person. If you are a shareholder of record, you may be asked to present proof of identification, such as a driver’s license or passport. Beneficial owners who hold their shares through a broker, dealer, or other nominee must also present evidence of share ownership, such as a recent brokerage account or bank statement, as well as present a legal proxy from their broker. All attendees must comply with our standing rules, which are available on our website and will be distributed upon entrance to the meeting.

Important Notice Regarding Internet Availability of Materials

Pursuant to the Securities and Exchange Commission (the “SEC”) “notice and access” rules, we may furnish proxy materials, including this Proxy Statement and our Annual Report for the year ended December 31, 2020, to our shareholders by providing access to such documents on the Internet instead of mailing printed copies. Most shareholders will not receive printed copies of the proxy materials unless they request them prior to distribution of the Proxy Statement. Instead, a Notice of Internet Availability of Proxy Materials (the “Notice”) was mailed or otherwise delivered, which explains how you may access and review the proxy materials and how you may submit your proxy on the Internet. We believe that this makes the proxy distribution process more efficient, less costly, and helps to conserve natural resources. If you would like to receive a paper or electronic copy of our proxy materials, please follow the instructions included in the Notice. Shareholders who requested paper copies of the proxy materials or previously elected to receive proxy materials electronically did not receive the Notice and are receiving the proxy materials in the format requested. Proxy materials will also be provided for distribution through brokers, custodians and other nominees and fiduciaries. We will reimburse these parties for their reasonable out-of-pocket expenses for forwarding the proxy materials.

Householding

The SEC permits a single set of annual reports and proxy statements or a notice of Internet availability of proxy materials, as applicable, to be sent to any household at which two or more shareholders reside if they appear to be members of the same family. Each shareholder continues to receive a separate proxy card or voting instructions. This procedure, referred

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to as householding, reduces the volume of duplicate information shareholders receive and reduces mailing and printing expenses. A number of brokerage firms have instituted householding. As a result, if a shareholder holds shares through a broker and resides at an address at which two or more shareholders reside, that residence may receive only one annual report and proxy statement or notice, as applicable, unless any shareholder at that address has given the broker contrary instructions. However, if any such shareholder residing at such an address wishes to receive a separate annual report and proxy statement or Notice in the future, or if any such shareholder that elected to continue to receive such materials wishes to receive a single set of materials in the future, that shareholder should contact their broker, call our Corporate Secretary at (441) 292-1510, or send a request to our Corporate Secretary at Crown House Second Floor, 4 Par-la-Ville Road, Hamilton, HM08 Bermuda. The Company will deliver, promptly upon written or oral request to the Corporate Secretary, a separate copy of the annual report and proxy statement or notice, as applicable, to a shareholder at a shared address to which a single copy of the documents was delivered.

Proxy Solicitation

We have retained Georgeson LLC, 1290 Avenue of the Americas, 9th Floor, New York, NY 10104, for a fee of approximately $13,000, plus reimbursement of out-of-pocket costs and expenses, to solicit proxies on behalf of the Board by mail, in person and by telephone. We will pay all expenses associated with this solicitation and the preparation of proxy materials. In addition, certain of our directors, officers, and employees may solicit proxies by telephone, personal contact, or other means of communication. They will not receive any additional compensation for these activities.

Voting Information

Quorum. A majority of the common shares outstanding on the record date, represented in person or by proxy, will constitute a quorum to transact business at the meeting. Abstentions, withheld votes, and broker nonvotes will be counted for purposes of establishing a quorum.

Submitting voting instructions for shares held in your name. As an alternative to voting in person at the meeting, you may direct your vote for the meeting by telephone or via the Internet or, for those shareholders who receive a paper proxy card in the mail, by mailing a completed and signed proxy card. We encourage you to vote via telephone or the internet prior to the meeting in order to ensure that your vote is recorded in a timely manner. A properly submitted proxy will be voted in accordance with your instructions, unless you subsequently revoke your instructions. If you submit a signed proxy without indicating your vote, the person voting the proxy will vote your shares according to the Board’s recommendation unless they lack the discretionary authority to do so.

Submitting voting instructions for shares held in street name and broker nonvotes. If you hold your shares through your broker, follow the instructions you receive from your broker. If you want to vote in person at the meeting, you must obtain a legal proxy from your broker and bring it to the meeting. If you do not submit voting instructions to your broker, your broker may still be permitted to vote your shares. New York Stock Exchange (“NYSE”) member brokers may vote your shares on the approval and appointment of the Company’s independent auditor and authorization for the Audit Committee to set the independent auditor’s remuneration, which is a “discretionary” item. All other items to be voted on at the meeting are “nondiscretionary” items. Absent specific voting instructions from the beneficial owners, NYSE member brokers may not vote on these proposals. If your broker does not have discretion to vote your shares on a matter, your shares will not be voted on that matter, resulting in a “broker nonvote”. Broker nonvotes will be counted for purposes of establishing a quorum, but will not be counted in determining the outcome of “non-discretionary” items. In other words, broker nonvotes will have no effect on the proposal.

Withholding your vote or voting to “abstain”. You may withhold your vote for any nominee for election as a director. Withheld votes will be excluded from the vote. Because directors are elected by a plurality of votes and there are only seven nominees for the seven director positions, withheld votes will have no effect on the election of directors. On the other proposals, you may vote to “abstain”. If you vote to “abstain”, your shares will be counted as present at the meeting, and your abstention will have the effect of a vote against the proposal.

Revoking your proxy. You may revoke your proxy at any time before it is actually voted by (1) delivering a written revocation notice prior to the meeting to the Corporate Secretary in person or by courier at the address on the notice of meeting appearing at the front of this Proxy Statement or by mail to P.O. Box HM3349, Hamilton, HMPX Bermuda; (2) submitting a later-dated proxy that we receive no later than the conclusion of voting at the meeting; or (3) actually voting in person at the meeting. Please note that merely attending the meeting will not, by itself, constitute a revocation of a proxy.

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ADDITIONAL INFORMATION

Votes Required / Abstentions and Broker Nonvotes. The following chart provides information on the votes required to elect a director nominee or approve a proposal and the treatment of abstentions and broker nonvotes:

Voting Item	Vote Required to Elect or Approve	Treatment of Abstentions and Broker Nonvotes

Election of Directors

Each director must receive a plurality of the votes cast; however, a nominee who does not receive the affirmative vote of a majority of the shares voted in connection with his/her election must tender his or her conditional resignation from the Board, which the Board will accept unless it determines that it would not be in the Company’s best interests to do so.

No effect

Independent Auditor	Requires the affirmative vote of the holders of a majority of shares present in person or represented by proxy.	Abstentions have the same effect as a vote against the proposal; brokers may vote undirected shares

Say-on-Pay

Requires the affirmative vote of the holders of a majority of shares present in person or represented by proxy. The vote on this item is nonbinding, but the Board will consider the results of the vote in making future decisions.

Abstentions have the same effect as a vote against the proposal; broker nonvotes will have no effect

Amendment No. 1 to the Amended and Restated 2016 Stock Plan	Requires the affirmative vote of the holders of a majority of shares present in person or represented by proxy.	Abstentions have the same effect as a vote against the proposal; broker nonvotes will have no effect

Shareholder Matters

Bermuda has exchange controls applicable to residents in respect of the Bermuda dollar. As an exempted company, the Company is considered to be non-resident for such exchange control purposes; consequently, there are no Bermuda governmental restrictions on the Company’s ability to make transfers and carry out transactions in all other currencies, including currency of the United States.

There is no reciprocal tax treaty between Bermuda and the United States regarding withholding taxes. Under existing Bermuda law, no Bermuda withholding tax on dividends or other distributions, or any Bermuda tax computed on profits or income or on any capital asset, gain or appreciation will be payable by the Company or its operations, and there is no Bermuda tax in the nature of estate duty or inheritance tax applicable to shares, debentures or other obligations of the Company held by non-residents of Bermuda.

Note Regarding Share Number Disclosures in Proxy Statement

On April 20, 2020, the Company held a Special Meeting of Shareholders at which the shareholders approved an amendment to the Company’s common share capital to effect a consolidation (reverse stock split) of the Company’s outstanding common shares at a ratio not less than one-for-fifteen (1:15) and not greater than one-for-fifty (1:50), with the exact ratio to be set within that range at the discretion of the Board before the effective date of the reverse stock split without further approval or authorization of the Company’s shareholders. The Company effected a one-for-fifty reverse stock split effective April 23, 2020 (the “reverse stock split”). All share amounts in this proxy statement have been adjusted to reflect the reverse stock split.

2022 Shareholder Proposals

Shareholders who, in accordance with the SEC’s Rule 14a-8, wish to present proposals for inclusion in the proxy materials to be distributed by us in connection with our 2022 annual general meeting of shareholders (including the inclusion of a director nominee submitted pursuant to our Amended and Restated Policy Regarding Director Candidates Recommended by Shareholders) must submit their proposals, and their proposals must be received at our principal executive offices, no later than December 23, 2021. As the rules of the SEC make clear, simply submitting a proposal

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ADDITIONAL INFORMATION

does not guarantee its inclusion. December 23, 2021, is also the date by which up to 20 shareholders owning collectively 3% or more of our outstanding common shares for at least three years may nominate and include in our proxy materials nominees representing up to 20% of the Board, as more completely detailed in our Amended and Restated Policy Regarding Director Candidates Recommended by Shareholders available at www.nabors.com.

In accordance with our Bye-laws, in order to be properly brought before the 2022 annual general meeting, a notice of the matter the shareholder wishes to present must be delivered to the Corporate Secretary in person or by courier at the address shown on notice of meeting at the beginning of this Proxy Statement or by mail at P.O. Box HM3349, Hamilton, HMPX Bermuda, not less than sixty (60) nor more than ninety (90) days prior to the first anniversary of this year’s meeting (provided, however, that if the 2022 annual general meeting is called for a date that is not within thirty (30) days before or after such anniversary date, notice must be received not later than the close of business on the tenth (10th) day following the day on which notice of the date of the annual general meeting is mailed or public disclosure of the date of the annual general meeting is made, whichever first occurs). As a result, any notice given by or on behalf of a shareholder pursuant to these provisions of our Bye-laws (and not pursuant to the SEC’s Rule 14a-8) must be received no earlier than March 3, 2022 and no later than April 4, 2022.

Other Matters

Other than the presentation of the annual audited financial statements for the Company’s 2020 fiscal year, the Board knows of no other business to come before the meeting. However, if any other matters are properly brought before the meeting, the persons named in the accompanying form of proxy, or their substitutes, will vote in their discretion on such matters.

NABORS INDUSTRIES LTD.

Mark D. Andrews

Corporate Secretary

Dated: April 22, 2021

2021 Proxy Statement	71

ANNEX A

Reconciliation of Non-GAAP Measures

2020

(in thousands)

OPERATING REVENUES:

U.S. Drilling	$713,057

Canada Drilling	54,753

International Drilling	1,131,673

Drilling Solutions	149,834

Rig Technologies	131,555

Other reconciling items	(46,829)

Total operating revenues	$2,134,043

ADJUSTED EBITDA:

U.S. Drilling	$302,150

Canada Drilling	13,018

International Drilling	321,394

Drilling Solutions	46,241

Rig Technologies	1,818

Other reconciling items	(120,729)

Total adjusted EBITDA	$563,892

RECONCILIATION:

Adjusted EBITDA	$563,892

Depreciation and amortization	(853,699)

Operating income (loss)	(289,807)

Investment income (loss)	1,438

Interest expense	(206,274)

Gain on debt buybacks and exchanges	228,274

Impairments and other charges	(410,631)

Other, net	(28,567)

Income (loss) from continuing operations before income taxes	$(705,567)

Income tax expense (benefit)	57,286
Income (loss) from continuing operations, net of tax	(762,853)

Income (loss) from discontinued operations, net of tax	7
Net Income (loss)	(762,846)

Less: Net (income) loss attributable to non-controlling interest	(42,795)

Net income (loss) attributable to Nabors	$(805,641)

Less: Preferred stock dividend	(14,611)

Net Income (loss) attributable to Nabors common shareholders	$(820,252)

2021 Proxy Statement	A-1

ANNEX A

RECONCILIATION OF NET DEBT TO TOTAL DEBT

(In thousands)	December 31,
	2020	2019

	(Unaudited)

Current portion of debt	$—	$—

Long-term debt	2,968,701	3,333,220

Total Debt	2,968,701	3,333,220

Less: Cash and short-term investments	481,746	452,496

Net Debt	$2,486,955	$2,880,724

RECONCILIATION OF FREE CASH FLOW TO NET CASH PROVIDED BY OPERATING ACTIVITIES

(In thousands)	December 31, 2020

(Unaudited)

Net cash provided by operating activities	$349,761

Less: Net cash used for investing activities	(165,457)

Free cash flow	$184,304

A-2	2021 Proxy Statement

ANNEX B

AMENDMENT NO. 1 TO

AMENDED AND RESTATED

NABORS INDUSTRIES LTD.

2016 STOCK PLAN

WHEREAS, Nabors Industries Ltd. (the “Company”) has heretofore adopted the Amended and Restated Nabors Industries Ltd. 2016 Stock Plan (the “Amended and Restated 2016 Stock Plan”); and

WHEREAS, the Company desires to amend the Amended and Restated 2016 Stock Plan in certain respects (“Amendment No. 1”), subject to approval by the Company’s shareholders.

NOW, THEREFORE, the Amended and Restated 2016 Stock Plan shall be amended as follows, subject to approval by the Company’s shareholders:

1.     The first sentence of Section 4(a) of the Plan shall be deleted and the following shall be substituted therefor:

“(a) Subject to adjustment as provided in Section 4(b) and Section 5, there shall be reserved and available for issuance under the Plan a number of Common Shares equal to the sum of (i) 850,000 Common Shares, plus (ii) the number of Common Shares available for issuance under the 2013 Stock Plan as of immediately prior to the Effective Date, no more than 850,000 of which may be issued in the form of Incentive Stock Options.”

2.     As amended hereby, the Amended and Restated 2016 Stock Plan is specifically ratified and reaffirmed. This Amendment No. 1 is subject to, and shall become effective only upon, approval by the Company’s shareholders. Except as specifically amended by this Amendment No. 1, the Amended and Restated 2016 Stock Plan shall remain in full force and effect in accordance with its terms.

IN WITNESS WHEREOF, the undersigned has caused this Amendment No. 1 to be executed this 5th day of April 2021, to be effective as of the date the Company’s shareholders approve Amendment No. 1.

NABORS INDUSTRIES LTD.

By:	/s/ Mark D. Andrews
Mark D. Andrews
Corporate Secretary

2021 Proxy Statement	B-1

ANNEX C

AMENDED AND RESTATED

NABORS INDUSTRIES LTD.

2016 STOCK PLAN

Section 1.    Purpose of Plan; Prior Plan.

The name of this plan is the Amended and Restated Nabors Industries Ltd. 2016 Stock Plan (the “Plan”). The purpose of the Plan is to provide additional incentive to those officers, employees, directors and consultants of the Company and its Subsidiaries and Affiliates whose contributions are essential to the growth and success of the Company’s business, in order to strengthen the commitment of such persons to the Company and its Subsidiaries and Affiliates, motivate such persons to faithfully and diligently perform their responsibilities and attract and retain competent and dedicated persons whose efforts will result in the long-term growth and profitability of the Company and its Subsidiaries and Affiliates. To accomplish such purposes, the Plan provides that the Company may grant Incentive Stock Options, Nonqualified Stock Options, Stock Appreciation Rights, Restricted Stock, Restricted Stock Units, and Stock Bonuses.

The Plan as set forth herein constitutes an amendment and restatement of the Company’s 2016 Stock Plan as in effect immediately prior to the Effective Date (the “Prior Plan”). The Plan shall supersede and replace in its entirety the Prior Plan; provided, however, that, notwithstanding any provisions herein to the contrary, except for the provisions of Section 4(a) and for the required composition of the Committee, each Award granted under the Prior Plan prior to the Effective Date shall be subject to the terms and provisions applicable to such Award under the Prior Plan as in effect immediately prior to the Effective Date.

Section 2.    Definitions.

For purposes of the Plan, in addition to terms defined elsewhere in the Plan, the following terms shall be defined as set forth below:

(a)	“2013 Stock Plan” means the Company’s 2013 Stock Plan, as amended.

(b)	“Administrator” means the Board, or if and to the extent the Board does not administer the Plan, the Committee, in accordance with Section 3 hereof.

(c)	“Affiliate” means any corporation or other entity, more than 50% of the voting power of the outstanding voting securities of which is owned by the Company, its Subsidiaries, or any other Affiliate.

(d)	“Award” means an award of Incentive Stock Options, Nonqualified Stock Options, Stock Appreciation Rights, Restricted Stock, Restricted Stock Units, or a Stock Bonus under the Plan.

(e)	“Award Agreement” means, with respect to any Award, the written agreement between the Company and the Participant setting forth the terms and conditions of the Award.

(f)	“Board” means the Board of Directors of the Company.

(g)

“Cause” means, unless otherwise provided in the Award Agreement: (i) the conviction of a Participant for a crime involving fraud and/or moral turpitude or a felony; (ii) dishonesty, willful misconduct or material neglect, which neglect causes material harm to the Company, of a Participant with respect to the Company or any of its Affiliates; (iii) any intentional act on the part of a Participant that causes material damage to the Company and/or its Affiliates’ reputation; (iv) appropriation (or an overt act attempting appropriation) of a material business opportunity of the Company or its Affiliates by a Participant; (v) misappropriation (or an overt act attempting misappropriation) of any funds of the Company or its Affiliates by a Participant; (vi) the failure of a Participant to follow the reasonable and lawful written instructions or policy of the Company with respect to the services to be rendered and the manner of rendering such services by the Participant, provided the Participant has been given reasonable written notice thereof and opportunity to cure and no cure has been effected within a reasonable time after such notice; or (vii) the failure of a Participant to perform or observe any of the material terms or conditions of the Participant’s employment other than by reason of illness, injury or incapacity, provided the Participant has been given reasonable written notice thereof and opportunity to cure and no cure has been effected within a reasonable time after such notice.

(h)

“Change in Capitalization” means any increase, reduction, or change or exchange of Shares for a different number or kind of shares or other securities or property by reason of a reclassification, recapitalization, merger, amalgamation, consolidation, reorganization, issuance of warrants or rights, stock dividend, stock split or reverse

2021 Proxy Statement	C-1

ANNEX C

stock split, combination or exchange of shares, repurchase of shares, change in corporate structure or otherwise; or any other corporate action, such as declaration of a special dividend, that affects the capitalization of the Company.

(i)	“Code” means the Internal Revenue Code of 1986, as amended from time to time, or any successor thereto.

(j)

“Committee” means any committee or subcommittee the Board may appoint to administer the Plan. If at any time or to any extent the Board shall not administer the Plan, then the functions of the Administrator specified in the Plan shall be exercised by the Committee. Unless otherwise determined by the Board, the composition of the Committee shall at all times consist solely of persons who are (i) “nonemployee directors” as defined in Rule 16b-3 issued under the Exchange Act, (ii) for so long as any Award remains outstanding under the Prior Plan that could qualify for the written binding contract exception set forth in section 13601(e)(2) of public law 115-97 (commonly referred to as the Tax Cuts and Jobs Act), “outside directors” as defined in section 162(m) of the Code; and (iii) “independent directors” within the meaning of section 303A.02 of the NYSE Listed Company Manual; provided, however, with respect to powers to grant and establish terms of Awards to Directors and all other powers that are expressly reserved to the Board under the Plan, references to “Committee” shall mean the Board.

(k)	“Common Shares” means the common shares, par value $0.001 per share, of the Company.

(l)	“Company” means Nabors Industries Ltd., a Bermuda exempted company (or any successor corporation).

(m)	“Consultant” means any individual, other than a Director or Employee, who renders consulting services to the Company or an Affiliate for compensation.

(n)	“Director” means a member of the Board who is not an Employee or Consultant (other than in that individual’s capacity as a Director).

(o)

“Disability” means (1) any physical or mental condition that would qualify a Participant for a disability benefit under any long-term disability plan maintained by the Company (or by the Subsidiary or Affiliate by which he is employed); (2) when used in connection with the exercise of an Incentive Stock Option following Termination of employment, disability within the meaning of section 22(e)(3) of the Code; or (3) such other condition as may be determined in the sole discretion of the Administrator to constitute Disability. Notwithstanding the foregoing, in the case of any item of income under an Award to which the foregoing definition would apply with the effect that the income tax under section 409A of the Code would apply or be imposed on income under that Award, but where such tax would not apply or be imposed if the meaning of the term “Disability” included and met the requirements of a “disability” within the meaning of Treasury regulation section 1.409A-3(i)(4), then the term “Disability” herein shall mean, but only with respect to the income so affected, (i) the inability of the Participant to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment that can be expected to result in death or can be expected to last for a continuous period of not less than 12 months or (ii) the receipt of income replacements by the Participant, by reason of any medically determinable physical or mental impairment that can be expected to result in death or can be expected to last for a continuous period of not less than 12 months, for a period of not less than three months under the Company’s accident and health plan.

(p)	“Eligible Recipient” means an Employee, Director or Consultant.

(q)	“Employee” means an employee of the Company or an Affiliate.

(r)	“Exchange Act” shall mean the Securities Exchange Act of 1934, as amended from time to time.

(s)	“Exercise Price” means the per share price at which a holder of an Option may purchase the Shares issuable upon exercise of the Option.

(t)

“Fair Market Value” of a Common Share as of a particular date shall mean (1) the closing sale price reported for such share on the national securities exchange or national market system on which such share is principally traded on such date (or, if there were no trades on such date, on the most recently preceding day on which there was a sale), or (2) if the Common Shares are not then listed on a national securities exchange or national market system, or the value of such shares is not otherwise determinable, such value as determined by the Administrator in good faith in its sole discretion.

(u)	“Freestanding SAR” means an SAR that is granted independently of any Options, as described Section 11 hereof.

(v)

“Immediate Family” means any child, stepchild, grandchild, parent, stepparent, grandparent, spouse, sibling, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother-in-law or sister-in-law, including adoptive

C-2	2021 Proxy Statement

ANNEX C

relationships of the Participant; trusts for the benefit of such immediate family members; or partnerships in which such immediate family members are the only partners.

(w)

“Incentive Stock Option” shall mean an Option that is an “incentive stock option” within the meaning of section 422 of the Code, or any successor provision, and that is designated by the Administrator as an Incentive Stock Option.

(x)

“Nonqualified Stock Option” means any Option that is not an Incentive Stock Option, including any Option that provides (as of the time such Option is granted) that it will not be treated as an Incentive Stock Option.

(y)	“Option” means an Incentive Stock Option, a Nonqualified Stock Option, or either or both of them, as the context requires.

(z)

“Participant” means any Eligible Recipient selected by the Administrator, pursuant to the Administrator’s authority in Section 3 hereof, to receive grants of Options or Stock Appreciation Rights or awards of Restricted Stock, Restricted Stock Units, or a Stock Bonus. A Participant who receives the grant of an Option is sometimes referred to herein as “Optionee.”

(aa)

“Performance Goal” shall mean goals or levels of performance based upon achievement of certain financial or operational criteria of the Company established by the Committee for each Plan year. The Performance Goals shall be determined by the Committee and may be based upon, but shall not be limited to, one or more of the following performance criteria for the Company, or other performance period or any one or more of its divisions, business units, Subsidiaries or lines of business: income before federal taxes and net interest expense; achievement of specific and measurable operational objectives in the areas of rig operating costs, accident records, downtime and employee turnover; completion of one or more specifically designated tasks identified as being important to the strategy or success of the Company; working capital, generally defined to include receivables; inventories and controllable current liabilities, measured either in absolute dollars or relative to sales; earnings growth, revenues, expenses, stock price, net operating profit after taxes, market share, days sales outstanding, return on assets, equity, capital employed or investment, regulatory compliance, satisfactory internal or external audits, improvement of financial ratings, or achievement of balance sheet, income statement or cash flow objectives; earnings per share; operating income; gross income; cash flow; gross profit; gross profit return on investment; gross margin return on investment; gross margin; operating margin; earnings before interest and taxes; earnings before interest, tax, depreciation and amortization; return on equity; return on assets; return on capital; return on invested capital; net revenues; gross revenues; revenue growth; annual recurring revenues; recurring revenues; license revenues; sales or market share; total shareholder return; economic value added; the growth in the value of an investment in the Common Shares assuming the reinvestment of dividends; or reduction in operating expenses. For any Plan year or other performance period, the Performance Goals may be applied on an absolute basis or relative to a group of peer companies selected by the Committee, relative to internal goals or industry benchmarks or relative to levels attained in prior years.

(bb)	“Restricted Stock Unit” means the right to receive a Share or the Fair Market Value of a Share in cash granted pursuant to Section 9 hereof.

(cc)	“Restricted Stock” means Shares subject to certain restrictions granted pursuant to Section 8 hereof.

(dd)	“Shares” means Common Shares and the common equity of any successor security.

(ee)	“Stock Appreciation Right” or “SAR” means an Award, granted alone or in connection with a related Option, designated as an SAR, pursuant to Section 11 hereof.

(ff)	“Stock Bonus” means the right to receive a Share granted pursuant to Section 10 hereof.

(gg)

“Subsidiary” means any corporation (other than the Company) in an unbroken chain of corporations beginning with the Company, if each of the corporations (other than the last corporation) in the unbroken chain owns stock possessing more than 50% of the total combined voting power of all classes of stock in one of the other corporations in the chain.

(hh)

“Tandem SAR” means an SAR that is granted in connection with a related Option pursuant to Section 11 hereof, the exercise of which shall require forfeiture of the right to purchase a Share under the related Option (and when a Share is purchased under the Option, the Tandem SAR shall similarly be canceled).

(ii)	“Ten Percent Owner” has the meaning set forth in Section 7(b).

(jj)

“Termination” when used with respect to a Participant means that the employment or service relationship between the Participant and the Company and its Affiliates as an Employee, Director, and/or Consultant has, in the judgment of the Committee, ended.

2021 Proxy Statement	C-3

ANNEX C

Section 3.    Administration.

(a)

The Plan shall be administered by the Board or, at the Board’s sole discretion, by the Committee, which shall serve at the pleasure of the Board. Pursuant to the terms of the Plan, the Administrator shall have the power and authority, without limitation:

(i)	to select those Eligible Recipients who shall be Participants;

(ii)

to determine in an Award Agreement whether and to what extent Options or Stock Appreciation Rights or awards of Restricted Stock, Restricted Stock Units, or a Stock Bonus are to be granted hereunder to Participants;

(iii)	to determine in an Award Agreement the number of Shares to be covered by each Award granted hereunder;

(iv)	to determine in an Award Agreement the terms and conditions, not inconsistent with the terms of the Plan, of each Award granted hereunder;

(v)

to determine the terms and conditions, not inconsistent with the terms of the Plan, which shall govern all written instruments evidencing Options or Stock Appreciation Rights or awards of Restricted Stock, Restricted Stock Units, or Stock Bonus granted hereunder;

(vi)	to adopt, alter and repeal such administrative rules, guidelines and practices governing the Plan as it shall from time to time deem advisable; and

(vii)	to interpret the terms and provisions of the Plan and any Award issued under the Plan (and any Award Agreement relating thereto), and to otherwise supervise the administration of the Plan.

(b)

All decisions made by the Administrator pursuant to the provisions of the Plan shall be final, conclusive and binding on all persons, including the Company and the Participants. No member of the Board or the Committee, nor any officer or employee of the Company acting on behalf of the Board or the Committee, shall be personally liable for any action, determination, or interpretation taken or made in good faith with respect to the Plan, and all members of the Board or the Committee and each and any officer or employee of the Company acting on their behalf shall, to the extent permitted by law, be fully indemnified and protected by the Company in respect of any such action, determination or interpretation.

(c)

The Administrator in its discretion may condition entitlement to an Award in whole or in part on the attainment of one or more Performance Goals. The Administrator may exercise its discretion to reduce the amounts payable under any Award subject to Performance Goals, except in the case of Awards made under the Prior Plan that were intended to constitute “performance-based compensation” under section 162(m) of the Code (prior to its amendment in 2017); provided, however, that the Administrator shall have the authority to make appropriate adjustments in Performance Goals under an Award to reflect the impact of extraordinary items not reflected in such Performance Goals, subject to any limitations under section 162(m) of the Code (prior to its amendment in 2017) and the Prior Plan with respect to awards granted under the Prior Plan that are intended to constitute “performance-based compensation.”

(d)

Except as required by Rule 16b-3 under the Exchange Act with respect to grants of Awards to individuals who are subject to section 16 of the Exchange Act, or as otherwise required for compliance with Rule 16b-3 under the Exchange Act or other applicable law, the Administrator may delegate all or any part of its authority under the Plan to an Employee, Employees or committee of Employees. Notwithstanding the foregoing, no delegation pursuant to this Section 3(d) shall be made to the extent that such delegation would cause Awards made under the Prior Plan that were intended to qualify as “performance-based compensation” under section 162(m) of the Code (prior to its amendment in 2017) to fail to so qualify.

(e)

If at any time (whether before or after Termination of employment) a majority of either the Board or the Committee determines that a Participant has engaged in fraud, embezzlement, theft, commission of a felony, dishonesty, or any other conduct inimical to the Company, either the Board or the Committee (as the case may be) may provide for the immediate forfeiture of any Award held by the Participant, whether or not then vested. Any determination by the Board or Committee (as the case may be) under this subsection (e) shall be final, conclusive and binding on all persons.

Section 4.    Shares Reserved for Issuance Under the Plan.

(a)

Subject to adjustment as provided in Section 4(b) and Section 5, there shall be reserved and available for issuance under the Plan a number of Common Shares equal to the sum of (i) 675,000 Common Shares, plus (ii) the number of Common Shares available for issuance under the 2013 Stock Plan as of immediately prior to the Effective Date, no more than 675,000 of which may be issued in the form of Incentive Stock Options.

C-4	2021 Proxy Statement

ANNEX C

The grant of any Restricted Stock Units or SARs that may be settled only in cash shall not reduce the number of Common Shares with respect to which Awards may be granted pursuant to the Plan.

(b)

Shares shall be deemed to have been issued under the Plan only to the extent actually issued and delivered pursuant to an Award (including awards granted under the Prior Plan). To the extent that (i) an Option expires or is otherwise cancelled or terminated without being exercised as to the underlying Shares, (ii) any Shares subject to any award of Stock Appreciation Rights, Restricted Stock, Restricted Stock Unit, or Stock Bonus granted under the Plan (or granted under the Prior Plan or the 2013 Stock Plan) are forfeited, or (iii) Shares are withheld from payment of an Award granted under the Plan (or granted under the Prior Plan or the 2013 Stock Plan) other than an Option or Stock Appreciation Right granted under the Plan (or granted under the Prior Plan or the 2013 Stock Plan) in satisfaction of any federal, state or local income tax and applicable employment tax withholding requirements, such Shares shall again be (or, in the case of awards granted under the 2013 Stock Plan, shall become) available for issuance in connection with future Awards granted under the Plan. To the extent that (A) payment for an Option upon exercise is made with Shares owned by the Optionee, (B) Shares are withheld from payment of an Option or Stock Appreciation Right in satisfaction of any federal, state or local income tax and applicable employment tax withholding requirements, or (C) Shares are surrendered in payment of the exercise price or purchase price of an Option or Stock Appreciation Right, such Shares shall not be available for issuance in connection with future Awards granted under the Plan.

(c)

The maximum amount of compensation that may be awarded to any single Director in any calendar year (including Awards under the Plan, determined based on the fair value of such Award(s) calculated as of the grant date under applicable financial accounting rules, as well as any cash fees) shall be $550,000.

(d)

To the extent required by applicable law or stock exchange rules, in no event shall any individual Award (other than Awards that may by their terms be paid or settled solely in cash) be granted under the Plan with respect to a number of Shares that exceeds one percent of the Company’s total issued and outstanding Shares as of the date of grant (or such greater or lesser amount as may be required by applicable law or stock exchange rules as in effect from time to time).

(e)

Separate certificates or a book-entry registration representing Common Shares shall be delivered to a Participant pursuant to an Award contemplating delivery of Shares; provided, however, any Shares subject to a Restricted Stock Award may be held in the custody of the Company until the vesting conditions of such Award are satisfied

Section 5.    Equitable Adjustments.

In the event of any Change in Capitalization, an equitable substitution or proportionate adjustment shall be made in (i) the aggregate number and/or kind of Common Shares or other property reserved for issuance under the Plan, (ii) the kind, number and/or option price of Shares or other property subject to outstanding Options and Stock Appreciation Rights granted under the Plan, and (iii) the kind, number and/or purchase price of Shares or other property subject to outstanding awards of Restricted Stock, and Restricted Stock Units granted under the Plan, in each case, as may be determined by the Administrator, in its sole discretion. Such other equitable substitutions or adjustments shall be made as may be determined by the Administrator, in its sole discretion. Without limiting the generality of the foregoing, in connection with a Change in Capitalization, the Administrator may provide, in its sole discretion, for the cancellation of any outstanding Awards in exchange for payment in cash or other property of the Fair Market Value of the Shares covered by such Awards reduced (but not below zero), in the case of Options, by the Exercise Price thereof, and in the case of Stock Appreciation Rights, by the grant price thereof, or by any other applicable purchase price.

Section 6.    Eligibility.

The Participants under the Plan shall be selected from time to time by the Administrator, in its sole discretion, from among Eligible Recipients. The Administrator shall have the authority to grant to any Eligible Recipient Incentive Stock Options, Nonqualified Stock Options, Stock Appreciation Rights, Restricted Stock, Restricted Stock Units, or a Stock Bonus.

Section 7.    Options.

(a)

General. Options may be granted alone or in addition to other Awards granted under the Plan. Any Option granted under the Plan shall be evidenced by an Award Agreement in such form as the Administrator may from time to time approve. The provisions of each Option need not be the same with respect to each Participant. Participants who are granted Options shall enter into an Award Agreement with the Company, in such form as the Administrator shall determine, which Award Agreement shall set forth, among other things, the Exercise Price of the Option, the term of the Option and provisions regarding exercisability of the Option granted thereunder. The Options granted under the Plan may be of two types: (i) Incentive Stock Options and (ii) Nonqualified Stock Options. To the extent that any Option does not qualify as an Incentive Stock Option, it shall constitute a separate Nonqualified Stock Option. More

2021 Proxy Statement	C-5

ANNEX C

than one Option may be granted to the same Participant and be outstanding concurrently hereunder. Options granted under the Plan shall be subject to the terms and conditions set forth in paragraphs (b)-(i) of this Section 7 and shall contain such additional terms and conditions, not inconsistent with the terms of the Plan, as the Administrator shall deem desirable.

(b)

Exercise Price. The per share Exercise Price of Shares purchasable under an Option shall be determined by the Administrator in its sole discretion at the time of grant but shall not be less than 100% of the Fair Market Value per Share on such date (or, in the case of Incentive Stock Options, 110% of the Fair Market Value per Share on such date if, on such date, the Eligible Recipient owns (or is deemed to own under the Code) stock possessing more than 10% (a “Ten Percent Owner”) of the total combined voting power of all classes of shares of the Company or its Subsidiaries).

(c)

Option Term. The term of each Option shall be fixed by the Administrator, but no Option shall be exercisable more than ten years after the date such Option is granted. If the Eligible Participant is a Ten Percent Owner, an Incentive Stock Option may not be exercisable after the expiration of five years from the date such Incentive Stock Option is granted.

(d)

Exercisability. Options shall be exercisable at such time or times and subject to such terms and conditions, including the attainment of pre-established Performance Goals or other corporate or individual performance goals, as shall be determined by the Administrator in its sole discretion. The Administrator may also provide that any Option shall be exercisable only in installments.

(e)

Method of Exercise. Options may be exercised in whole or in part by giving written notice of exercise to the Company specifying the number of Shares to be purchased, accompanied by payment in full of the aggregate Exercise Price of the Shares so purchased in cash or its equivalent, as determined by the Administrator. As determined by the Administrator, in its sole discretion, payment in whole or in part may also be made (i) by means of any properly executed cashless exercise procedure, subject to approval by the Administrator, (ii) in the form of unrestricted Shares already owned by the Optionee to the extent the Shares have a Fair Market Value on the date of surrender equal to the aggregate option price of the Shares as to which such Option shall be exercised, provided that, in the case of an Incentive Stock Option, the right to make payment in the form of already owned Shares may be authorized only at the time of grant, or (iii) any combination of the foregoing. For example, the Administrator may permit an Optionee to pay all or a portion of the aggregate exercise price by withholding from the Shares issuable to the Optionee upon the exercise of the Option Shares with a Fair Market Value (determined as of the same day as the exercise of the Option) equal to all or a portion of the exercise price to be so paid.

(f)

Rights as Shareholder. An Optionee shall have no rights to dividends or any other rights of a shareholder with respect to the Shares subject to the Option until the Optionee has given written notice of exercise, has paid in full for such Shares, and has satisfied the requirements of Section 16 hereof.

(g)

Nontransferability of Options. The Optionee shall not be permitted to sell, transfer, pledge or assign any Option other than by will and the laws of descent and distribution, and all Options shall be exercisable during the Participant’s lifetime only by the Participant, in each case, except as set forth in the following two sentences. During an Optionee’s lifetime, the Administrator may, in its discretion, permit the transfer, assignment or other encumbrance of an outstanding Option if such Option is a Nonqualified Stock Option or an Incentive Stock Option that the Administrator and the Participant intend to change to a Nonqualified Stock Option. Subject to the approval of the Administrator and to any conditions that the Administrator may prescribe, an Optionee may, upon providing written notice to the Company, elect to transfer any or all Options described in the preceding sentence (i) to or for the benefit of members of his or her Immediate Family, (ii) by instrument to an inter vivos or testamentary trust, or (iii) for charitable purposes.

(h)

Termination of Employment or Service. Except as otherwise provided in an Award Agreement, upon a Participant’s Termination of employment or service with the Company or any Affiliate for any reason other than the Participant’s resignation or Termination for Cause, all outstanding Options granted to such Participant that are vested on the date of Termination shall not expire until the earlier of the stated expiration date of the Options or 90 days following the date of Termination. Except as otherwise provided in an Award Agreement, upon a Participant’s Termination of employment or service with the Company or any Affiliate for Cause or due to the Participant’s resignation, all outstanding Options granted to such Participant shall expire and be forfeited on the date of such Termination (whether or not then vested or exercisable).

(i)

Continued Service as a Director. Notwithstanding anything to the contrary in the Plan, for purposes of Section 7(h) above, in the event a Participant who is also a Director for the Company has a Termination of employment but continues to serve as a Director of the Company, such Participant’s Option shall not expire 90 days following the date of Termination as is provided in Section 7(h) above, but instead shall continue in full force and effect until such Participant ceases to be a Director of the Company, but in no event beyond the stated expiration date of the Options as set forth in the applicable Award Agreement.

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ANNEX C

(j)

Limitation on Incentive Stock Options. To the extent that the aggregate Fair Market Value of Shares with respect to which Incentive Stock Options are exercisable for the first time by an Optionee during any calendar year under the Plan and any other stock option plan of the Company or any Subsidiary or Affiliate shall exceed $100,000, such Options shall be treated as Nonqualified Stock Options. Such Fair Market Value shall be determined as of the date on which each such Incentive Stock Option is granted.

Section 8.    Restricted Stock.

(a)

General. Awards of Restricted Stock may be issued either alone or in addition to other Awards granted under the Plan and shall be evidenced by an Award Agreement. The Administrator shall determine the Eligible Recipients to whom, and the time or times at which, Awards of Restricted Stock shall be made; the number of Shares to be awarded; the price, if any, to be paid by the Participant for the acquisition of Restricted Stock; and the Vesting Period (as defined in Section 8(d)) applicable to awards of Restricted Stock. The provisions of the awards of Restricted Stock need not be the same with respect to each Participant.

(b)

Purchase Price. The price per Share, if any, that a Recipient must pay for Shares purchasable under an award of Restricted Stock shall be determined by the Administrator in its sole discretion at the time of grant.

(c)

Awards and Certificates. The prospective recipient of an Award of Restricted Stock shall not have any rights with respect to any such Award, unless and until such recipient has executed an Award Agreement evidencing the Award and delivered a fully executed copy thereof to the Company, within such period as the Administrator may specify after the award date. Such Award of Restricted Stock may be evidenced in such manner as the Committee deems appropriate, including, without limitation, a book-entry registration or issuance of a stock certificate or certificates. If a stock certificate is issued, such certificate shall be registered in the name of the Participant and shall bear an appropriate legend referring to the terms, conditions, and restrictions applicable to any such Award, provided that the Company may require that the stock certificates evidencing Restricted Stock granted hereunder be held in the custody of the Company until the restrictions thereon shall have lapsed, and that, as a condition of any award of Restricted Stock, the Participant shall have delivered a stock power, endorsed in blank, relating to the Shares covered by such Award.

(d)

Vesting/Nontransferability. Any Award of Restricted Stock granted pursuant to this Section 8 shall be subject to the restrictions on transferability set forth in this paragraph (d). During such period as may be set by the Administrator in the Award Agreement (the “Vesting Period”), the Participant shall not be permitted to sell, transfer, pledge, hypothecate or assign Shares of Restricted Stock awarded under the Plan except by will or the laws of descent and distribution. The Administrator may also impose such other restrictions and conditions, including the attainment of pre-established Performance Goals or other corporate or individual performance goals, on Restricted Stock as it determines in its sole discretion. In no event shall the Vesting Period end with respect to a Restricted Stock Award prior to the satisfaction by the Participant of any liability arising under Section 16 hereof. Any attempt to dispose of any Restricted Stock in contravention of any such restrictions shall be null and void and without effect.

(e)

Rights as a Shareholder. Except as provided in Section 8(c) and (d), the Participant shall possess all incidents of ownership with respect to Shares of Restricted Stock during the Vesting Period, including the right to receive or reinvest dividends with respect to such Shares (except that the Administrator may provide in its discretion that any dividends paid in property other than cash shall be subject to the same restrictions as those that apply to the underlying Restricted Stock) and to vote such Shares. Certificates for unrestricted Shares shall be delivered to the Participant promptly after, and only after, the Vesting Period shall expire without forfeiture in respect of such awards of Restricted Stock except as the Administrator, in its sole discretion, shall otherwise determine.

(f)

Termination of Employment or Service. The rights of Participants granted an Award of Restricted Stock upon Termination of employment or service with the Company or any Subsidiary or Affiliate for any reason during the Vesting Period shall be set forth in the Award Agreement governing such Award.

Section 9.    Restricted Stock Units.

(a)

Vesting. At the time of the grant of Restricted Stock Units, the Administrator may impose such restrictions or conditions to the vesting of such Restricted Stock Units as it, in its sole discretion, deems appropriate, to be contained in the Award Agreement, including the attainment of pre-established Performance Goals or other corporate or individual performance goals. The Administrator may divide such Restricted Stock Units into classes and assign different vesting conditions for each class. Provided that all conditions to the vesting of a Restricted Stock Unit are satisfied, and except as provided in Section 9(c), upon the satisfaction of all vesting conditions with respect to a Restricted Stock Unit, such Restricted Stock Unit shall vest. The provisions of the awards of Restricted Stock Units need not be the same with respect to each Participant.

2021 Proxy Statement	C-7

ANNEX C

(b)

Benefit Upon Vesting. Upon the vesting of a Restricted Stock Unit, the Participant shall be entitled to receive, within 30 days of the date on which such Restricted Stock Unit vests, an amount in cash or, in the Company’s sole discretion, in Common Shares with a Fair Market Value equal to the sum of (1) the Fair Market Value of a Common Share on the date on which such Restricted Stock Unit vests and (2) the aggregate amount of cash dividends paid with respect to a Common Share during the period commencing on the date on which the Restricted Stock Unit was granted and terminating on the date on which such Share vests.

(c)

Termination of Employment or Service. The rights of Participants granted a Restricted Stock Unit upon Termination of employment or service with the Company or any Subsidiary or Affiliate for any reason before the Restricted Stock Unit vests shall be set forth in the Award Agreement governing such Award.

Section 10.    Stock Bonus Awards.

In the event that the Administrator grants a Stock Bonus, such Award may be evidenced in such manner as the Committee deems appropriate, including, without limitation, a book-entry registration or issuance of a stock certificate or certificates. If a share certificate for the Common Shares constituting such Stock Bonus is issued, such certificate shall be issued in the name of the Participant to whom such grant was made and delivered to such Participant as soon as practicable after the date on which such Stock Bonus is payable. The Fair Market Value of the Shares subject to a Stock Bonus shall not exceed the salary or cash bonus otherwise payable to the Participant on the date of grant, and the Stock Bonus shall be in lieu of an amount of the Participant’s salary or cash bonus equal to such Fair Market Value.

Section 11.    Stock Appreciation Rights.

(a)

Grant of SARs. Subject to the terms and conditions of the Plan, SARs may be granted to Participants at any time and from time to time as shall be determined by the Administrator in its sole discretion. The Administrator may grant Freestanding SARs, Tandem SARs, or any combination of these forms of SAR. The Administrator in its sole discretion shall determine the number of SARs granted to each Participant (subject to Section 4 hereof) and, consistent with the provisions of the Plan, the terms and conditions pertaining to such SARs, including any conditions relating to the attainment of pre-established Performance Goals or other corporate or individual performance goals as may be determined by the Administrator in its sole discretion. The provisions of the awards of SARs need not be the same with respect to each Participant.

(b)

Grant Price. The grant price of a Freestanding SAR shall be not less than the Fair Market Value of a Share on the date of grant of the SAR. The grant price of Tandem SARs shall equal the Exercise Price of the related Option.

(c)

Exercise of Tandem SARs. Tandem SARs may be exercised for all or part of the Shares subject to the related Option upon the surrender of the right to exercise the equivalent portion of the related Option. A Tandem SAR may be exercised only with respect to the Shares for which its related Option is then exercisable. Notwithstanding any other provision of the Plan to the contrary, with respect to a Tandem SAR granted in connection with an Incentive Stock Option: (i) the Tandem SAR shall expire no later than the expiration of the underlying Incentive Stock Option; (ii) the value of the payout with respect to the Tandem SAR may be for no more than one hundred percent (100%) of the difference between the Exercise Price of the underlying Incentive Stock Option and the Fair Market Value of the Shares subject to the underlying Incentive Stock Option at the time the Tandem SAR is exercised; and (iii) the Tandem SAR may be exercised only when the Fair Market Value of the Shares subject to the Incentive Stock Option exceeds the Exercise Price of the Incentive Stock Option.

(d)	Exercise of Freestanding SARs. Freestanding SARs may be exercised upon whatever terms and conditions the Administrator, in its sole discretion, imposes upon them.

(e)	SAR Agreement. Each SAR grant shall be evidenced by an Award Agreement that shall specify the grant price, the term of the SAR, and such other provisions as the Administrator shall determine.

(f)	Term of SARs. The term of an SAR granted under the Plan shall be determined by the Administrator, in its sole discretion; provided, however, that such term shall not exceed ten (10) years.

(g)	Payment of SAR Amount. Upon exercise of an SAR, a Participant shall be entitled to receive payment from the Company in an amount determined by multiplying:

(i)	the difference between the Fair Market Value of a Share on the date of exercise over the grant price; by

(ii)	the number of Shares with respect to which the SAR is exercised.

At the discretion of the Administrator, the payment upon SAR exercise may be in cash, in Shares of equivalent value, or in some combination thereof. The Administrator’s determination regarding the form of SAR payout shall be set forth in the Award Agreement pertaining to the grant of the SAR.

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ANNEX C

Section 12.    Vesting.

Each Award under the Plan that is granted on or after the Effective Date shall be subject to a vesting period of at least one year; provided, however, that this minimum vesting period shall not apply to (a) early vesting by reason of a “corporate change” (as defined in Section 13(c)), a change in control of the Company (as defined in the applicable Award Agreement), or a Termination of employment or service, or (b) any Awards granted up to a maximum of five percent of the Shares available for issuance under the Plan. An award made to a Director with a vesting period at least equal to the period from the annual shareholders’ meeting at which the Award is granted to the next annual shareholders’ meeting shall be considered to have a vesting period of at least one year.

Section 13.    Effect of Corporate Change.

(a)

Board Action. Unless otherwise provided in the applicable Award Agreement, upon the occurrence of a “corporate change” (defined in paragraph (c) below) or upon Termination of employment or service under specified circumstances during a specified period following such a corporate change, the Board shall have the authority in its sole discretion without the consent or approval of any Participant, to take any one or more of the following actions with respect to the Awards on such terms and conditions as it may determine, which alternatives may vary among individual Participants and which may vary among Awards held by any individual Participant:

(i)

the Board may accelerate vesting and the time at which all Options and Stock Appreciation Rights then outstanding may be exercised so that those types of Awards may be exercised in full for a limited period of time on or before a specified date fixed by the Board or the Committee, after which specified date all unexercised Options and Stock Appreciation Rights and all rights of Participants thereunder shall terminate, or the Board or the Committee may accelerate vesting and the time at which Options and Stock Appreciation Rights may be exercised so that those types of Awards may be exercised in full for their then remaining term;

(ii)

the Board may require the mandatory surrender to the Company by all or selected Participants of some or all of the outstanding Awards held by such Participants (irrespective of whether such Awards are then exercisable or vested under the provisions of the Plan) as of a date specified by the Board or the Committee, in which event the Board or the Committee shall thereupon cancel such Awards, and the Company shall pay (or cause to be paid) to each Participant with respect to his or her surrendered and cancelled Awards an amount in cash or other property equal to the Fair Market Value of the Shares covered by such Awards as of the date of such surrender and cancellation, reduced (but not below zero), in the case of Options, by the Exercise Price(s) thereof, and in the case of Stock Appreciation Rights, the grant price(s) thereof, or by any other applicable purchase price;

(iii)

the Board may waive all restrictions and conditions of all Restricted Stock and Restricted Stock Units then outstanding with the result that those types of Awards shall be deemed satisfied, and the Vesting Period or other limitations on payment in full with respect thereto shall be deemed to have expired, as of the date of the corporate change or such other date as may be determined by the Board;

(iv)	the Board may cause the acquirer to assume the Plan and the Awards or exchange the Awards for awards for the acquirer’s stock;

(v)	the Board may terminate the Plan and all outstanding unvested or unexercised Awards as of the date of the corporate change; and

(vi)

the Board may make such adjustments to Awards then outstanding as the Board deems appropriate to reflect such corporate change and to prevent the dilution or enlargement of rights (provided, however, that the Board may determine in its sole discretion that no adjustment is necessary to Awards then outstanding), including without limitation, adjusting such an Award to provide that the number and class of shares of stock covered by such Award shall be adjusted so that such Award shall thereafter cover securities of the surviving or acquiring entity, or a parent or subsidiary thereof, or other property (including, without limitation, cash) as determined by the Board in its sole discretion.

(b)

Notwithstanding the above provisions of this Section 13, the Board shall not be required to take any action described in the preceding provisions of this Section 13, and any decision made by the Board, in its sole discretion, not to take some or all of the actions described in the preceding provisions of this Section 13 shall be final, binding and conclusive with respect to the Company and all other interested persons. Further, nothing in this Section 13 shall be interpreted to preclude the Administrator from taking any action permitted pursuant to Section 5 hereof with respect to a corporate change that also constitutes a Change in Capitalization.

(c)

For purposes of this Section 13, the term “corporate change” shall mean (i) the Company shall not be the surviving entity in any merger, consolidation or other business combination or reorganization (or survives only as a subsidiary of any entity), (ii) the Company sells, leases, or exchanges all or substantially all of its assets to any other person or

2021 Proxy Statement	C-9

ANNEX C

entity, (iii) the Company is dissolved and liquidated, (iv) any person or entity, including a “group” as contemplated by section 13(d)(3) of the Exchange Act, acquires or gains ownership or control (including, without limitation, the power to vote) of more than 50% of the outstanding shares of the Company’s voting stock (based upon voting power), or (v) the individuals who, as of February 19, 2016, constitute members of the Board (the “Incumbent Board”) cease for any reason to constitute at least a majority of the Board (provided, however, that any individual becoming a director subsequent to such date whose election, or nomination for election by the Company’s stockholders, was approved by a vote of at least majority of the directors then comprising the Incumbent Board shall be considered for purposes of this definition as though such individual was a member of the Incumbent Board, but excluding, for these purposes, any such individual whose initial assumption of the office as a director occurs as a result of an actual or threatened election contest with respect to the election or removal of directors or other actual or threatened solicitation of proxies or consents by or on behalf of any individual, entity or group other than the Board).

Section 14.    Amendment and Termination.

(a)

The Board may amend, alter or discontinue the Plan, but (i) no amendment, alteration, or discontinuation shall be made that would impair the rights of a Participant under any Award theretofore granted without such Participant’s consent, and (ii) any amendment shall be subject to approval of shareholders if such approval is required in order to satisfy the requirements of any applicable section of the Code, stock exchange rules or other law, or if such amendment would result in an increase to the maximum limitation on Director compensation set forth in Section 4(c) of the Plan.

(b)

Notwithstanding anything to the contrary in the Plan or the Award Agreement, the Committee may amend the terms of any Award theretofore granted, prospectively or retrospectively, and may provide for accelerated vesting of an Award upon the occurrence of a change in control or such other event as the Committee shall determine, or upon a Participant’s death, disability, or Termination of employment or service (other than the Participant’s Termination of employment or service by the Company or an Affiliate for Cause), but only to the extent that such acceleration of vesting would not cause the application of section 409A of the Code or create adverse tax consequences under section 409A. No Award granted under the Prior Plan that was intended to qualify as “performance-based compensation” under section 162(m) of the Code (prior to its amendment in 2017) shall provide or allow for vesting other than as permitted by such section. Subject to Section 4 and Section 13 of the Plan, no amendment to any Award shall impair the rights of any Participant without his or her consent.

(c)

Any amendment (including any decrease in the Exercise Price of any outstanding Option) shall be subject to the approval of the shareholders of the Company if such approval is required in order to satisfy the requirements of any applicable section of the Code, stock exchange rules or other law.

Section 15.    Unfunded Status of Plan.

The Plan is intended to constitute an “unfunded” plan for incentive compensation. With respect to any payments not yet made to a Participant by the Company, nothing contained herein shall give any such Participant any rights that are greater than those of a general creditor of the Company.

Section 16.    Withholding Taxes.

(a)

Whenever cash is to be paid pursuant to an Award, the Company (or Subsidiary or Affiliate, as the case may be) shall have the right to deduct therefrom an amount sufficient to satisfy any federal, state and local tax withholding requirements related thereto. Whenever Shares are to be delivered pursuant to an Award, the Company (or Subsidiary or Affiliate, as the case may be) shall have the right to require the Participant to remit to the Company (or Subsidiary or Affiliate, as the case may be) in cash an amount sufficient to satisfy any federal, state and local tax withholding requirements related thereto. With the approval of the Administrator, a Participant may satisfy the foregoing requirement by electing to have the Company withhold from delivery Shares or by delivering Shares already owned by the Participant, in each case having a value equal to the amount of tax required to be withheld. Such shares shall be valued at their Fair Market Value on the date of which the amount of tax to be withheld is determined. Fractional share amounts shall be settled in cash. Such an election may be made with respect to all or any portion of the shares to be delivered pursuant to an Award. Notwithstanding the preceding provisions of this Section 16(a), withholding taxes may be based on rates in excess of the minimum required tax withholding rates if the Administrator (i) determines that such withholding would not result in adverse accounting, tax or other consequences to the Company or any Affiliate (other than immaterial administrative reporting or similar consequences) and (ii) authorizes withholding at such greater rates.

(b)

If the Participant makes a disposition, within the meaning of section 424(c) of the Code and regulations promulgated thereunder, of any Share or Shares issued to such Participant pursuant to such Participant’s exercise of an Incentive Stock Option, and such disposition occurs within the two-year period commencing on the day after the date of grant

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ANNEX C

or within the one-year period commencing on the day after the date of exercise, such Participant shall, within ten (10) days of such disposition, notify the Company (or Subsidiary or Affiliate, as the case may be) thereof and thereafter immediately deliver to the Company (or Subsidiary or Affiliate, as the case may be) any amount of federal, state or local income taxes and other amounts which the Company (or Subsidiary or Affiliate, as the case may be) informs the Participant the Company (or Subsidiary or Affiliate, as the case may be) is required to withhold.

Section 17.    General Provisions.

(a)

Shares shall not be issued pursuant to the exercise of any Award granted hereunder unless the exercise of such Award and the issuance and delivery of such Shares pursuant thereto shall comply with all relevant provisions of law, including, without limitation, the Securities Act of 1933, as amended, the Exchange Act and the requirements of any stock exchange upon which the Common Shares may then be listed, and shall be further subject to the approval of counsel for the Company with respect to such compliance. The Company shall be under no obligation to effect the registration pursuant to the Securities Act of 1933, as amended, of any interests in the Plan or any Common Shares to be issued hereunder or to effect similar compliance under any state laws.

(b)

All certificates for Shares delivered under the Plan shall be subject to such stock-transfer orders and other restrictions as the Administrator may deem advisable under the rules, regulations, and other requirements of the Securities and Exchange Commission, any stock exchange upon which the Common Shares may then be listed, and any applicable federal or state securities law, and the Administrator may cause a legend or legends to be placed on any such certificates to make appropriate reference to such restrictions. The Administrator may require, as a condition of the issuance and delivery of certificates evidencing Shares pursuant to the terms hereof, that the recipient of such Shares make such agreements and representations as the Administrator, in its sole discretion, deems necessary or desirable.

(c)

Nothing contained in the Plan shall prevent the Board from adopting other or additional compensation arrangements, subject to shareholder approval, if such approval is required; and such arrangements may be either generally applicable or applicable only in specific cases. The adoption of the Plan shall not confer upon any Eligible Recipient any right to continued employment or service with the Company or any Subsidiary or Affiliate, as the case may be, nor shall it interfere in any way with the right of the Company or any Subsidiary or Affiliate to terminate the employment or service of an Eligible Recipient at any time.

(d)

No fractional Common Shares shall be issued or delivered pursuant to the Plan. The Administrator shall determine whether cash, other Awards, or other property shall be issued or paid in lieu of such fractional shares or whether such fractional shares or any rights thereto shall be forfeited or otherwise eliminated.

(e)

If any provision of the Plan is held to be invalid or unenforceable, the other provisions of the Plan shall not be affected, but shall be applied as if the invalid or unenforceable provision had not been included in the Plan.

(f)	The Plan and all Awards shall be governed by the laws of the State of Delaware without regard to its principles of conflict of laws.

(g)

Awards may be granted under the Plan from time to time in substitution for awards held by employees, directors or service providers of other corporations who are about to become employees of the Company or a Subsidiary or Affiliate as the result of a merger or consolidation of the employing corporation with the Company or Subsidiary or Affiliate, or the acquisition by the Company or a Subsidiary or Affiliate of the assets of the employing corporation, or the acquisition by the Company or a Subsidiary or Affiliate of the shares of the employing corporation, as the result of which it becomes a Subsidiary or Affiliate under the Plan. The terms and conditions of the Awards so granted may vary from the terms and conditions set forth in the Plan at the time of such grant as the Administrator may deem appropriate to conform, in whole or in part, to the provisions of the awards in substitution for which they are made.

(h)	Section 409A.

(i)

The Plan is intended to comply with section 409A of the Code and the Treasury regulations promulgated thereunder, including the exemption for short-term deferrals, and it shall be construed, interpreted and administered in accordance with such intent. The Company makes no representations that the Plan, the administration of the Plan, or the amounts payable hereunder comply with, or are exempt from, section 409A of the Code and the Company undertakes no obligation to ensure such compliance or exemption. If an operational failure occurs with respect to the section 409A of the Code, any affected Participant shall fully cooperate with the Company to correct the failure, to the extent possible, in accordance with any correction procedure established by the Secretary of the Treasury.

(ii)

For purposes of section 409A of the Code and unless otherwise expressly provided in an Award Agreement, each payment made under the Plan and the Award Agreement shall be considered as a “separate payment” within the meaning of section 409A of the Code.

2021 Proxy Statement	C-11

ANNEX C

(iii)

In the event that the Termination of a Participant would affect the timing of the payment of any Award that provides for the “deferral of compensation” under section 409A of the Code and the Treasury regulations promulgated thereunder, unless otherwise provided in the Award Agreement, “Termination” shall mean, but only for purposes of determining the timing of such payment (and not for any other purposes, such as the determination of the occurrence of a forfeiture), a “separation from service” within the meaning of Treasury regulation section 1.409A-1(h).

(iv)

In the event any one or more amounts payable under any Award (whether in cash, Shares or otherwise) constitute a “deferral of compensation” and become payable on account of the “separation from service” (within the meaning of Treasury regulation section 1.409A-1(h)) of a Participant who as of the date of such separation from service is a “specified employee” (as defined in Treasury regulation section 1.409A-1(i)), such amounts shall not be paid to the Participant (or his or her beneficiary, if applicable) before the earlier of (i) the first day of the seventh calendar month beginning after the date of the Participant’s separation from service or (ii) the date of the Participant’s death following such separation from service. Where there is more than one such amount, each shall be considered a separate payment and all such amounts that would otherwise be payable prior to the date specified in the preceding sentence shall be accumulated (without interest) and paid together on the date specified in the preceding sentence. The purpose of this Section 17(h)(iv) is to comply with Treasury regulation section 1.409A-3(i)(2), and its provisions, including the quoted terms, shall be interpreted and administered in accordance with the applicable Treasury regulations.

Section 18.    Shareholder Approval; Effective Date of Plan.

The Plan shall be effective as of the date of its approval by the Company’s shareholders (the “Effective Date”).

Section 19.    Term of Plan.

This amended and restated Plan was adopted by the Board on April 20, 2020, and is subject to approval by the Company’s shareholders at the 2020 annual meeting of the Company’s shareholders. If this amendment and restatement is not so approved by the shareholders, then this amendment and restatement shall be void ab initio, and the Prior Plan shall continue in effect as if this amendment and restatement had not occurred, and any awards previously granted under the Prior Plan shall continue in effect under the terms of the grant and the Prior Plan; provided, that thereafter awards may continue to be granted pursuant to the terms of the Prior Plan, as in effect prior to this amendment and restatement and as may be otherwise amended thereafter. This amended and restated Plan shall become effective on the Effective Date if it is approved on such date by the Company’s shareholders.

No Award shall be granted pursuant to the Plan on or after June 2, 2026, the tenth anniversary of the date the Prior Plan was approved by the Company’s shareholders, but Awards theretofore granted may extend beyond that date.

C-12	2021 Proxy Statement

NABORS INDUSTRIES LTD. C/O PROXY SERVICES P.O. BOX 9142 FARMINGDALE, NY 11735

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Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Daylight Time the day before the cut-off date or meeting date. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

D43470-P50188	KEEP THIS PORTION FOR YOUR RECORDS

— — — — — — — — — — — — —  — — — — — — — — — — — — — — — — — — — —  — — — — — — — — — — — — — — — — — — — —  — — — — — — — — —

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.	DETACH AND RETURN THIS PORTION ONLY

NABORS INDUSTRIES LTD.					For	Withhold	For All	To withhold authority to vote for any individual
The Board of Directors recommends you vote FOR the following:					All	All	Except	nominee(s), mark “For All Except” and write the number(s) of the nominee(s) on the line below.

1.	ELECTION OF DIRECTORS				☐	☐	☐
Nominees:
	01)	Tanya S. Beder	05)	Michael C. Linn
	02)	Anthony R. Chase	06)	Anthony G. Petrello
	03)	James R. Crane	07)	John Yearwood
	04)	John P. Kotts

The Board of Directors recommends you vote FOR proposals 2, 3 and 4.										For	Against	Abstain

2.	Proposal to appoint PricewaterhouseCoopers LLP as independent auditor and to authorize the Audit Committee of the Board of Directors to set the independent auditor’s remuneration.									☐	☐	☐

3.	Advisory Say-on-Pay vote regarding the compensation paid by the Company to its named executive officers as disclosed in the Proxy Statement.									☐	☐	☐

4.	Approval of Amendment No.1 to the Amended and Restated Nabors Industries Ltd. 2016 Stock Plan.									☐	☐	☐

NOTE: The proxies are authorized to vote, in their discretion, upon any other matters that may properly come before the meeting or any adjournments thereof. The shares represented by this proxy when properly executed will be voted in the manner directed herein by the undersigned shareholder(s). If no direction is made, this proxy will be voted FOR the election of the nominees for the Board of Directors listed under proposal 1 and FOR proposals 2, 3 and 4. If any other matters properly come before the meeting the person named in this proxy will vote in their discretion.

					Yes	No

Please indicate if you plan to attend this meeting.					☐	☐

Please sign your name exactly as it appears hereon. When signing as attorney, executor, administrator, trustee or guardian, please add your title as such. When signing as joint tenants, all parties in the joint tenancy must sign. If a signer is a corporation, please sign in full corporate name by duly authorized officer.

Signature [PLEASE SIGN WITHIN BOX]				Date				Signature (Joint Owners)	Date

Meeting Information

2021 Annual General Meeting of Shareholders

June 1, 2021 at 10:00 a.m. CDT at

The Offices of Nabors Corporate Services, Inc.

515 West Greens Road

Houston, Texas 77067

Important Notice Regarding the Availability of Proxy Materials for the Annual General Meeting:

The Notice and Proxy Statement and Annual Report are available at www.proxyvote.com.

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D43471-P50188

NABORS INDUSTRIES LTD.

ANNUAL GENERAL MEETING OF SHAREHOLDERS

THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS

The shareholder(s) hereby appoint(s) Anthony G. Petrello, Mark D. Andrews, and William J. Restrepo, or any of them, as proxies, each with the power to appoint his substitute, and hereby authorize(s) them to represent and to vote, as designated on the reverse side of this ballot, all of the Common Shares of Nabors Industries Ltd. that the shareholder(s) is/are entitled to vote at the Annual General Meeting of Shareholders to be held at 10:00 AM, Central Daylight Time on June 1, 2021, at the offices of Nabors Corporate Services, Inc., 515 W. Greens Rd., Houston, TX 77067, and any adjournment or postponement thereof.

THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED AS DIRECTED BY THE SHAREHOLDER(S). IF NO SUCH DIRECTIONS ARE MADE, THIS PROXY WILL BE VOTED FOR THE ELECTION OF THE NOMINEES FOR THE BOARD OF DIRECTORS LISTED ON THE REVERSE SIDE UNDER PROPOSAL 1, AND FOR PROPOSALS 2, 3 AND 4.

CONTINUED AND TO BE SIGNED ON REVERSE SIDE